Exhibit 10.1

FCR 2026-FL1 ISSUER LLC,
as Issuer

FCR CRE HOLDCO LLC,
as Advancing Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Note Administrator

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Custodian

INDENTURE

Dated as of August 28, 2026

TABLE OF CONTENTS

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-ii-

-iii-

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SCHEDULES

Schedule A Schedule of Collateral Interests

Schedule B Benchmark

Schedule C List of Authorized Officers of Collateral Manager

EXHIBITS

Exhibit A-1 Form of Offered Notes (Global Note)

Exhibit A-2 Form of Offered Notes (Definitive Note)

Exhibit A-3 Form of Income Note (Definitive Note)

Exhibit B-1 Form of Transfer Certificate – Regulation S Global Note

Exhibit B-2 Form of Transfer Certificate – Rule 144A Global Note

Exhibit B-3 Form of Transfer Certificate –Definitive Note

Exhibit C Form of Custodian Post-Closing Certification

Exhibit D Form of Request for Release

Exhibit E Form of NRSRO Certification

Exhibit F-1 Form of Investor Certification (for Non-Borrower Affiliates)

Exhibit F-2 Form of Investor Certification (for Borrower Affiliates)

Exhibit G Form of Online Market Data Provider Certification

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Exhibit H Form of Purchaser Certificate for Class F Notes, Class G Notes and Income Notes

Exhibit I Form of Note Administrator’s Monthly Report

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INDENTURE, dated as of August 28, 2026, by and between FCR 2026-FL1 ISSUER LLC, a Delaware limited liability company (the “Issuer”), FCR CRE HOLDCO LLC (“FCR Holdco”), a Delaware limited liability company, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, securities intermediary, notes registrar and backup advancing agent (in all of the foregoing capacities, together with its permitted successors and assigns, the “Note Administrator”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as custodian (herein, together with its permitted successors and assigns in the trusts hereunder, the “Custodian”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Note Administrator, in all of its capacities hereunder, the Custodian, the Trustee and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising out of (in each case, to the extent of the Issuer’s interest therein):

(a) the Closing Date Collateral Interests and all payments thereon or with respect thereto, and any Collateral Interests acquired by the Issuer after the Closing Date in accordance with the terms hereto, and all payments thereon or with respect thereto, in each case, other than Retained Interests, if any, under, and as defined in, the applicable Collateral Interest Purchase Agreement;

(b) the Servicing Accounts, the Indenture Accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts;

(c) the Eligible Investments purchased from deposits in certain accounts;

(d) the rights of the Issuer under the Collateral Management Agreement, any Collateral Interest Purchase Agreement and the Servicing Agreement;

(e) all amounts delivered to the Note Administrator (or its bailee) (directly or through a securities intermediary);

(f) all other investment property, instruments and general intangibles in which the Issuer has an interest;

(g) the Issuer’s ownership interest in, and rights to, all Issuer Subsidiaries; and

(h) all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h) is referred to herein as the “Collateral.” Such Grants are made to secure the Secured Notes equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Secured Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Collateral Interest” or “Eligible Investment,” as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Collateral held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

Notwithstanding anything in this Indenture to the contrary, for all purposes hereunder, no holder of Income Notes shall be a secured party for purposes of the Grant by virtue of holding such Notes.

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.12(a) hereof.

“17g-5 Information Provider”: The meaning specified in Section 14.12(a) hereof.

“17g-5 Website”: A password-protected internet website maintained by the 17g-5 Information Provider, which shall initially be located at www.ctslink.com, under the “NRSRO” tab for this transaction. Any change of the 17g-5 Website shall only occur after notice has been delivered by the 17g-5 Information Provider to the Issuer, the Note Administrator, the Trustee, the Collateral Manager, the Placement Agents and the Rating Agencies, which notice shall set forth the date of change and new location of the 17g-5 Website.

“1940 Act”: Investment Company Act of 1940, as amended.

“A Note”: With respect to a Mortgage Loan, a promissory note that is senior to, or pari passu with, each other promissory note evidencing such Mortgage Loan.

“Accepted Loan Servicer”: Any commercial mortgage loan master or primary servicer that (i) is engaged in the business of servicing commercial mortgage loans (with a minimum servicing portfolio of U.S.$100,000,000) that are comparable to the Collateral Interests owned or to be owned by the Issuer, (ii) has acted as servicer or special servicer, as the case may be, for a commercial mortgage-backed securities transaction rated by Moody’s in the past 12 months and as to which Moody’s has not, in the past 12 months, cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination and (iii) has acted as servicer or special servicer, as the case may be, for a commercial mortgage-backed securities transaction rated by KBRA within the past 12 months and as to which KBRA has not, in the past 12 months, cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by KBRA in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination.

“Access Termination Notice”: The meaning specified in the Future Funding Agreement.

“Account”: Any of the Servicing Accounts and the Indenture Accounts.

“Accountants’ Report”: A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer, which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Servicer.

“Acquisition Criteria”: The meaning specified in Section 12.2(a) hereof.

“Act” or “Act of Noteholders”: The meaning specified in Section 14.2 hereof.

“Advance Rate”: The meaning specified in the Servicing Agreement.

“Advancing Agent”: FCR CRE Holdco LLC, a Delaware limited liability company, solely in its capacity as advancing agent hereunder, unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advancing Agent Fee”: The fee payable monthly in arrears on each Payment Date to the Advancing Agent, Backup Advancing Agent or Trustee, as applicable, in accordance with the Priority of Payments, equal to the product of (i) 0.001%, (ii) 1/12 and (iii) the Aggregate Outstanding Amount of the Current Pay Notes as of the first day of the related Interest Accrual Period, on such Payment Date prior to giving effect to distributions with respect to such Payment Date; which fee is hereby waived by the Advancing Agent for so long as (i) the Advancing Agent is FCR Holdco or any of its Affiliates and (ii) FCR Holdco directly or indirectly owns all of the Income Notes.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The Note Administrator, the Servicer and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Agent Members”: Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

“Aggregate Collateral Interest Cut-off Date Balance”: $900,000,000.

“Aggregate Outstanding Amount”: With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination plus any Deferred Interest, if applicable, on such Class.

“Aggregate Outstanding Portfolio Balance”: On any date of determination, the sum (without duplication) of: (a) the Aggregate Principal Balance of the Collateral Interests; (b) the aggregate of all Principal Proceeds held as Cash and Eligible Investments; and (c) all Cash and Eligible Investments held in the Reinvestment Account.

“Aggregate Principal Balance”: When used with respect to any Collateral Interests as of any date of determination, the sum of the Principal Balances on such date of determination of all such Collateral Interests.

“Applicable KBRA Eligible Investment Rating”: (A) In the case of Eligible Investments with maturities of 90 days or less, the short-term debt obligations of which are rated at least “K3” by KBRA, or the long-term debt obligations of which are rated at least “BBB” by KBRA, (B) in the case of Eligible Investments with maturities greater than 90 days but not greater than 365 days, the short-term debt obligations of which are rated at least “K1” by KBRA, or the long-term debt obligations of which are rated at least “A-” by KBRA, and (C) in the case of Eligible Investments with maturities greater than 365 days, the long-term debt obligations of which are rated at least “AAA” by KBRA, or, if not then rated by KBRA, an equivalent or higher rating by two other NRSROs (which may include Moody’s).

“Appraisal”: The meaning specified in the Servicing Agreement.

“Appraisal Reduction Amount”: The meaning specified in the Servicing Agreement.

“Article 15 Agreement”: The meaning specified in Section 15.1(a) hereof.

“As-Stabilized LTV”: With respect to any Collateral Interest, the ratio, expressed as a percentage, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of the Principal Balance of such Collateral Interest to the value estimate of the related Mortgaged Property as reflected in an appraisal that was obtained not more than twelve (12) months prior to the date of determination (or, if originated by a Seller or an Affiliate thereof, not more than three (3) months prior to the date of origination), which value is based on the appraisal or portion of an appraisal that states an “as-stabilized” value and/or “as-renovated” value for such property, which may be based on the assumption that certain events will occur, including without limitation, with respect to the re-tenanting, renovation or other repositioning of such property and, may be based on the capitalization rate reflected in such appraisal; provided, further, that if the appraisal was not obtained within three (3) months prior to the date of determination, the Collateral Manager may adjust such capitalization rate in its reasonable good faith judgment executed in accordance with the Collateral Management Standard. In determining As-Stabilized LTV for any Collateral Interest that is a Participation, the calculation of As-Stabilized LTV shall take into account the Principal Balance of the Collateral Interest and any related Companion Participations (assuming, for this purpose, that such Companion Participations are fully funded) that are senior or pari passu in right to the Collateral Interest but not any Companion Participations that are junior in right to the Collateral Interest. In determining the As-Stabilized LTV for any Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the As-Stabilized LTV shall be calculated with respect to the cross-collateralized group in the aggregate.

“Auction Call Redemption”: The meaning specified in Section 9.1(d) hereof.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Note Administrator to authenticate such Notes on behalf of the Note Administrator pursuant to Section 2.12 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer (or attorney-in-fact appointed by the Issuer) who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Servicer or the Special Servicer, a “Responsible Officer” of the Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement. With respect to the Collateral Manager, the persons listed on Schedule C hereto. With respect to the Note Administrator or the Trustee or any other bank or trust company acting as trustee of an express trust, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Liquidity”: The meaning specified in the Servicing Agreement.

“B Note”: With respect to a Mortgage Loan, a promissory note that is junior to one or more other promissory notes evidencing such Mortgage Loan.

“Backup Advancing Agent”: The Note Administrator, solely in its capacity as Backup Advancing Agent hereunder and under the Servicing Agreement, or any successor Backup Advancing Agent (other than the Trustee acting as successor backup advancing agent pursuant to Section 10.7); provided that any such successor Backup Advancing Agent must be a financial institution having a long-term unsecured debt rating at least equal to “A2” by Moody’s and a short-term unsecured debt rating from Moody’s at least equal to “P‑1”.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Benchmark”: The reference rate used to determine the rate at which interest shall accrue on a Class of Notes, which (1) initially shall be Term SOFR and (2) from and after the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date with respect to the then-current Benchmark, shall be the applicable Benchmark Replacement.

“Benchmark Determination Date”: With respect to any Interest Accrual Period, (1) if the Benchmark is Term SOFR, the second SOFR Business Day preceding the first day of such Interest Accrual Period and (2) if the Benchmark is not Term SOFR, the time determined by the Designated Transaction Representative in the Benchmark Replacement Conforming Changes.

“Benchmark Replacement”: The first alternative set forth in the order below that the Designated Transaction Representative determines is able to be implemented as of the related Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected, endorsed or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment, if any; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Designated Transaction Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated securitizations at such time and (b) the Benchmark Replacement Adjustment. Notwithstanding the foregoing, in no event may the Benchmark Replacement be less than zero.

“Benchmark Replacement Adjustment”: With respect to any Benchmark Replacement, the first alternative set forth in the order below that the Designated Transaction Representative determines is able to be implemented with respect to such Benchmark Replacement as of the related Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representative giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes to this Indenture (including, but not limited to, changes to the definition of “Interest Accrual Period,” setting an applicable Benchmark Determination Date and Reference Time, the timing and frequency of determining rates, the method for determining the Benchmark Replacement and other administrative matters, which may, for the avoidance of doubt, have a material economic impact on the Notes) that the Designated Transaction Representative decides may be appropriate to reflect the adoption of such Benchmark or Benchmark Replacement, as applicable, in a manner substantially consistent with market practice (or, if the Designated Transaction Representative decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representative determines that no market practice for use of the Benchmark or Benchmark Replacement, as applicable, exists, in such other manner as the Designated Transaction Representative determines is reasonably necessary).

“Benchmark Replacement Date”: With respect to any Benchmark and any related Benchmark Transition Event, the earliest to occur of the following events:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the earlier of (x) the later of (a) the 60th calendar day following the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark and (y) the date selected by the Collateral Manager, in its sole discretion, to be an appropriate Benchmark Replacement Date based on market practice; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information;

provided, however, that on or after the 60th day preceding the date on which such Benchmark Replacement Date would otherwise occur (if applicable), the Designated Transaction Representative may give written notice to the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Calculation Agent (if different from the Note Administrator), the Servicer, the Special Servicer, the Collateral Manager and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Website) in which the Designated Transaction Representative designates an earlier date (but not earlier than the 30th day following such notice) and represents that such earlier date will facilitate an orderly transition of the transaction to the Benchmark Replacement, in which case such earlier date shall be the Benchmark Replacement Date; and provided, further, however, that notwithstanding the specification or occurrence of a Benchmark Replacement Date, the then-current Benchmark will remain in effect until a Benchmark Replacement has been designated and implemented in accordance with the provisions of this Indenture.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a written public statement or publication of information by or on behalf of the administrator of the Benchmark, before or after the Closing Date, officially announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a written public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, occurring (in any case) before or after the Closing Date, which officially states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of the Benchmark officially announcing that the Benchmark is no longer representative.

“Benefit Plan Investor”: Any (A) “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (B) “plan” (including, without limitation, an individual retirement account or a “Keogh” plan) described in Section 4975 of the Code that is subject to Section 4975 of the Code, or (C) entity whose underlying assets include “plan assets” under the Plan Assets Regulation by reason of such plan’s investment in such entity.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer.

“Borrower Party”: With respect to any Mortgage Loan, a borrower, an affiliate of a borrower or an agent or an investment advisor to, any borrower or affiliate of a borrower.

“Business Day”: Any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, the State of North Carolina, the Servicer’s or the Special Servicer’s primary place of business, or the location of the Corporate Trust Office of the Note Administrator or the Trustee, or (iii) a day when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Calculation Agent”: The meaning specified in Section 7.14(a) hereof.

“Calculation Amount”: With respect to (i) any Collateral Interest that is a Modified Collateral Interest, the Principal Balance of such Collateral Interest, minus any related Appraisal Reduction Amounts; and (ii) any Defaulted Collateral Interest or Collateral Interest with respect to which the related Mortgaged Property has become an REO Property, the lowest of (a) the applicable Moody’s Recovery Rate of such Collateral Interest multiplied by the Principal Balance of such Collateral Interest, (b) the market value of such Collateral Interest as determined by the Collateral Manager in accordance with the Collateral Management Standard based upon, among other things, a recent appraisal (or Updated Appraisal) and information from one or more third party commercial real estate brokers and such other information as the Collateral Manager deems appropriate and (c) the Principal Balance of such Collateral Interest, minus any applicable Appraisal Reduction Amount.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”: The meaning specified in Section 2.1 hereof.

“Certificated Security”: A “certificated security” as defined in Section 8‑102(a)(4) of the UCC.

“Class”: Each of the classes comprised of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes.

“Class A Defaulted Interest”: With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class A Rate.

“Class A Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A Rate.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class A Rate”: With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 1.50% plus (c) on and after the Payment Date in July 2031, 0.25%.

“Class A-S Defaulted Interest”: With respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A-S Notes on account of any shortfalls in the payment of the Class A-S Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class A-S Rate.

“Class A-S Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A-S Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A-S Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A-S Rate.

“Class A-S Notes”: The Class A-S Second Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class A-S Rate”: With respect to any Class A-S Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 1.70% plus (c) on and after the Payment Date in August 2031, 0.25%.

“Class B Defaulted Interest”: With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class B Rate.

“Class B Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Rate.

“Class B Notes”: The Class B Third Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class B Rate”: With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 2.00% plus (c) on and after the Payment Date in October 2031, 0.50%.

“Class C Defaulted Interest”: With respect to the Class C Notes as of each Payment Date for which no Class A, Class A-S or Class B Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class C Rate.

“Class C Deferred Interest”: So long as any Class A Notes, Class A-S Notes or Class B Notes are Outstanding, any interest due on the Class C Notes that is not paid pursuant to the Priority of Payments on any Payment Date.

“Class C Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Rate.

“Class C Notes”: The Class C Fourth Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class C Rate”: With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 2.35% plus (c) on and after the Payment Date in March 2032, 0.50%.

“Class D Defaulted Interest”: With respect to the Class D Notes as of each Payment Date for which no Class A, Class A-S, Class B or Class C Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class D Notes on account of any shortfalls in the payment of the Class D Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class D Rate.

“Class D Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are Outstanding, any interest due on the Class D Notes that is not paid pursuant to the Priority of Payments on any Payment Date.

“Class D Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class D Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class D Rate.

“Class D Notes”: The Class D Fifth Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class D Rate”: With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 2.75% plus (c) on and after the Payment Date in March 2032, 0.50%.

“Class E Defaulted Interest”: With respect to the Class E Notes as of each Payment Date for which no Class A, Class A-S, Class B, Class C or Class D Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class E Notes on account of any shortfalls in the payment of the Class E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class E Rate.

“Class E Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any interest due on the Class E Notes that is not paid pursuant to the Priority of Payments on any Payment Date.

“Class E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class E Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class E Rate.

“Class E Notes”: The Class E Sixth Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class E Rate”: With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 3.70% plus (c) on and after the Payment Date in March 2032, 0.50%.

“Class F Defaulted Interest”: With respect to the Class F Notes as of each Payment Date for which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or

Class E Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class F Notes on account of any shortfalls in the payment of the Class F Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class F Rate.

“Class F Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any interest due on the Class F Notes that is not paid pursuant to the Priority of Payments on any Payment Date.

“Class F Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class F Rate.

“Class F Notes”: The Class F Seventh Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class F Rate”: With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 4.70%.

“Class G Defaulted Interest”: With respect to the Class G Notes as of each Payment Date for which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class G Notes on account of any shortfalls in the payment of the Class G Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class G Rate.

“Class G Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class G Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class G Notes immediately prior to such Payment Date, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class G Rate.

“Class G Notes”: The Class G Eighth Priority Secured Floating Rate Notes Due 2043, issued by the Issuer pursuant to this Indenture.

“Class G Rate”: With respect to any Class G Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) the Benchmark for the related Interest Accrual Period plus (b) 5.70%.

“Class P Component”: The meaning specified in Section 2.17(a) hereof.

“Class P Component Note Balance”: The meaning specified in Section 2.17(a) hereof.

“Class X Component”: The meaning specified in Section 2.17(a) hereof.

“Class X Component Reference Balance”: The meaning specified in Section 2.17(a) hereof.

“Class R Component”: The meaning specified in Section 2.17(a) hereof.

“Clean-up Call”: The meaning specified in Section 9.1 hereof.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: August 28, 2026.

“Closing Date Collateral Interests”: The Collateral Interests acquired by the Issuer on the Closing Date, which are listed in the “Closing Date Collateral Interests” table on Schedule A attached hereto.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

“Collateral”: The meaning specified in the first paragraph of the Granting Clause of this Indenture.

“Collateral Interest” and “Collateral Interests”: Any Mortgage Loan or Senior Participation acquired by the Issuer in accordance with the provisions of this Indenture.

“Collateral Interest File”: The meaning set forth in Section 3.3(e) hereof.

“Collateral Interest Purchase Agreement”: The Collateral Interest purchase agreement entered into between the Issuer and the Initial Sellers on or about the Closing Date, as amended from time to time, which agreement is assigned to the Trustee on behalf of the Issuer pursuant to this Indenture.

“Collateral Management Standard”: The meaning specified in the Collateral Management Agreement.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, between FCR 2026-FL1 CM LLC, as the collateral manager, and the Issuer, as the same may be amended and supplemented from time to time.

“Collateral Management Fee”: The meaning specified in the Collateral Management Agreement.

“Collateral Management Fee Shortfall Amount”: The meaning specified in the Collateral Management Agreement.

“Collateral Manager”: FCR 2026-FL1 CM LLC, a Delaware limited liability company, together with its permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Notes”: Any Notes owned by the Collateral Manager, an affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an affiliate thereof or for which the Collateral Manager or an affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an affiliate thereof exercises discretionary control thereover.

“Collection Account”: The meaning specified in the Servicing Agreement.

“Companion Participation”: With respect to any Participation held by the Issuer, each other Participation in the related Participated Loan not held by the Issuer as part of the Collateral

“Company Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer or any Issuer Subsidiary (including legal fees and expenses) to (i) the Note Administrator, the Custodian, the Securities Intermediary and the Trustee pursuant to this Indenture and Transaction Documents or any co‑trustee appointed pursuant to Section 6.12 hereof (including amounts payable by the Issuer as indemnification pursuant to this Indenture and Transaction Documents), (ii) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer), and any registered office and government filing fees, in each case, payable in the order in which invoices are received by the Issuer, (iii) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Offered Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Collateral Interests, (iv) the Advancing Agent or other Persons as indemnification pursuant Section 16.3, (v) the Servicer or the Special Servicer as indemnification or reimbursement of expenses pursuant to the Servicing Agreement, (vi) the Collateral Manager under this Indenture and the Collateral Management Agreement (including other persons, as indemnification pursuant to the Collateral Management Agreement), (vii) the CREFC® Intellectual Property Royalty License Fee, (viii) any other Person in respect of any governmental fee, charge or tax (including any FATCA compliance costs) in relation to the Issuer (in each case as certified by an Authorized Officer of the Issuer to the Note Administrator), in each case, payable in the order in which invoices are received by the Issuer, (ix) each EU Reporting Administrator, pursuant to its agreement with the Issuer in respect of the EU Transparency Requirements, (j) each of FCR and the Note Administrator, in reimbursement of costs incurred in performing their respective obligations under the Servicing Agreement in connection with the Issuer’s obligations in respect of the EU Transparency Requirements, (x) each member of the Advisory Committee (including amounts payable as indemnification) under each agreements among such Advisory Committee member, the Collateral Manager and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement), (xi) the Designated Transaction Representative pursuant to this Indenture and (xii) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture and Transaction Documents (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services, and any expenses relating to a completed or contemplated Refinancing) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Collateral Interests or any other transaction authorized by this Indenture), in each case, payable in the order in which invoices are received by the Issuer; provided that Company Administrative Expenses shall not include amounts payable in respect of the Notes or amounts payable to the Servicer or Special Servicer netted from the definition of “Interest Proceeds” herein.

“Controlling Class”: The Class A Notes, so long as any Class A Notes are Outstanding, then the Class A-S Notes, so long as any Class A-S Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding, then the Class F Notes, so long as any Class F Notes are Outstanding, and then the Class G Notes, so long as any Class G Notes are Outstanding.

“Corporate Trust Office”: The designated corporate trust office of the Trustee and Note Administrator, currently located at: (a) for Note transfer purposes and presentment of the Notes for final payment thereon, 1505 Energy Park Drive, St. Paul, MN 55108, Attn: Note Transfers– FCR 2026-FL1; (b) for the delivery of the Loan Documents, 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attn: FCR 2026-FL1; (c) with respect to the Trustee, 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee FCR 2026-FL1 and (d) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Computer Share Corporate Trust – FCR 2026-FL1 Issuer LLC, or such other address as the Note Administrator, the Custodian or Trustee, as applicable, may designate from time to time by notice to the Noteholders, the Collateral Manager, the 17g-5 Information Provider and the parties hereto.

“Corresponding Tenor”: With respect to a Benchmark Replacement, a tenor or observation period, as applicable, having approximately the same length (disregarding business day adjustment) as the applicable tenor or observation period for the then-current Benchmark.

“Credit Risk/Defaulted Collateral Interest Cash Purchase”: The meaning specified in Section 12.1(b) hereof.

“Credit Risk/Defaulted Collateral Interest Exchange”: The meaning specified in 12.1(d) hereof.

“Credit Risk Collateral Interest”: Any Collateral Interest that, in the Collateral Manager’s reasonable business judgment, has a significant risk of becoming a Defaulted Collateral Interest in the foreseeable future.

“CREFC® CRE CLO Collateral Manager Data Report”: The reporting package substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® CRE CLO Collateral Manager Data Report” available as of the Closing Date on the CREFC® Website (as defined in the Servicing Agreement), or such other final form for the presentation of such information and containing such information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally with respect to collateral manager reporting; provided that, to the extent that such other form contemplates additional information, such other form must be reasonably acceptable to the Collateral Manager.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Collateral Interest and for any Payment Date, an amount accrued during the related Interest Accrual (on an Actual/360 basis) Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Collateral Interest as of the close of business on the Determination Date in such Interest Accrual Period. Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Collateral Interest is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Collateral Interest, a rate equal to 0.0005% per annum.

“Current Pay Notes”: The Class A, Class A-S and Class B Notes.

“Custodial Account”: An account at the Securities Intermediary established pursuant to Section 10.1(b) hereof.

“Custodian”: The meaning specified in Section 3.3(a) hereof.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest”: The Class A Defaulted Interest, the Class A-S Defaulted Interest, the Class B Defaulted Interest, the Class C Defaulted Interest, the Class D Defaulted Interest, the Class E Defaulted Interest, the Class F Defaulted Interest and/or the Class G Defaulted Interest, as the context requires.

“Defaulted Collateral Interest”: The meaning specified in the Servicing Agreement.

“Deferred Interest”: The meaning specified in Section 2.7(a).

“Deferred Interest Notes”: The Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes to the extent such Class is not the most senior Class Outstanding.

“Definitive Notes”: The meaning specified in Section 2.2(b) hereof.

“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Designated Transaction Representative”: The Collateral Manager or such other person appointed by the Collateral Manager in connection with the Benchmark replacement process.

“Determination Date”: The 11th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2026.

“Disqualified Transferee”: The meaning specified in Section 2.5(l) hereof.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Collateral and the dissolution of the Issuer, as reasonably certified by the Issuer (or the Collateral Manager on its behalf), based in part on expenses incurred by the Note Administrator, the Custodian, the Securities Intermediary and the Trustee and reported to the Collateral Manager.

“Dollar,” “U.S.$” or “$”: A U.S. dollar or other equivalent unit in Cash.

“Due Period”: With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Eligibility Criteria”: The criteria set forth below, which if satisfied with respect to a loan or participation at the time it is purchased or at the time the Issuer entered into an irrevocable binding commitment to purchase (in both cases, after giving effect to such purchase), as evidenced by an Officer’s Certificate of the Issuer (or the Collateral Manager on its behalf) delivered to the Trustee and the Note Administrator as of the date of such acquisition or binding commitment, will make such loan or participation eligible for purchase by the Issuer as a Collateral Interest:

(i) it is a whole loan, a trust certificate representing a 100% beneficial interest in a whole loan, or a Senior Participation in a whole loan, that is secured by a Multifamily Property (including any Student Housing Property), Industrial Property, Hospitality Property, Retail Property or Mixed Use Property;

(ii) (A) the aggregate Principal Balance of the Collateral Interests secured by properties that are of the following types are subject to limitations as follows:

(a) Industrial Properties does not exceed 40.0% of the Aggregate Outstanding Portfolio Balance,

(b) Hospitality Properties does not exceed 20.0% of the Aggregate Outstanding Portfolio Balance,

(c) Retail Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance,

(d) Student Housing Properties does not exceed 5.0% of the Aggregate Outstanding Portfolio Balance and

(e) Mixed Use Properties does not exceed 5.0% of the Aggregate Outstanding Portfolio Balance (it being understood that, for all purposes of this clause (ii)(A), no concentration limitation will apply with respect to Multifamily Properties, other than Student Housing Properties),

(B) the sum of the aggregate Principal Balance of the Collateral Interests that are secured by Multifamily Properties (excluding Student Housing Properties), the aggregate Principal Balance of Cash and Eligible Investments held as Principal Proceeds and the aggregate Principal Balance of Cash and Eligible Investments held in the Reinvestment Account is not less than 55.0% of the Aggregate Outstanding Portfolio Balance; and

(C) the sum of the aggregate Principal Balance of the Collateral Interests that are secured by Multifamily Properties (excluding Student Housing Properties) and Industrial Properties, the aggregate Principal Balance of Cash and Eligible Investments held as Principal Proceeds and the aggregate Principal Balance of Cash and Eligible Investments held in the Reinvestment Account is not less than 65.0% of the Aggregate Outstanding Portfolio Balance;

(iii) the obligor is incorporated or organized under the laws of, and the Collateral Interest is secured by property located in, the United States;

(iv) it provides for monthly payments of interest at a floating rate based on one-month Term SOFR (or a successor benchmark rate);

(v) it has a Moody’s Rating;

(vi) it has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of such Collateral Interest, that is not more than five (5) years from the date of acquisition of such Collateral Interest (which, in the case of newly originated loans, will be calculated without regard to the initial stub interest period);

(vii) except with respect to any Funded Companion Participation related to a Closing Date Collateral Interest, the related Mortgage Loan has an origination date no earlier than January 1, 2025;

(viii) it is not an Equity Interest;

(ix) it is not a ground-up construction loan:

(x) the Collateral Manager has determined that it has an As-Stabilized LTV that is not greater than: (A) in the case of Collateral Interests secured by Multifamily Properties (excluding Student Housing Properties), 80.0%, (B) in the case of Collateral Interests secured by Industrial Properties, Retail Properties, Student Housing Properties or Mixed Use Properties, 75.0%; and (C) in the case of Collateral Interests secured by Hospitality Properties, 70.0%:

(xi) the Collateral Manager has determined that it has an U/W Stabilized NCF Debt Yield that is not less than: (A) in the case of Collateral Interests secured by Hospitality Properties, 10.0%, (B) in the case of Collateral Interests secured by Retail Properties or Mixed Use Properties, 8.0%, (C) in the case of Collateral Interests secured by Industrial Properties or Student Housing Properties, 7.5%, and (D) in the case of Collateral Interests secured by Multifamily Properties (excluding Student Housing Properties), 7.0%;

(xii) the Principal Balance of such Collateral Interest (plus any previously-acquired Participations in the same underlying Mortgage Loan) is not greater than 10.0% of the Aggregate Outstanding Portfolio Balance;

(xiii) upon acquisition of each such Collateral Interest (A) the Weighted Average Life of the Collateral Interests, assuming the exercise of all contractual extension options (if any) that are exercisable by the borrower under each Collateral Interest, is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to 5.5 years from the Closing Date;

(B) the Weighted Average Spread of the Collateral Interests is not less than 2.65%;

(C) the aggregate Principal Balance of Collateral Interests having Mortgaged Properties located in (x) California, Florida and Texas is (in each case) no more than 40.0% of the Aggregate Outstanding Portfolio Balance and (y) any other state is no more than 25.0% of the Aggregate Outstanding Portfolio Balance; and

(D) the Herfindahl Score is greater than or equal to 14.0;

(xiv) the weighted average Moody’s Rating Factor (weighted by Principal Balance of the Collateral Interests) for all Collateral Interests immediately after giving effect to such acquisition is not greater than 5,000;

(xv) a No Downgrade Confirmation has been received from KBRA with respect to the acquisition of such Collateral Interest except that such confirmation will not be required with respect to the acquisition of a Participation if (a) the Issuer already owns a Participation in the same underlying Participated Loan, and (b) the principal balance of the Participation being acquired is $1,000,000 or less;

(xvi) the sum of the Principal Balance of such Collateral Interest and the Principal Balance of all Collateral Interests that have the same guarantor or an affiliated guarantor does not exceed 20.0% of the Aggregate Outstanding Portfolio Balance;

(xvii) it will not require the Issuer to make any future payments after the Issuer’s purchase thereof;

(xviii) if it is a Collateral Interest with a related Future Funding Participation:

(A) the Future Funding Indemnitor has Available Liquidity (evidenced by a certification) in an amount at least equal to the greater of (i) the Largest One Quarter Future Advance Estimate and (ii) the Two Quarter Future Advance Estimate for the immediately following two calendar quarters (based on the Future Funding Amounts for all outstanding Future Funding Participations related to the Collateral Interests);

(B) the maximum principal amount of all Future Funding Participations with respect to all Collateral Interests does not exceed 25.0% of the maximum commitment amount of all Mortgage Loans (which, with respect to each Mortgage Loan, will equal the sum of (i) the initial Principal Balance thereof and (ii) any related initial Future Funding Amount); and

(C) the maximum principal amount of the related Future Funding Participation does not exceed 40.0% of the maximum principal amount of such Collateral Interest and all related funded and unfunded Senior Participations;

(xix) it is not prohibited under its Loan Documents from being purchased by the Issuer and pledged to the Trustee;

(xx) it is not currently the subject of any request by the borrower to amend, modify or waive any provision of any of the related Loan Documents in a manner that would adversely affect the performance of the related Mortgage Loan;

(xxi) it is not an interest that, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or with lapse of time or notice becoming a Defaulted Collateral Interest;

(xxii) it is not a Defaulted Collateral Interest (as determined by the Collateral Manager after reasonable inquiry);

(xxiii) it is Dollar denominated and may not be converted into an obligation payable in any other currencies;

(xxiv) if such Collateral Interest is a Participation, it does not have “buy/sell” rights as a dispute resolution mechanism;

(xxv) it provides for the repayment of principal at not less than par no later than upon its maturity or upon redemption, acceleration or its full prepayment;

(xxvi) it is serviced pursuant to the Servicing Agreement or it is serviced by an Accepted Loan Servicer pursuant to a commercial mortgage servicing arrangement that includes the servicing provisions substantially similar to those that are standard in commercial mortgage-backed securities (“CMBS”) transactions;

(xxvii) (a) it is purchased from an Initial Seller, the Sponsor, or a majority-owned subsidiary of the Sponsor, and (b) the requirements set forth in this Indenture regarding the representations and warranties with respect to such Collateral Interest and the underlying Mortgaged Property (as applicable) have been met (subject to such exceptions as are reasonably acceptable to the Collateral Manager);

(xxviii) if it is a Participation, the related Participating Institution is (and a “qualified transferee” is required to be) any of (1) a “special purpose entity” or a “qualified institutional lender” as such terms is typically defined in loan documents; (2) an entity (or a wholly-owned subsidiary of an entity) that has (y) a long-term unsecured debt rating from Moody’s of “A3” or higher, and (z) a long-term unsecured debt rating from KBRA of “A-” or higher (if rated by KBRA, or if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) (3) a securitization trust, a collateralized loan obligation (“CLO”) issuer or a similar securitization vehicle, or (4) a special purpose entity that is 100% directly or indirectly owned by the Sponsor, for so long as the separateness provisions of its organizational documents have not been amended (unless the Rating Agency Condition was satisfied in connection with such amendment), and if any Participating Institution is not the Issuer, the related Loan Documents will be held by a third party custodian;

(xxix) its acquisition will be in compliance with Section 206 of the Advisers Act;

(xxx) its acquisition, ownership, enforcement and disposition will not cause the Issuer to fail to be a Qualified REIT Subsidiary or other disregarded entity of a REIT unless a No Entity-Level Tax Opinion has been received;

(xxxi) its acquisition would not cause the Issuer or the pool of Collateral Interests to be required to register as an investment company under the 1940 Act; and if the borrowers with respect to the Collateral Interest are excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the 1940 Act, then either (x) such Collateral Interest does not constitute a “voting security” for purposes of the 1940 Act or (y) the aggregate amount of such Collateral Interest held by the Issuer is less than 10% of the entire issue of such Collateral Interest;

(xxxii) it does not provide for any payments which are or will be subject to deduction or withholding for or on account of any withholding or similar tax (other than withholding on amendment, modification and waiver fees, late payment fees, commitment fees, exit fees, extension fees or similar fees), unless the borrower under such Collateral Interest is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes) will equal the full amount that the Issuer would have received had no such deduction or withholding been required;

(xxxiii) after giving effect to its acquisition, together with the acquisition of any other Collateral Interests to be acquired (or as to which a binding commitment to acquire was entered into) on the same date, the aggregate Principal Balance of

Collateral Interests held by the Issuer that are EU/UK Retention Holder Originated Collateral Interests is in excess of 50% of the aggregate Principal Balance of Collateral Interests held by the Issuer;

(xxxiv) it is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

(xxxv) if it is a Non-Controlled Collateral Interest, its acquisition will not (1) cause the aggregate Principal Balance of all Non-Controlled Collateral Interests to exceed 25% of the aggregate Principal Balance of all Collateral Interests then owned by the Issuer or (2) cause the Weighted Average Life of all of the Non-Controlled Collateral Interests (without regard to whether or not any Non-Controlled Collateral Interest is a Defaulted Collateral Interest) to exceed the Weighted Average Life of all of the other Collateral Interests (such determination to be calculated both on an initial maturity date and a final extended maturity basis);

provided, however, that (1) any Funded Companion Participation related to a Collateral Interest that is already owned by the Issuer shall not be required to satisfy clauses (x) and (xi) above, (2) any determination of a percentage pursuant to the Eligibility Criteria (except for the Weighted Average Spread of all Collateral Interests) shall be rounded to the nearest 1/10th of one percent, (3) for purposes of clauses (ii), (xiii), (xiv), (xvi) and (xviii)(B) above, if the acquisition of such Collateral Interest would maintain or improve compliance with the applicable concentration limits after giving effect to such acquisition, then such Eligibility Criteria will be deemed to have been satisfied.

“Eligible Account”: (i) an account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Securities Intermediary for so long as such federal or state chartered depository institution, or the clearing entity used by the Securities Intermediary with respect to such account or accounts, in each case, has (i) a long-term unsecured debt or deposit rating at least equal to “A2” by Moody’s and “BBB-” by KBRA (or if not rated by KBRA, at least the equivalent rating by another NRSRO which may include Moody’s) and (ii) a short-term unsecured debt or deposit rating at least equal to “P-1” by Moody’s and “BBB-” by KBRA (or if not rated by KBRA, at least the equivalent rating by another NRSRO which may include Moody’s);

(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (i) any such institution or trust company has a long-term unsecured rating of at least “Baa1” by Moody’s and at least “BBB-” by KBRA (or if not rated by KBRA, at least the equivalent rating by another NRSRO which may include Moody’s), (ii) a capital surplus of at least U.S.$200,000,000 and (iii) any such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F. R. § 9.10(b); or

(iii) an account other than the one listed in clauses (i) and (ii) above that is maintained with any insured depository institution that is the subject of a No Downgrade Confirmation from each applicable Rating Agency.

“Eligible Investments”: Any Dollar-denominated investment, the maturity for which corresponds to the Issuer’s expected or potential need for funds, that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee) is Registered and is one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a long-term unsecured debt rating or long-term deposits rating not less than “Aa3” by Moody’s, and a short-term unsecured debt rating or short-term deposits rating not less than “P‑1” by Moody’s and, in each case, the Applicable KBRA Eligible Investment Ratings;

(iii) unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such Person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term unsecured debt rating is not less than “Aa3” by Moody’s, and whose short-term unsecured debt rating is not less than “P‑1” by Moody’s and, in each case, the Applicable KBRA Eligible Investment Ratings;

(iv) commercial paper or other similar short-term obligations (including that of the Note Administrator or the commercial department of any successor Note Administrator, as the case may be, or any affiliate thereof; provided that such Person otherwise meets the criteria specified herein) having at the time of such investment a short-term unsecured debt rating or long-term deposits rating not less than “P-1” by Moody’s; provided, further, that the issuer thereof must also have at the time of such investment a senior long-term unsecured debt rating or long-term deposits rating of not less than “Aa3” by Moody’s and, in each case, the Applicable KBRA Eligible Investment Ratings;

(v) the Blackrock Treasury Trust MMF #10 (YY1042661), or any other money market fund (including those managed or advised by the Note Administrator or its

Affiliates) that maintain a constant asset value and that are rated “Aaa-mf” by Moody’s, and the equivalent by KBRA (if then rated by KBRA); and

(vi) any other investment similar to those described in clauses (i) through (vi) above that (1) Moody’s has confirmed may be included in the portfolio of Collateral as an Eligible Investment without adversely affecting its then- current ratings on the Notes and (2) has a long-term credit rating of not less than “Aa3” by Moody’s and a short-term credit rating of not less than “P-1” by Moody’s and, in each case, the Applicable KBRA Eligible Investment Ratings;

provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments shall not have a maturity in excess of 365 days and shall have a fixed principal amount due at maturity that cannot vary or change, (b) Eligible Investments acquired with funds in the Payment Account shall include only such obligations or securities that mature no later than the Business Day prior to the next Payment Date succeeding the acquisition of such obligations or securities, (c) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (d) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes, (e) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax, unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (f) Eligible Investments shall not be purchased for a price in excess of par; (g) notwithstanding the minimum unsecured debt rating requirements set forth in clauses (ii), (iii), (iv) or (v) above, Eligible Investments with maturities of 30 days or less shall only require short-term unsecured debt ratings and shall not require long-term unsecured debt ratings; and (h) Eligible Investments shall not include margin stock.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Interest”: A security or other interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including (i) any bond or note or similar instrument that is by its terms convertible into or exchangeable for an equity interest, (ii) any bond or note or similar instrument that includes warrants or other interests that entitle its holder to acquire an equity interest, or (iii) any other similar instrument that would not entitle its holder to receive periodic payments of interest or a return of a residual value.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“EU Transparency Requirements”: The meaning specified in the Servicing Agreement.

“EU/UK Retention Holder”: FCR, in its capacity as such under the EU/UK Risk Retention Letter.

“EU/UK Retention Holder Originated Collateral Interest”: The meaning specified in the EU/UK Risk Retention Letter.

“EU/UK Risk Retention Letter”: The EU/UK Risk Retention Letter executed and delivered by FCR and FCR Investor in favor of the Trustee and the Note Administrator, dated as of the Closing Date.

“Event of Default”: The meaning specified in Section 5.1 hereof.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Year”: (i) For the first year, the period commencing on the Closing Date and ending on the Payment Date occurring in the following January and, (ii) thereafter, each 12 month period commencing on the Business Day following a Payment Date occurring in January and ending on the Payment Date occurring in the following January.

“FATCA”: Sections 1471 through 1474 of the Code, the treasury regulations promulgated thereunder, and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority (or laws thereof) in respect thereof.

“FCR”: Fortress Credit Realty Income Trust, a Maryland trust, and the parent of FCR Holdco, FCR CRE SUB-REIT LLC, the Issuer and the Collateral Manager.

“FCR Holdco”: FCR CRE Holdco LLC, a Delaware limited liability company.

“FCR Investor”: FCR 2026-FL1 Investor LLC, a Delaware limited liability company, a wholly-owned subsidiary of FCR SUB-REIT.

“FCR Seller”: FCR CRE Seller LLC, a Delaware limited liability company.

“FCR SUB-REIT”: FCR CRE SUB-REIT LLC, a Delaware limited liability company and a privately held REIT.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: Financing statements relating to the Collateral naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Funded Companion Participation”: With respect to each Collateral Interest that is a Senior Participation, each related fully funded companion Participation that is not an asset of the Issuer and is not part of the Collateral.

“Future Funding Account Control Agreement”: Any account control agreement entered into in accordance with the terms of the Future Funding Agreement.

“Future Funding Agreement”: The meaning specified in the Servicing Agreement.

“Future Funding Amount”: With respect to each individual Collateral Interest that is a Participation, the amount of the unfunded future funding commitment, allocated to the related Future Funding Participation, under the related Participated Loan.

“Future Funding Indemnitor”: FCR Holdco, in such capacity.

“Future Funding Participation”: A future funding participation interest with an outstanding obligation to make advances with respect to any Future Funding Amount of a Participated Loan.

“Future Funding Pledgor”: FCR Investor, in such capacity.

“Future Funding Reserve Account”: The future funding reserve account established pursuant to the Future Funding Agreement.

“GAAP”: The meaning specified in Section 6.3(k) hereof.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Notes”: The Rule 144A Global Notes and the Regulation S Global Notes.

“Goldman”: Goldman Sachs & Co. LLC.

“Governing Documents”: With respect to (i) the Issuer, the limited liability company agreement of the Issuer, as amended and restated and/or supplemented and in effect from time to time and certain resolutions of its Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Collateral (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Herfindahl Score”: On any date of determination, the quotient of (i) one divided by (ii) the sum of the series of products obtained for each Collateral Interest and Principal Proceeds (whether held as cash or Eligible Investments) and amounts held in the Reinvestment Account (whether held as cash or Eligible Investments), determined by squaring the quotient of (x) the Principal Balance of each such Collateral Interest (or in the case of Principal Proceeds and amounts held in the Reinvestment Account in increments of $10,000,000) divided by (y) the Aggregate Outstanding Portfolio Balance.

“Holder” or “Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register.

“Hospitality Property”: Real property consisting (wholly or partially) of hospitality space (including mixed use property) as to which the majority of the underwritten revenue is from hospitality space.

“IAI” or “Institutional Accredited Investor”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”

“Income Noteholder”: A registered owner of Income Notes as set forth in the share register maintained by the Notes Register.

“Income Notes”: The Income Notes issued by the Issuer pursuant to this Indenture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture Accounts”: The Payment Account, the Reinvestment Account and the Custodial Account.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee or Note Administrator such opinion or certificate shall state, or shall be deemed to state, that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Industrial Property”: Real property consisting (wholly or partially) of industrial space (including mixed use property) as to which the majority of the underwritten revenue is from industrial space.

“Initial Interest Reserve Deposit Amount”: The meaning specified in the Collateral Interest Purchase Agreement.

“Initial Sellers”: FCR CRE Seller LLC, FCR CRE Toro Facility Seller LLC, Dwight FCR-2025 LLC, FCR GS Seller I LLC, FCR CRE GS Holdco LLC, FCR MS Seller LLC and FCR Key GS Seller II LLC.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to the Notes and (i) the first Payment Date, the period from and including the Closing Date to and including September 18, 2026, and (ii) each successive Payment Date, the period from and including the nineteenth (19th) calendar day of the month prior to the month in which such Payment Date occurs to and including the eighteenth (18th) calendar day of the month in which such Payment Date occurs.

“Interest Advance”: The meaning specified in Section 10.7(a) hereof.

“Interest Coverage Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing:

(i) the sum of (A) the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Interests (excluding, to the extent provided in clause (3) of the immediately following paragraph, accrued and unpaid interest on Defaulted Collateral Interests and REO Proceeds allocated to interest); provided that no interest (or dividends or other distributions) will be included with respect to any Collateral Interest to the extent that such Collateral Interest does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash and (y) the Eligible Investments held in the Accounts (whether purchased with Interest Proceeds or Principal Proceeds), plus (B) Interest Advances, if any, advanced by the Advancing Agent, the Backup Advancing Agent or the Trustee, with respect to the related Payment Date, plus (C) during the Reinvestment Period, any cash and Eligible Investments contributed by the holder of 100% of the Income Notes and designated as “Interest Proceeds” in an amount not to exceed an amount that would provide for interest on Principal Proceeds held in the Collection Account or the Payment Account and amounts on deposit in the Reinvestment Account at a rate equal to the Benchmark plus a spread of 2.65%, plus (D) on and prior to the first Payment Date, the Initial Interest Reserve Deposit Amount, minus any amounts scheduled to be paid pursuant to clauses (1) through (3) of Section 11.1(a)(i) (other than any Collateral Management Fees that the Collateral Manager has agreed to waive in accordance with the Indenture and the Collateral Management Agreement); by

(ii) the sum of (A) the scheduled interest on the Class A Notes payable on the Payment Date immediately following such Measurement Date, plus (B) any Class A Defaulted Interest payable on the Payment Date immediately following such Measurement Date, plus (C) the scheduled interest on the Class A-S Notes payable on the Payment Date immediately following such Measurement Date, plus (D) any Class A-S Defaulted Interest payable on the Payment Date immediately following such Measurement Date, plus (E) the scheduled interest on the Class B Notes payable on the Payment Date immediately following such Measurement Date, plus (F) any Class B Defaulted Interest payable on the Payment Date immediately following such Measurement Date, plus (G) the scheduled interest on the Class C Notes payable on the Payment Date immediately following such Measurement Date, plus (H) any Class C Defaulted Interest and/or Class C Deferred Interest payable on the Payment Date immediately following such Measurement Date, plus (I) the scheduled interest on the Class D Notes payable on the Payment Date immediately following such Measurement Date, plus (J) any Class D Defaulted Interest and/or Class D Deferred Interest payable on the Payment Date immediately following such Measurement Date, plus (K) the scheduled interest on the Class E Notes payable on the Payment Date immediately following such Measurement Date, plus (L) any Class E Defaulted Interest and/or Class E Deferred Interest payable on the Payment Date immediately following such Measurement Date.

For purposes of calculating any Interest Coverage Ratio, (1) the expected interest income on the Collateral Interests and Eligible Investments and the expected interest payable on the Offered Notes will be calculated using the interest rates applicable thereto on the applicable Measurement Date, (2) accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid, (3) there will be excluded all scheduled or deferred payments of interest on or principal of Collateral Interests and any payment that the Collateral Manager has determined in its reasonable judgment will not be made in Cash or received when due and (4) with respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each payment thereon will be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments).

“Interest Coverage Test”: A test that will be met as of any Measurement Date on which any Offered Notes remain outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 120.00%.

“Interest Distribution Amount”: Any of the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount, the Class F Interest Distribution Amount and the Class G Interest Distribution Amount, as applicable.

“Interest Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of:

(1) all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) or other distributions (excluding Principal Proceeds) received during the related Due Period on (A) all Collateral Interests other than Defaulted Collateral Interests (net of any fees and other compensation and reimbursement of expenses and Servicing Advances and interest thereon (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer or the Special Servicer are entitled pursuant to the terms of the Servicing Agreement (and, with respect to each Non-Serviced Loan, net of amounts payable to the servicer and special servicer under the applicable servicing agreement)) and (B) Eligible Investments, including, in the Collateral Manager’s commercially reasonable discretion, the accrued interest received in connection with a sale of such Collateral Interests (to the extent such accrued interest was not applied to the purchase of Reinvestment Collateral Interests) or Eligible Investments, in each case, excluding (i) any accrued interest included in Principal Proceeds pursuant to clause (A)(3) or (4) of the definition of “Principal Proceeds” and (ii) any origination fees, which origination fees will be retained by the Sellers and will not be assigned to the Issuer;

(2) all make whole premiums, spread maintenance, yield maintenance or prepayment premiums, or exit fees (except, in each case, to the extent retained by the Sellers) or any interest amount paid in excess of the stated interest amount of a Collateral Interest received during the related Due Period;

(3) all late payment fees, extension fees, exit fees, and other fees and commissions (in each case, net of amounts payable to the Servicer or the Special Servicer as additional servicing compensation) received by the Issuer during such Due Period in connection with such Collateral Interests and Eligible Investments;

(4) Interest Advances, if any, advanced by the Advancing Agent, the Backup Advancing Agent or the Trustee, with respect to such Payment Date;

(5) any cash payments corresponding to accrued original issue discount on Eligible Investments;

(6) any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary that is not a Defaulted Collateral Interest;

(7) all payments of principal on Eligible Investments purchased with any other Interest Proceeds;

(8) Cash and Eligible Investments contributed pursuant to Section 12.2(c) by the Holder of 100% of the Income Notes or an affiliate thereof pursuant to the terms of this Indenture and designated as “Interest Proceeds” thereby;

(9) for the first Payment Date only, the Initial Interest Reserve Deposit Amount; and

(10) any other amounts received by the Issuer in respect of the Collateral Interests that are not specifically included in the definition of “Principal Proceeds”;

minus (B) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent, the Backup Advancing Agent or the Trustee;

provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof.

“Interest Shortfall”: The meaning set forth in Section 10.7(a) hereof.

“Investor Certification”: A certificate, substantially in the form of Exhibit F-1 or Exhibit F-2 hereto, representing that such Person executing the certificate is a Noteholder, a beneficial owner of a Note or a prospective purchaser of a Note and that either (a) such Person is not a Borrower Party, or (b) such Person is a Borrower Party. The Investor Certification may be submitted electronically by means of the Note Administrator’s Website.

“Investor Q&A Forum”: The meaning specified in Section 10.13 hereof.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: FCR 2026-FL1 Issuer LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer by an Authorized Officer of the Issuer, or by an Authorized Officer of the Collateral Manager on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email (or other electronic communication) sent by an Authorized Officer of the Issuer or by an Authorized Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent that the Trustee requests otherwise.

“Issuer Subsidiary”: A Permitted Subsidiary or an REO Subsidiary.

“Junior Participation”: Any junior participation interests (or B Notes) in a Mortgage Loan in which a related Senior Participation is a Collateral Interest that has been acquired by the Issuer.

“KBRA”: Kroll Bond Rating Agency, LLC and its successors in interest.

“Largest One Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement

“Limited Repurchase Guarantor”: FCR Holdco, solely in its capacity as guarantor under the Repurchase Guaranty.

“Loan Accrual Period”: With respect to any Collateral Interest, the interest accrual period specified in the related Loan Documents for each related payment due date.

“Loan Documents”: With respect to any Collateral Interest (and the related Mortgage Loan), means the indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, co-lender agreement or other agreement pursuant to which a Collateral Interest has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Interest or of which holders of such Collateral Interest are the beneficiaries.

“Loss Value Payment”: The meaning specified in the Collateral Interest Purchase Agreement.

“Majority”: With respect to any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of such Class of Notes, except as otherwise expressly provided herein.

“Manufactured Housing Community Property”: Real property consisting (wholly or partially) of pad sites for manufactured homes as to which the majority of the underwritten revenue is from manufactured housing pad site units.

“Market Data Providers”: The meaning specified in Section 10.13(c) hereof.

“Material Defect”: With respect to each Collateral Interest, the meaning specified in the Collateral Interest Purchase Agreement.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Collateral Interest, (iii) any date on which any Collateral Interest becomes a Defaulted Collateral Interest, (iv) each Determination Date and (v) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day that either Rating Agency or the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a “Measurement Date”; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Membership Interests”: The limited liability company interests of the Issuer.

“Minnesota Collateral”: The meaning specified in Section 3.3(b)(vi) hereof.

“Mixed Use Property”: Real property consisting of five or more residential units office space, industrial space, retail space, hospitality space, self-storage space and/or pad sites for manufactured homes as to which no such property type represents a majority of the underwritten revenue.

“Modified Collateral Interest”: The meaning specified in the Servicing Agreement.

“Monthly Report”: The meaning specified in Section 10.9(a) hereof.

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Rating”: With respect to any Collateral Interest, the private credit assessment assigned to such Collateral Interest by Moody’s for the Issuer.

“Moody’s Rating Factor”: With respect to any Collateral Interest, the number set forth in the table below opposite the Moody’s Rating of such Collateral Interest:

Moody’s Rating	Rating Factor	Moody’s Rating	Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

“Moody’s Recovery Rate”: With respect to each Collateral Interest, the rate specified in the table set forth below with respect to the property type of the related Mortgaged Property or Mortgaged Properties:

Property Type	Moody’s Recovery Rate
Industrial, multifamily (including student housing) and anchored retail properties	60%
Unanchored retail and mixed use properties	55%
Hospitality properties	45%
All other property types	40%

“Morgan Stanley”: Morgan Stanley & Co. LLC.

“Mortgage Loan”: A commercial or multifamily real estate mortgage loan (but not a participation interest in a mortgage loan).

“Mortgage Rate”: With respect to any Collateral Interest and Due Period, the interest rate at which interest accrues thereon calculated as specified in the related Loan Documents for such Due Period.

“Mortgaged Property”: With respect to each Mortgage Loan, the real property and improvements thereon securing repayment of the debt under such Mortgage Loan.

“Multifamily Property”: Real property with five or more residential rental units (including mixed use multi-family/office, mixed use multi-family/retail and student housing properties) as to which the majority of the underwritten revenue is from residential rental units

“Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:

(a) the Aggregate Principal Balance of the Collateral Interests other than Modified Collateral Interests and Defaulted Collateral Interests; and

(b) the aggregate of all Principal Proceeds held as Cash and Eligible Investments, and all amounts held as cash and Eligible Investments in the Reinvestment Account; and

(c) the sum of the Calculation Amounts of each Modified Collateral Interest and Defaulted Collateral Interest;

provided, however, that (i) with respect to each Collateral Interest acquired at a purchase price that is less than 95% of the Principal Balance of such Collateral Interest, the “Principal Balance” of such Collateral Interest will be the lesser of the purchase price and the amount determined pursuant to clause (c) above, if applicable, (ii) with respect to each Defaulted Collateral Interest that has been owned by the Issuer for more than three years after becoming a Defaulted Collateral Interest, the Principal Balance of such Defaulted Collateral Interest will be zero for purposes of computing the Net Outstanding Portfolio Balance, (iii) in the case of a Collateral Interest subject to Credit Risk/Defaulted Collateral Interest Cash Purchase or a Credit Risk/Defaulted Collateral Interest Exchange, the Collateral Manager will have 45 days to exercise such purchase or exchange and during such period such Collateral Interest will not be treated as a Defaulted Collateral Interest for purposes of computing the Net Outstanding Portfolio Balance and (iv) any Collateral Interest with respect to which the related Mortgaged Property has become an REO Property shall be treated as a Defaulted Collateral Interest for purposes of computing the Net Outstanding Portfolio Balance.

“No Downgrade Confirmation”: A confirmation from each applicable Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency, provided that if the Requesting Party receives a written waiver or acknowledgment indicating its decision not to review the matter for which the No Downgrade Confirmation is sought, then the requirement to receive a No Downgrade Confirmation from the applicable Rating Agency with respect to such matter shall not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail or press release. Notwithstanding anything to the contrary set forth in this Indenture, at any time during which the Offered Notes are no longer rated by a Rating Agency, a Downgrade Confirmation shall not be required from such Rating Agency.

“No Entity-Level Tax Opinion”: An opinion of Sidley Austin LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will not fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes.

“Non-Acquired Participation”: Any Future Funding Participation or Funded Companion Participation that is not acquired by the Issuer.

“Non-Call Period”: The period from the Closing Date to but excluding the Payment Date in August 2028 during which no Optional Redemption is permitted to occur.

“Non-Controlled Collateral Interest”: Any Collateral Interest as to which the Issuer does not have sole and effective control over the remedies relating to the enforcement of the related Mortgage Loan, including ultimate control of the foreclosure process, by having a right to (x) appoint and remove the Special Servicer or (y) direct or approve the Special Servicer’s exercise of remedies.

“Non-Permitted Holder”: (i) With respect to a Note, a U.S. Person who is determined not to have been both (A)(1) a QIB or, in the case of an Offered Note which is a Definitive Note only, an IAI, or (2) a non-U.S. Person and (B) a Qualified Purchaser, in each case, at the time of acquisition of the Note or interest therein; (ii) with respect to the Class F Notes, Class G Notes and Income Notes, (a) any U.S. person that becomes the beneficial owner of such Notes or interest in such Notes and is not a Qualified Institutional Buyer, (b) any Person for which the representations made or deemed to be made by such Person for purposes of ERISA, Section 4975 of the Code or applicable Similar Laws in any representation letter or Purchaser Certificate, or by virtue of deemed representations are or become untrue, or (c) any Benefit Plan Investor or an employee benefit plan subject to Similar Laws.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.7 hereof that the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, has determined in its sole discretion, exercised in good faith, will not ultimately be recoverable (including any Reimbursement Interest expected to accrue on such Interest Advance) from subsequent payments or collections with respect to the Collateral Interests.

“Non-Serviced Loan”: Each Mortgage Loan that is serviced and administered pursuant to a servicing agreement other than the Servicing Agreement. As of the Closing Date, there are no Non-Serviced Loans.

“Note Administrator”: Computershare Trust Company, National Association, a national banking association, solely in its capacity as note administrator hereunder, unless a successor Person shall have become the Note Administrator pursuant to the applicable provisions of this Indenture, and thereafter “Note Administrator” shall mean such successor Person. Computershare Trust Company, National Association, will perform its duties as Note Administrator through its

Computershare Corporate Trust division (including, as applicable, any agents or affiliates utilized thereby).

“Note Administrator’s Website”: Initially, www.ctslink.com, provided that such address may change upon notice by the Note Administrator to the parties hereto, the 17g‑5 Information Provider and Noteholders.

“Note Interest Rate”: With respect to the Class A Notes, the Class A Rate, with respect to the Class A-S Notes, the Class A-S Rate, with respect to the Class B Notes, the Class B Rate, with respect to the Class C Notes, the Class C Rate, with respect to the Class D Notes, the Class D Rate, with respect to the Class E Notes, the Class E Rate, with respect to the Class F Notes, the Class F Rate and with respect to the Class G Notes, the Class G Rate.

“Note Protection Tests”: The Par Value Test and the Interest Coverage Test.

“Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a) hereof.

“Notice of Breach of Risk Retention”: A letter substantially in the form exhibited to the EU/UK Risk Retention Letter.

“NRSRO”: Any nationally recognized statistical rating organization, including the Rating Agencies.

“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit E or (b) provided electronically and executed by an NRSRO by means of a click-through confirmation on the 17g‑5 Website.

“Offered Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Offering Memorandum”: The Offering Memorandum, dated August 12, 2026, relating to the offering of the Offered Notes.

“Office Property”: A real property consisting (wholly or partially) of office space (including mixed use property) as to which the majority of the underwritten revenue is from office space.

“Officer”: With respect to any corporation or limited liability company, including the Issuer, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or General Partner of such entity; and with respect to the Trustee or the Note Administrator, any Trust Officer; with respect to the Servicer or the Special Servicer, a

Responsible Officer (as defined in the Servicing Agreement); and with respect to the Collateral Manager, any Authorized Officer.

“Officer’s Certificate”: With respect to the Issuer, the Collateral Manager, the Servicer and the Special Servicer, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”: A written opinion addressed to the Trustee and the Note Administrator and, if required by the terms hereof, the Rating Agencies (each, a “Recipient”) in form and substance reasonably satisfactory to each Recipient, of an outside third party counsel of national recognition, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee and the Note Administrator. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall each be entitled to rely thereon.

“Optional Redemption”: The meaning specified in Section 9.1(c) hereof.

“Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(b) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Note Administrator or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Note Administrator is presented that any such Notes are held by a Holder in due course; and

(d) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under the Servicing Agreement, (x) Notes owned by the Issuer or any Affiliate thereof will be disregarded and deemed not to be Outstanding, (y) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Administrator the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor and (z) in connection with the exercise by the Noteholders of their right, in connection with certain Events of Default, to accelerate amounts due under the Notes, Collateral Manager Notes will be disregarded. The Note Administrator will be entitled to rely on certificates from

Noteholders to determine any such pledges or affiliations, except to the extent that a Trust Officer of the Note Administrator has actual knowledge of any such affiliation.

“Owned Participation”: Each of the Participations included in the Closing Date Collateral Interests and, upon any acquisition thereof after the Closing Date, any Funded Companion Participation or other Participation acquired by the Issuer.

“Par Purchase Price”: With respect to any Collateral Interest, the sum of (A) the Principal Balance of such Collateral Interest as of the date of purchase; plus (B) all accrued and unpaid interest on such Collateral Interest at the related interest rate to but not including the date of purchase; plus (C) all related unreimbursed Servicing Advances plus accrued and unpaid interest on such Servicing Advances at the Prime Rate, plus (D) all Special Servicing Fees and either workout fees or liquidation fees (but not both) allocable to such Collateral Interest; plus (E) all unreimbursed expenses incurred by the Issuer (and if applicable, the applicable Seller), the Servicer and the Special Servicer in connection with such Collateral Interest.

“Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amounts of the Offered Notes and the amount of any unreimbursed Interest Advances.

“Par Value Test”: As of any Measurement Date on which any Offered Notes remain outstanding the test that will be met if the Par Value Ratio on such Measurement Date is equal to or greater than 112.32%.

“Participated Loan”: Any Mortgage Loan of which a Participation represents an interest.

“Participated Loan Collection Account”: The meaning specified in the Servicing Agreement.

“Participating Institution”: With respect to any Participation, the entity that holds legal title to the participated asset.

“Participation”: Any Senior Participation or Junior Participation.

“Participation Agreement”: With respect to each Participated Loan, the participation agreement that governs the rights and obligations of the holders of the related Owned Participation, each related Future Funding Participation and/or each related Funded Companion Participation.

“Paying Agent”: The Note Administrator, in its capacity as Paying Agent hereunder, authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2 hereof.

“Payment Account”: The payment account established by the Note Administrator pursuant to Section 10.2 hereof.

“Payment Date”: The sixth (6th) Business Day following each Determination Date, commencing on the Payment Date in September 2026, and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto.

“Performing Loan”: The meaning specified in the Servicing Agreement.

“Permitted Subsidiary”: Any one or more single purpose entities that are wholly-owned by the Issuer and are established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agency Agreement”: The placement agreement relating to the Notes, dated as of August 12, 2026, by and among the Issuer, FCR and the Placement Agents.

“Placement Agents”: Goldman, Santander and Morgan Stanley.

“Plan Asset Regulation”: U.S. Department of Labor regulations 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of ERISA.

“Pledged Collateral Interest”: On any date of determination, any Collateral Interest that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.10 hereof.

“Prime Rate”: A rate per annum equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one eighth of one percent (0.125%). If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Servicer will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Collateral Manager will select, in its reasonable discretion, a comparable interest rate index.

“Principal Balance” or “par”: As of any date of determination, (i) with respect to any Mortgage Loan, Collateral Interest, Companion Participation or Eligible Investment, the outstanding principal amount of such Mortgage Loan, Collateral Interest, Companion Participation (in each case, as reduced by all payments or other collections of principal received or deemed received, and any principal forgiven by the Special Servicer and other principal losses realized, on such Mortgage Loan, Collateral Interest or Companion Participation during the related Due Period) or Eligible Investment; provided that the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof.

“Principal Proceeds”: With respect to any Payment Date, (A) the sum (without duplication) of:

(1) all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds and any amount corresponding to original issue discount or representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) and (b) Collateral Interests as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Collateral Interest, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Collateral Interests, or (iv) any other principal payments received with respect to Collateral Interests;

(2) Sale Proceeds received during such Due Period in respect of sales in accordance with the Transaction Documents and excluding (i) accrued interest included in Sale Proceeds and (ii) any reimbursement of expenses included in such Sale Proceeds;

(3) any interest received during such Due Period on such Collateral Interests or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date;

(4) all cash payments of interest received during such Due Period on Defaulted Collateral Interests;

(5) any principal payments received in cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary;

(6) any Loss Value Payment received by the Issuer from a Seller;

(7) cash and Eligible Investments transferred from the Reinvestment Account to the Payment Account pursuant to Section 10.6;

(8) cash and Eligible Investments contributed pursuant to the terms of the Indenture by the holder of 100% of the Income Notes or an affiliate thereof and designated as “Principal Proceeds” pursuant to Section 12.2(c);

minus (B) the aggregate amount of (i) any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent, the Backup Advancing Agent or the Trustee from Interest Proceeds and (ii) any amounts paid to the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement out of amounts that would otherwise be Principal Proceeds.

“Priority of Payments”: The meaning specified in Section 11.1(a) hereof.

“Privileged Person”: Any of the following: the Placement Agents, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Note Administrator, the Sellers, the Collateral Manager, the Advancing Agent, the Issuer, each EU Reporting Administrator, any Person who provides the Note Administrator with an Investor Certification and any Rating Agency or other NRSRO that delivers an NRSRO certification to the Note Administrator (which Investor

Certification and NRSRO certification may be submitted electronically by means of the Note Administrator’s website).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchaser”: Each purchaser of an interest in the Class F Notes, the Class G Notes or the Income Notes, including any account for which it is acting.

“Purchaser Certificate”: A certificate substantially in the form of Exhibit H attached hereto, duly completed as appropriate.

“QIB” or “Qualified Institutional Buyer”: A “qualified institutional buyer” as defined in Rule 144A.

“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly-owned by a real estate investment trust under Section 856(i)(2) of the Code.

“Rating Agency”: Moody’s or KBRA, as applicable, and any successor thereto, or, with respect to the Collateral generally, if at any time Moody’s or KBRA or any of their respective successors ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class. The Issuer shall promptly notify the Trustee, the Note Administrator, the Servicer and the Special Servicer of such selection.

“Rating Agency Condition”: A condition that is satisfied if:

(i) the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to the applicable Rating Agency for a No Downgrade Confirmation; and

(ii) any one of the following has occurred:

(a) a No Downgrade Confirmation has been received; or

(b) (A) within ten (10) Business Days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that the Rating Agency is either not reviewing such request or is waiving the requirement for confirmation;

(B) the Requesting Party has confirmed that the applicable Rating Agency has received the confirmation request,

(C) the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D) there is no response to either confirmation request within five (5) Business Days of such second request.

“Rating Agency Test Modification”: The meaning specified in Section 12.5 hereof.

“Record Date”: With respect to any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

“Redemption Date”: Any Payment Date specified for a redemption of the Notes pursuant to Section 9.1 hereof.

“Redemption Date Statement”: The meaning specified in Section 10.9(d) hereof.

“Redemption Price”: The Redemption Price of each Class of Notes, as applicable, on a Redemption Date will be calculated as follows:

Class A Notes. The redemption price for the Class A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus any Class A Defaulted Interest) due on the applicable Redemption Date;

Class A-S Notes. The redemption price for the Class A-S Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-S Notes to be redeemed, together with the Class A-S Interest Distribution Amount (plus any Class A-S Defaulted Interest) due on the applicable Redemption Date;

Class B Notes. The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest) due on the applicable Redemption Date;

Class C Notes. The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes to be redeemed (including Deferred Interest thereon), together with the Class C Interest Distribution Amount (plus any Class C Defaulted Interest) due on the applicable Redemption Date;

Class D Notes. The redemption price for the Class D Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class D Notes to be redeemed (including Deferred Interest thereon), together with the Class D Interest Distribution Amount (plus any Class D Defaulted Interest) due on the applicable Redemption Date;

Class E Notes. The redemption price for the Class E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class E Notes to be redeemed (including Deferred Interest thereon), together with the Class E Interest Distribution Amount (plus any Class E Defaulted Interest) due on the applicable Redemption Date;

Class F Notes. The redemption price for the Class F Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the

Class F Notes to be redeemed (including Deferred Interest thereon), together with the Class F Interest Distribution Amount (plus any Class F Defaulted Interest) due on the applicable Redemption Date;

Class G Notes. The redemption price for the Class G Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class G Notes to be redeemed (including Deferred Interest thereon), together with the Class G Interest Distribution Amount (plus any Class G Defaulted Interest) due on the applicable Redemption Date; and

Income Notes. The redemption price for the Income Notes will be calculated on the related Determination Date and will equal the amount of Cash (including net proceeds from the sale of the Collateral in accordance with Article 12 hereof), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes (other than the Income Notes), described under clauses (1) through (17) of Section 11.1(a)(iii); provided that if there is no such Cash remaining, the redemption price for the Income Notes shall be equal to U.S.$0.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is Term SOFR, 6:00 a.m. (New York time) on the Benchmark Determination Date and (2) if the Benchmark is not Term SOFR, the time determined by the Designated Transaction Representative in accordance with the Benchmark Replacement Conforming Changes on the Benchmark Determination Date.

“Refinancing”: An issuance of replacement securities, the terms of which loan(s) or issuance will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers.

“Refinancing Proceeds”: The proceeds of a Refinancing.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(iii) hereof.

“Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent, the Backup Advancing Agent or the Trustee, for so long as it is outstanding, at the Prime Rate, which Reimbursement Interest is hereby waived by the Advancing Agent for so long as (i) the Advancing Agent is FCR Holdco or any of its Affiliates and (ii) FCR Investor or another wholly-owned subsidiary of FCR Holdco or any of its Affiliates owns all of the Income Notes.

“Reinvestment Account”: The meaning specified in Section 10.6(a) hereof.

“Reinvestment End Date”: The Payment Date in August 2028.

“Reinvestment Collateral Interest”: Any Mortgage Loan or Senior Participation that is acquired by the Issuer with Principal Proceeds (or cash contributed by the holder of 100% of the Income Notes pursuant to Section 12.2) in accordance with the terms hereof.

“Reinvestment Period”: The period beginning on the Closing Date and ending on and including the first to occur of the following events or dates: (i) the Reinvestment End Date; (ii) the Payment Date on which all of the Notes are redeemed as described herein under Section 9.1 hereof; and (iii) the date on which the Notes are accelerated following the occurrence and continuation of an Event of Default.

“REIT”: A “real estate investment trust” under the Code.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto designated by the foregoing.

“Remittance Date”: With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

“REO Property”: The meaning specified in the Servicing Agreement.

“REO Subsidiary”: The meaning specified in the Servicing Agreement.

“Repurchase Guaranty”: The Repurchase Guaranty by the Limited Repurchase Guarantor, dated as of the Closing Date, with respect to the Sellers’ repurchase obligations under the Collateral Interest Purchase Agreement.

“Repurchase Price”: As defined in the Collateral Interest Purchase Agreement.

“Repurchase Request”: The meaning specified in Section 7.17 hereof.

“Retail Property”: Real property comprised (wholly or partially) of retail space (including mixed use property) as to which the majority of the underwritten revenue is from retail space

“Retained Interest”: The meaning specified in the Collateral Interest Purchase Agreement .

“Retained Notes”: 100% of the Class F Notes, the Class G Notes and the Income Notes.

“Retained Notes Holder”: Any holder of the Retained Notes. As of the Closing Date, FCR Investor will acquire 100% of the Class F Notes, the Class G Notes and the Income Notes.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(i) hereof.

“Rule 144A Information”: The meaning specified in Section 7.13 hereof.

“Rule 17g-5”: The meaning specified in Section 14.12(a) hereof.

“Sale”: The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Interests and Eligible Investments as a result of sales of such Collateral Interests and Eligible Investments in accordance with the Indenture, sales in connection with the exercise of a purchase option by a mezzanine lender or Junior Participation Holder and sales in connection with a repurchase or substitution for a Material Defect, in each case, net of any reasonable out-of-pocket expenses of the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Custodian or the Trustee in connection with any such sale.

“Santander”: Santander US Capital Markets LLC.

“SEC”: The United States Securities and Exchange Commission.

“Secured Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes authorized by, and authenticated and delivered under, this Indenture.

“Secured Parties”: Collectively, the Trustee, the Note Administrator, the Custodian, the Securities Intermediary, the Advancing Agent, the Backup Advancing Agent, the Holders of the Secured Notes, the Servicer, the Special Servicer and the Collateral Manager, each as their interests appear in applicable Transaction Documents.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The meaning specified in Section 3.3(b) hereof.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 3.3(b) hereof.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Self-Storage Property”: Real property consisting of self-storage space (including mixed-use property) as to which the majority of the underwritten revenue is from self-storage space.

“Sellers”: The Initial Sellers and any Person that is added as a seller under the Collateral Interest Purchase Agreement in accordance with Section 13 thereof, and their respective successors in interest, in each case, solely in their respective capacities as Sellers.

“Senior Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Senior AB Pari Passu Participation”: A participation interest (or an A Note) in a Mortgage Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations but is pari passu with one or more other senior pari passu participation interests (or promissory notes) that are each Non-Acquired Participations and which (together with the interest acquired by the Issuer) are each the senior-most interest in such Mortgage Loan.

“Senior AB Participation”: A participation interest (or an A Note) in a Mortgage Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations.

“Senior Pari Passu Participation”: A participation interest (or an A Note) in a Mortgage Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is pari passu with one or more other senior pari passu participation interests (or promissory notes) that are each Non-Acquired Participations and which (together with the interest acquired by the Issuer) are each the senior‑most interest in such Mortgage Loan.

“Senior Participation”: A Senior AB Participation, a Senior AB Pari Passu Participation or a Senior Pari Passu Participation.

“Sensitive Asset”: (i) A Collateral Interest, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Collateral Interest (or the related Mortgage Loan) or portion thereof, in either case, which the Collateral Manager has determined, based on the advice of nationally recognized counsel, (A) could give rise to, or materially increase the risk of, material liability of the Issuer (including liability for taxes) if held directly by the Issuer or (B) if owned through a Permitted Subsidiary, could reasonably mitigate the risk of causing a material liability to the Issuer (including liability for taxes) if held directly by the Issuer.

“Servicer”: Trimont LLC, a Georgia limited liability company, solely in its capacity as servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Servicing Accounts”: The meaning given to “Accounts” in the Servicing Agreement.

“Servicing Advances”: The meaning specified in the Servicing Agreement.

“Servicing Agreement”: The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Advancing Agent and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Fee”: The meaning specified in the Servicing Agreement.

“Servicing Standard”: The meaning specified in the Servicing Agreement.

“Signature Law”: The meaning specified in Section 14.11 hereof.

“Single-Purpose Subsidiary”: The meaning specified in the EU/UK Risk Retention Letter.

“Similar Laws”: Local, state or federal laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“SOFR”: With respect to any calendar day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.

“SOFR Business Day”: Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Special Servicer”: Trimont LLC, a Georgia limited liability company, solely in its capacity as special servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the special servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Special Servicing Fee”: The meaning specified in the Servicing Agreement.

“Specially Serviced Loan”: The meaning specified in the Servicing Agreement.

“Specified Person”: The meaning specified in Section 2.6 hereof.

“SR Rules”: The meaning specified in the EU/UK Risk Retention Letter.

“Stated Maturity Date”: The Payment Date in August 2043.

“Student Housing Property”: A Multi-Family Property as to which the majority of the underwritten revenue is from student housing.

“Successful Auction”: The meaning specified in the Servicing Agreement.

“Supermajority”: With respect to any Class of Notes, the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Notes of such Class.

“Tax Event”: (i) Any borrower is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes.

“Tax Materiality Condition”: The condition that will be satisfied if either (i) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, $1,000,000 during any 12‑month period or (ii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes.

“Tax Redemption”: The meaning specified in Section 9.1(b) hereof.

“Term SOFR”: The one-month forward-looking term rate, obtained by the Calculation Agent, identified as “1 Month CME Term SOFR,” as reported on the Term SOFR Source as of the Reference Time, which will be calculated as set forth in Schedule B attached hereto.

“Term SOFR Administrator” CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as “1 Month CME Term SOFR,” as applicable.

“Term SOFR Source”: CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR, from time to time) for the rate currently identified as “1 Month CME Term SOFR.”

“Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (3) of Section 11.1(a)(i) (without regard to any cap) and to redeem all Notes at their applicable Redemption Prices.

“Trade Confirmation”: The meaning specified in Section 12.3(c) hereof.

“Transaction Documents”: This Indenture, the Collateral Interest Purchase Agreement, the Collateral Management Agreement, the Placement Agency Agreement, the Repurchase Guaranty and the Servicing Agreement, the Securities Account Control Agreement, the Future Funding Agreement and the Future Funding Account Control Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trust Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because such officer’s knowledge of and familiarity with the particular subject and (ii) the Note Administrator, any officer of the Computershare Corporate Trust group of the Note Administrator with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom a particular matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee”: Wilmington Trust, National Association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Trustee/Note Administrator Fee”: An amount equal to $7,500, payable on each Payment Date.

“Two Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement.

“UCC”: The applicable Uniform Commercial Code.

“Unadjusted Benchmark Replacement”: With respect to any Benchmark or Benchmark Replacement, such Benchmark or Benchmark Replacement, as applicable, excluding any applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: An “uncertificated security” as defined in Section 8‑102(a)(18) of the UCC.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unscheduled Principal Payments”: Any principal proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Interest prior to the maturity date of such Collateral Interest.

“U.S. Credit Risk Retention Rules”: The final rules (appearing at 17 CFR § 246.1, et seq.) that were promulgated to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; pages 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the relevant regulatory agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“U.S. Person”: The meaning specified in Regulation S.

“U/W Stabilized NCF Debt Yield”: With respect to any Collateral Interest, the ratio, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of (a) the “stabilized” annual net cash flow generated from the related Mortgaged Property before interest, depreciation and amortization, based on the stabilized underwriting, which may include the completion of certain proposed capital expenditures and the realization of stabilized occupancy and/or rents to (b) the Principal Balance of such Collateral Interest. In determining U/W Stabilized NCF Debt Yield for any Collateral Interest that is a Participation, the calculation of U/W Stabilized NCF Debt Yield will take into account the Principal Balance of the Collateral Interest and any related Companion Participations (assuming, for this purpose, that such Companion Participations are fully funded) that are senior or pari passu in right to the Collateral Interest but not any Companion Participations that are junior in right to the Collateral Interest. In determining the U/W Stabilized NCF Debt Yield for any Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the U/W Stabilized NCF Debt Yield shall be calculated with respect to the cross-collateralized group in the aggregate.

“Weighted Average Life”: As of any Measurement Date with respect to the Collateral Interests (other than Defaulted Collateral Interests), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Interest (other than Defaulted Collateral Interests) by (b) the Principal Balance of such Collateral Interest and (ii) dividing such sum by the aggregate Principal Balance at such time of all Collateral Interests (other than Defaulted Collateral Interests), where “Average Life” means, on any Measurement Date with respect to any Collateral Interest (other than a Defaulted Collateral Interest), the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof and based on the fully extended maturity of such Collateral Interest) from the Measurement Date to the respective dates of each successive expected distribution of principal of such Collateral Interest and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Collateral Interest.

“Weighted Average Spread”: As of any date of determination, the number obtained (rounded up to the next 0.001%), by (A) summing the products obtained by multiplying (i) with respect to any Collateral Interest (other than a Defaulted Collateral Interest), the greater of (x) the current stated spread above the benchmark at which interest accrues on each such Collateral Interest and (y) if such Collateral Interest provides for a minimum interest rate payable thereunder, the excess, if any, of the minimum interest rate applicable to such Collateral Interest over the benchmark, by (ii) the Principal Balance of such Collateral Interest as of such date, and (B) dividing such sum by the Aggregate Principal Balance of all Collateral Interests (excluding all Defaulted Collateral Interests).

Section 1.2 Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

Section 1.3 Rounding Convention.

Unless otherwise specified herein, test calculations that are evaluated as a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that are evaluated as a number or decimal will be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1 Forms Generally.

The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes and Certificate of Authentication.

(a) Form. The form of each Class of Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibits A-1 and A-2, A-3, A-4, A-5, and A-6 hereto.

(b) Global Notes and Definitive Notes.

(i) The Secured Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A-1 (each, a “Rule 144A Global Note”), which shall be registered in the name of Cede & Co., as the nominee of the Depository and deposited with the Note Administrator, as custodian for the Depository, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) The Secured Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibit A-2 (each such Secured Note, a “Definitive Note”), which shall be duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii) The Secured Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A-1 (each, a “Regulation S Global Note”), which shall be deposited with the Note Administrator as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

The Issuer shall execute and the Authenticating Agent shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes that shall be (i)

registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Note Administrator to such Depository or pursuant to such Depository’s instructions or held by the Note Administrator’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Note Administrator, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Note Administrator, the Servicer and the Special Servicer or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(d) Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Notes shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3 Authorized Amount; Stated Maturity Date; and Denominations.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$900,000,000, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof and (ii) any Deferred Interest.

Such Notes shall be divided into nine Classes having designations and original principal amounts as follows:

Designation	Original Principal Amount
Class A Senior Secured Floating Rate Notes Due 2043	$528,750,000
Class A-S Second Priority Secured Floating Rate Notes Due 2043	$83,250,000
Class B Third Priority Secured Floating Rate Notes Due 2043	$56,250,000
Class C Fourth Priority Secured Floating Rate Notes Due 2043	$56,250,000
Class D Fifth Priority Secured Floating Rate Notes Due 2043	$43,875,000
Class E Sixth Priority Secured Floating Rate Notes Due 2043	$16,875,000
Class F Seventh Priority Secured Floating Rate Notes Due 2043	$24,750,000
Class G Eighth Priority Secured Floating Rate Notes Due 2043	$22,500,000
Income Notes Due 2043	$67,500,000

(b) The Notes shall be issuable in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1 in excess thereof (plus any residual amount).

Section 2.4 Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such Authorized Officers on the Notes may be manual, facsimile or electronic.

Notes bearing the manual, facsimile or electronic signatures, as described in Section 14.11 hereof, of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Authenticating Agent for authentication and the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Note Administrator is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

The name and address of each Noteholder and the principal amounts and stated interest of each such Noteholder in its Notes shall be recorded by the Notes Registrar in the Notes Register. For the avoidance of doubt, the Notes Register is intended to be and shall be maintained so as to cause the Notes to be considered issued in registered form under Treasury Regulations Section 5f.103-1(c).

If a Person other than the Note Administrator is appointed by the Issuer as Notes Registrar, the Issuer shall give the Note Administrator prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Note Administrator shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Note Administrator shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Authorized Officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes. In addition, the Notes Registrar shall be required, within one (1) Business Day of each Record Date, to provide the Note Administrator with a copy of the Notes Register in the format required by, and with all accompanying information regarding the Noteholders as may reasonably be required by the Note Administrator.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither the Notes Registrar nor the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the

Securities Act and is exempt from the registration requirements under applicable securities laws of any state or other jurisdiction.

(c) No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, IAIs or QIBs, in each case, who are also Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs or IAIs who are also Qualified Purchasers for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons that are Qualified Purchasers in reliance on Regulation S. None of the Issuer, the Note Administrator, the Trustee or any other Person may register the Notes under the Securities Act or the securities laws of any state or other jurisdiction.

(d) Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Note pursuant to Section 2.10).

(e) Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i) Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 2.10.

(ii) Regulation S Global Note to Rule 144A Global Note or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or for a Definitive Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note or for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(A) if the transferee is taking a beneficial interest in a Rule 144A Global Note, instructions from Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit B-2 attached hereto; or

(B) if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit B-3 hereto, certifying that such transferee is an IAI,

then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Note, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuer, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor).

(iii) Definitive Note or Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Note or Definitive Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is (A) not a U.S. person and is acquiring such interest in an offshore transaction and (B) with respect to the Retained Notes, is a QIB or an IAI, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Note Administrator or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee;

(B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream, Luxembourg account to be credited with such increase;

(C) in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee; and

(D) a duly completed certificate in the form of Exhibit B-1 attached hereto, then the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note (or, in the case of a transfer of Definitive Notes, the Note Administrator or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv) Transfer of Rule 144A Global Notes to Definitive Notes. If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Definitive Note or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit B-3 and (B) appropriate instructions from DTC, if required, the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor).

(v) Transfer of Definitive Notes to Rule 144A Global Notes. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Note or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Note (provided that no IAI may hold an interest in a Rule 144A Global Note). Upon receipt by the Note

Administrator or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit B-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Note Administrator or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Definitive Note transferred or exchanged.

(vi) Other Exchanges. In the event that, pursuant to Section 2.10 hereof, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Note Administrator.

(f) Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A-1, A-2, A-3, A-4, A-5 and A-6 hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Note Administrator), as may be reasonably required by the Issuer, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA. So long as the Issuer is relying on an exemption under or promulgated pursuant to the 1940 Act, the Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the 1940 Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Note Administrator, the Note Administrator, at the direction of the Issuer shall authenticate and deliver Notes that do not bear such applicable legend.

(g) Each beneficial owner of Regulation S Global Notes shall be deemed to make the representations and agreements set forth in Exhibit B-1 hereto.

(h) Each beneficial owner of Rule 144A Global Notes shall be deemed to make the representations and agreements set forth in Exhibit B-2 hereto.

(i) Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit B-3 hereto.

(j) Any purported transfer of a Note not in accordance with Section 2.5(e) shall be null and void and shall not be given effect for any purpose hereunder.

(k) Notwithstanding anything contained in this Indenture to the contrary, neither the Note Administrator nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Note Administrator or Notes Registrar prior to registration of transfer of a Note, the Note Administrator and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Note Administrator or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(l) If the Note Administrator has actual knowledge or is notified by the Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Note Administrator any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Note Administrator shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Note Administrator may require that the interest in the Note referred to in clauses (i), (ii) or (iii) in the preceding paragraph be transferred to any Person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Note Administrator to take such action. In any case, none of the Issuer, the Collateral Manager or the Note Administrator shall be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).

(m) Each Noteholder approves and consents to (i) the purchase of the Collateral Interests by the Issuer from the Initial Sellers on the Closing Date and (ii) any other transaction between the Issuer and the Sellers or the Collateral Manager or their Affiliates that is permitted under the terms of this Indenture or the other Transaction Documents.

(n) As long as any Offered Note is Outstanding, Retained Notes, any retained or repurchased Notes and Membership Interests held by FCR Investor or any other entity disregarded as separate from FCR SUB-REIT for U.S. federal income tax purposes may not be transferred (whether by means of an actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes, including by means of FCR SUB-REIT transferring its equity interest in FCR

Investor), pledged or hypothecated to any other person or entity including by means of a repurchase agreement with one or more lenders (except (a) to FCR SUB-REIT, (b) to an affiliate that is directly or indirectly wholly-owned by FCR SUB-REIT and is disregarded for U.S. federal income tax purposes as a separate entity from FCR SUB-REIT, or (c) if the Issuer is wholly owned by a REIT other than FCR SUB-REIT under the terms of this Indenture, to an affiliate that is directly or indirectly wholly owned by the other REIT and is disregarded as separate from such other REIT for U.S. federal income tax purposes) unless the Issuer receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation.

For the avoidance of doubt, the Indenture Accounts (including income, if any, earned on the investments of funds in such account) will be owned by FCR SUB-REIT, if the Issuer is wholly-owned by FCR SUB-REIT, or another REIT that wholly owns the Issuer, for U.S. federal income tax purposes. The Issuer shall provide to the Note Administrator (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Note Administrator as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Note Administrator to fulfill its tax reporting obligations under applicable law with respect to the Indenture Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Issuer shall timely provide to the Note Administrator accurately updated and complete versions of such IRS forms or other documentation. The Note Administrator shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Indenture Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Indenture Accounts absent the Note Administrator having first received (i) the requisite written investment direction from the Issuer with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee, the Note Administrator and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to each Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Note Administrator by an institutional investor with a net worth of at least $200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Issuer Request (which Issuer Request shall be deemed to have been given upon receipt by the Note Administrator of a Note that has been signed by the Issuer), the Note Administrator shall cause the Authenticating Agent to authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Administrator) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a) Each Class of Notes (other than the Income Notes) shall accrue interest during each Interest Accrual Period at the Note Interest Rate applicable to such Class and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Notes will be subordinated to the payment of interest on each related Class of Notes senior thereto. Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if such Class is not the most senior Class Outstanding, shall constitute “Deferred Interest” with respect to such Class and shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferred Interest Notes and (iii) the Stated Maturity Date (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Deferred Interest on any Class of

Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes. Regardless of whether any more senior Class of Notes is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity Date of, such Class of Deferred Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity Date for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur pursuant to the Priority of Payments. The payment of principal (other than amounts constituting Deferred Interest thereon which will be payable from Interest Proceeds) on any Note (x) may only occur after each Class more senior thereto is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal due and payable on each Class more senior thereto and certain other amounts in accordance with the Priority of Payments. Payments of principal on any Class of Notes that are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity Date (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Classes of Notes most senior thereto with respect to such Class have been paid in full. Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption, Auction Call Redemption or Optional Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(b) As a condition to the payment of principal of and interest on any Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee, the Note Administrator and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W‑8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), IRS Form W‑8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W‑9 (Request for Taxpayer Identification Number and Certification), or IRS Form W‑8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms). In addition, each of the Issuer, the Trustee or any Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(b) and to update or replace such form or certification in accordance with its terms or its subsequent amendments. Furthermore, the Issuer shall require information to comply with FATCA requirements pursuant to clause (xiii) of the representations and warranties set forth under Exhibit B‑1 hereto, as deemed made pursuant to Section 2.5(g) hereto, or pursuant to clause (xiii) of the representations and warranties set forth under Exhibit B‑2 hereto, as deemed made pursuant to Section 2.5(h) hereto, or pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit B-3 hereto, made pursuant to Section 2.5(i) hereto, as applicable.

(c) Payments in respect of interest on and principal on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (or, to a foreign paying agent appointed by the Note Administrator outside of the United States if then required by applicable law, in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity. None of the Issuer, the Trustee, the Note Administrator or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Note Administrator, in the name and at the expense of the Issuer, shall not more than thirty (30) nor fewer than two (2) Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(d) Subject to the provisions of Section 2.7(a), and Section 2.7(c), Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(e) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(f) Payments of principal to Noteholders of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g) Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(h) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i) Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes, this Indenture and the other Transaction Documents are limited recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, all obligations of the Issuer and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Collateral have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(k) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Section 2.7(d), Sections 2.7(d) and Section 2.7(g)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

Section 2.8 Persons Deemed Owners.

The Issuer, the Trustee, the Note Administrator, the Servicer, the Special Servicer and any of their respective agents may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Note Administrator, the Servicer, the Special Servicer or any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices.

Section 2.9 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, upon delivery to the Notes Registrar, be promptly canceled by the Notes Registrar and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Notes Registrar shall be destroyed or held by the Notes Registrar in accordance with its standard retention policy. Notes of the most senior Class Outstanding that are held by the Issuer, the Collateral Manager or any of their respective Affiliates (and not Notes of any other Class) may be submitted to the Notes Registrar for cancellation at any time.

Section 2.10 Global Notes; Definitive Notes; Temporary Notes.

(a) Definitive Notes. The Secured Notes may only be issued in definitive, certificated form under the following limited circumstances:

(i) upon Transfer of Global Notes to an IAI or a QIB in accordance with the procedures set forth in Section 2.5(e)(ii), Section 2.5(e)(iii) or Section 2.5(e)(iv);

(ii) if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with this Section 2.10, such holder may effect such exchange or transfer upon receipt by the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit B-3, upon receipt of which the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor);

(iii) in the event that the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days of such notice, the Global Notes deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10; and

(iv) at the discretion of the Issuer, at the direction of the Collateral Manager, with respect to any Class of Notes,

(b) Any Global Note that is exchanged for a Definitive Note shall be surrendered by the Depository to the Note Administrator’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Authenticating Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibit A-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Note may transfer such Global Note by surrendering it at the Corporate Trust Office of the Note Administrator, or at the office of the Paying Agent.

(c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer shall promptly make available to the Notes Registrar a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer may execute and, upon Issuer Order, the Authenticating Agent shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Definitive Notes at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Note, the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11 U.S. Tax Treatment of the Notes and the Issuer.

(a) The Issuer intends that, for U.S. federal income tax purposes, (i) the Offered Notes (unless held by FCR SUB-REIT or any entity disregarded as separate from FCR SUB-REIT for U.S. federal income tax purposes) be treated as debt (ii) 100% of the Retained Notes, 100% of the Membership Interests and 100% of the retained or repurchased Notes be beneficially owned by FCR Investor or any other disregarded entity of FCR SUB-REIT for U.S. federal income tax purposes, (iii) that the Issuer be treated as a Qualified REIT Subsidiary or other disregarded entity of FCR SUB-REIT (unless an opinion generally to the effect set forth in Section 2.5(n) hereof has been delivered) and (iv) the Income Notes be treated as an equity interest in the Issuer. Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b) The Issuer shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c) Each Noteholder shall timely furnish to the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W‑8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) (with Part III marked), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for the United States Tax Withholding and Reporting (Entities)) IRS Form W‑8IMY (Certificate of Foreign Intermediary, Foreign Flow Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W‑9 (Request for Taxpayer Identification Number and Certification), or IRS Form W‑8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms that the Issuer or its agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments. Furthermore, Noteholders shall timely furnish any information required pursuant to Section 2.7(b).

(d) At all times the Issuer will qualify as a Qualified REIT Subsidiary or other disregarded entity of FCR SUB-REIT for U.S. federal income tax purposes, or based on an opinion of counsel, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than FCR SUB-REIT.

(e) FCR Investor, by acceptance of the Retained Notes and the Membership Interests, agrees to take no action inconsistent with such treatment and, for so long as any Note is outstanding, agrees not to sell, transfer, convey, setover, pledge or encumber any Retained Notes and/or the Membership Interests, except to the extent permitted pursuant to Section 2.5(n).

Section 2.12 Authenticating Agents.

Upon the request of the Issuer, the Note Administrator shall, and if the Note Administrator so chooses the Note Administrator may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Note Administrator.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving prior written notice of resignation to the Note Administrator, the Trustee and the Issuer. The Note Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Note Administrator shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Note Administrator agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Note Administrator shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13 Forced Sale on Failure to Comply with Restrictions.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a Non-Permitted Holder shall be null and void ab initio and any such proposed transfer of which the Issuer, the Note Administrator or the Trustee shall have notice may be disregarded by the Issuer, the Note Administrator and the Trustee for all purposes.

(b) If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in the definition of “Non-Permitted Holder” in Section 1.1, then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Note Administrator or the Trustee (and notice by the Note Administrator or the Trustee to the Issuer, if

either of them makes the discovery), send notice (or cause notice to be sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale or exercise of such discretion.

Section 2.14 No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.15 Effect of Benchmark Transition Event.

(a) If the Designated Transaction Representative determines that a Benchmark Transition Event has occurred after the Closing Date, the Designated Transaction Representative shall provide written notice of such Benchmark Transition Event to the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Calculation Agent (if different from the Note Administrator), the Servicer, the Special Servicer, the Collateral Manager and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Website). After the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the then-current Benchmark shall be replaced by a Benchmark Replacement as determined by the Designated Transaction Representative for all purposes under this Indenture and for the Notes. With respect to any Benchmark Transition Event, the Designated Transaction Representative shall determine the related Benchmark Replacement Date and the related Benchmark Replacement. The Designated Transaction Representative shall provide written notice of such Benchmark Replacement to the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Calculation Agent (if different from the Note Administrator), the Servicer, the Special Servicer, the Collateral Manager and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Website). Notwithstanding the occurrence of a Benchmark Replacement Date, amounts payable on the Notes shall be determined based on the then-current Benchmark until the designation and implementation of the Benchmark Replacement in accordance with this Indenture.

(b) In connection with the occurrence of each Benchmark Transition Event and the related Benchmark Replacement Date, the Designated Transaction Representative shall direct the parties hereto by Issuer Order to enter into a supplemental indenture in accordance with Section 8.1(b)(iv) to make any Benchmark Replacement Conforming Changes that the Designated Transaction Representative determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark Replacement and Benchmark Replacement Adjustment. In addition, the Designated Transaction Representative shall have the right, from time to time, to direct the parties hereto by Issuer Order to enter into a supplemental indenture in accordance with Section 8.1(b)(iv) to make additional Benchmark Replacement Conforming Changes that the Designated Transaction Representative determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark or Benchmark Replacement and related Benchmark Replacement Adjustment.

(c) Notwithstanding anything to the contrary in this Indenture, the Designated Transaction Representative may send any notices with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.15, by email (or other electronic communication).

(d) Any determination, implementation, adoption, decision, proposal or election that may be made by the Designated Transaction Representative pursuant to this Section 2.15, with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Replacement Conforming Changes, including, without limitation, any determination with respect to a tenor, observation period, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding on the parties hereto and the Noteholders absent manifest error, may be made in the sole discretion of the Designated Transaction Representative and may be relied upon by the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Calculation Agent (if different from the Note Administrator), the Servicer and the Special Servicer without investigation.

(e) Each holder of an interest in any Note, by the acceptance of its interest, shall be deemed to have irrevocably (i) agreed that the Designated Transaction Representative shall have no liability for any action taken or omitted by it or its agents in the performance of its role as Designated Transaction Representative and (ii) released the Designated Transaction Representative from any claim or action whatsoever relating to its performance as Designated Transaction Representative

Section 2.16 Subdivision of Income Notes.

(a) The Income Notes shall be deemed to be subdivided into three payment components: (1) one component (the “Class P Component”) having a component note balance from time to time equal to the Aggregate Outstanding Portfolio Balance minus the Aggregate Outstanding Amount of all Classes of Notes (other than the Income Notes) (the “Class P Component Note Balance”), (2) one component (the “Class X Component”) having a reference balance from time to time equal to the Aggregate Outstanding Portfolio Balance minus the Aggregate Outstanding Amount of all Classes of Notes (other than the Income Notes) (the “Class X Component Reference Balance”) and (3) one residual component (the “Class R Component”

and, together with the Class P Component and the Class X Component, the “Income Note Components”).

(b) On each Payment Date, payments due to the Holders of the Income Notes pursuant to Article 11 shall be allocated among the Income Note Components as follows.

(i) Interest Proceeds to be distributed to the Holders of the Income Notes under this Indenture shall be distributed to the Class X Component. The component note rate on the Class X Component will equal the product of (a) the difference between (1) the Collateral Net WAC and (2) the total interest expense on all Classes of Notes (other than the Income Notes) as of the related Determination Date, such aggregate expressed as a percentage of the Aggregate Outstanding Portfolio Balance and (b) a fraction with (1) the numerator equal to the Aggregate Outstanding Portfolio Balance and (2) the denominator equal to the Class X Component Reference Balance. Such component note rate will be applied to the Class X Component Reference Balance.

(ii) Principal Proceeds to be distributed to the Holders of the Income Notes under this Indenture shall be distributed to the Class P Component, based on the Class P Component Note Balance, until the Class P Component Note Balance has been reduced to zero.

(iii) The Class R Component shall be entitled to any amount remaining after all payments to the Class P Component and the Class X Component have been made in accordance with the priority of payments described in this Section 2.17(b).

For purposes of this Section 2.17(b), “Collateral Net WAC” means, with respect to any Payment Date, a per annum rate (greater than or equal to zero) equal to: (A) the total amount of Interest Proceeds available for actual payment to holders of the Notes, divided by (B) the Aggregate Outstanding Portfolio Balance as of the related Determination Date, expressed as a percentage and as an annualized rate at which interest would have to accrue on the Aggregate Outstanding Portfolio Balance on an actual/360 basis in order to produce the aggregate amount of interest described in clause (A) to accrue on the Aggregate Outstanding Portfolio Balance during the related one-month Interest Accrual Period.

(c) For the avoidance of doubt, the Note Administrator shall make computations, distributions and reports with respect to the Income Notes without regard to the Income Note Components and the payments described in this Section 2.17, and the Note Administrator shall not be responsible for any tax filings or reporting in respect of the Income Notes.

(d) Notwithstanding the foregoing, in accordance with the provisions of Section 12.2(c) of the Indenture and at any time when FCR Investor holds 100% of the Income Notes and the Membership Interests, FCR Investor may designate all or any portion of the Available Funds which would otherwise be distributed to it as Income Noteholder for deposit into the Payment Account as a contribution to the Issuer. Any such amounts paid to the Issuer as a contribution shall be deemed for all purposes as having been paid to the Income Noteholder pursuant to the Priority of Payments.

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED COLLATERAL INTERESTS

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer upon compliance with Section 3.2 and shall be delivered to the Authenticating Agent for authentication and thereupon the same shall be authenticated and delivered by the Authenticating Agent upon Issuer Request. The Issuer shall cause the following items to be delivered to the Trustee on or prior to the Closing Date:

(a) an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Placement Agency Agreement, the Future Funding Agreement, the Servicing Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, and (C) the Officer’s or the Issuer authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) an opinion of Sidley Austin LLP, special counsel to the Issuer and certain Affiliates thereof (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g), (h) and (i)) dated the Closing Date, as to certain matters of New York law and certain United States federal income tax and securities law matters, in a form satisfactory to the Placement Agents;

(c) opinions of Sidley Austin LLP, special counsel to the Issuer dated the Closing Date, relating to (i) the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Collateral and (ii) certain bankruptcy matters, in each case;

(d) an opinion of K&L Gates LLP, counsel to the Servicer, regarding certain issues of United States law;

(e) an opinion of K&L Gates LLP, counsel to the Special Servicer;

(f) an opinion of Alston & Bird LLP, counsel to Wilmington Trust, National Association and Computershare Trust Company, National Association, regarding certain matters of United States, New York and Minnesota law;

(g) an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(h) executed counterparts of the Collateral Interest Purchase Agreement, the Servicing Agreement, the Collateral Management Agreement, the Advisory Committee Member Agreement, the Participation Agreements, the Future Funding Agreement, the Placement Agency Agreement, the Securities Account Control Agreement, the Future Funding Account Control Agreement and the Repurchase Guaranty;

(i) an Accountants’ Report on applying specified agreed-upon procedures with respect to certain information concerning the Collateral Interests in the Preliminary Offering Memorandum of the Issuer, dated August 9, 2026 and the Structural and Collateral Term Sheet dated August 9, 2026 and an Accountant’s Report on applying specified agreed-upon procedures with respect to certain information concerning the Collateral Interests in the Offering Memorandum;

(j) evidence of preparation for filing at the appropriate filing office in the State of Delaware of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture in that Collateral in which a security interest may be perfected by filing under the UCC;

(k) an Issuer Order executed by the Issuer directing the Authenticating Agent to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer; and

(l) the EU/UK Risk Retention Letter.

Section 3.2 Security for Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a) Grant of Security Interest; Delivery of Collateral Interests. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Closing Date Collateral Interests acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) to the Trustee, without recourse (except as expressly provided in the Collateral Interest Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Securities Intermediary of such Closing Date Collateral Interests;

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee and the Note Administrator, to the effect that, in the case of each Closing Date Collateral Interest pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer is the owner of such Closing Date Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii) the Issuer has acquired its ownership in such Closing Date Collateral Interest in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Closing Date Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Loan Documents with respect to such Closing Date Collateral Interest do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Closing Date Collateral Interest to the Trustee;

(v) Schedule A identifies every Closing Date Collateral Interest sold to the Issuer on the Closing Date pursuant to the Collateral Interest Purchase Agreement and pledged to the Issuer on the Closing Date hereunder;

(vi) the Closing Date Collateral Interests included in the Collateral satisfy the requirements of Section 3.2(a); and

(vii) (1) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Closing Date Collateral Interests pledged to the Trustee for inclusion in the Collateral on the Closing Date; and

(2) upon the delivery of (A) with respect to each Collateral Interest (other than a Collateral Interest that is a Participation in a Non-Serviced Loan), each mortgage note evidencing the obligations of the borrowers under the related Mortgage Loan, and/or each Participation Agreement and participation certificate (if any) evidencing such Collateral Interest (if applicable), and (B) with respect to each Collateral Interest that is a Participation in a Non-Serviced Loan, the Participation Agreement and participation certificate or promissory note (if any) evidencing such Collateral Interest, in each case to the Custodian on behalf of the Trustee, at the Custodian’s office in Minneapolis, Minnesota, the Trustee’s security interest in all Collateral Interests shall be a validly perfected, first priority security interest under the UCC as in effect in the State of Minnesota.

(c) Rating Letters. The Issuer’s receipt of signed letters from the Rating Agencies confirming that (i) the Class A Notes have been issued with a rating of “Aaa(sf)” by Moody’s and “AAA(sf)” by KBRA, (ii) the Class A-S Notes have been issued with a rating of “AAA(sf)” by KBRA, (iii) the Class B Notes have been issued with a rating of at least “AA-(sf)” by KBRA, (iv) the Class C Notes have been issued with a rating of at least “A-(sf)” by KBRA, (v) the Class D Notes have been issued with a rating of at least “BBB(sf)” by KBRA, (vi) the Class E Notes have been issued with a rating of at least “BBB-(sf)” by KBRA, (vii) the Class F Notes have been issued with a rating of at least “BB-(sf)” by KBRA and (viii) the Class G Notes have been issued with a rating of at least “B-(sf)” by KBRA, and that such ratings are in full force and effect on the Closing Date.

(d) Accounts. Evidence of the establishment of the Payment Account, the Reinvestment Account, the Custodial Account, the Servicer Collection Account, the Participated Loan Collection Account, and the Future Funding Reserve Account.

Section 3.3 Transfer of Collateral.

(a) Computershare Trust Company, National Association, acting through its Document Custody division, as document custodian (in such capacity, the “Custodian”), is hereby appointed as Custodian to hold all of the Collateral Interests, including the Closing Date Collateral Interests, which shall be delivered to it by the Issuer on the Closing Date, or on the closing date of its acquisition of such Collateral Interest after the Closing Date, at the Custodian’s office in Minneapolis, Minnesota. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and has capital and surplus of at least U.S.$200,000,000 and whose long-term unsecured debt, long-term deposits or long-term issuer rating is rated at least “Baa1” by Moody’s. Subject to the limited right to relocate Collateral set forth in Section 7.5(b), the Custodian shall hold all Loan Documents at its Corporate Trust Office.

(b) All Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments shall be held in accordance with Article 10 and, in respect of each Indenture Account, the Trustee on behalf of the Secured Parties shall have entered into a securities account control agreement with the Issuer, as debtor, the Note Administrator and Computershare Trust Company, National Association, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) (together with its permitted successors and assigns in the trusts hereunder, the “Securities Intermediary”) and the Trustee (the “Securities Account Control Agreement”) providing, inter alia, that the establishment and maintenance of such Indenture Account will be governed by the law of the State of New York. The security interest of the Trustee in Collateral shall be perfected and otherwise evidenced as follows:

(i) in the case of such Collateral consisting of Security Entitlements, by the Issuer (A) causing the Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by or on behalf of the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii) in the case of Collateral that consists of Instruments (other than Instruments delivered pursuant to clause (e) below) or Certificated Securities (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Custodian, on behalf of the Trustee, to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota;

(iii) in the case of Collateral that consist of General Intangibles and all other Collateral of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the State of Delaware, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Collateral, with the Office of the Secretary of the State of the State of Delaware;

(iv) in the case of Collateral that consists of General Intangibles, causing the registration of the security interests granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer’s registered office in the State of Delaware; and

(v) in the case of Collateral that consists of Cash on deposit in any Servicing Account managed by the Servicer or Special Servicer pursuant to the terms of the Servicing Agreement, to deposit such Cash in a Servicing Account, which Servicing Account is in the name of the Servicer or Special Servicer on behalf of the Trustee;

(c) The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all assets of the Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.

(d) Without limiting the foregoing, the Trustee shall cause the Note Administrator to take such different or additional action as the Trustee may be advised by advice of counsel to the Trustee, Note Administrator or the Issuer (delivered to the Trustee and the Note Administrator) is reasonably required in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(c), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(e) Without limiting any of the foregoing, in connection with each Grant of a Collateral Interest hereunder, the Issuer shall deliver (or cause to be delivered by the Sellers) to the Custodian the following documents (collectively, the “Collateral Interest File”):

(1) if such Collateral Interest is a Mortgage Loan:

(i) the original mortgage note or promissory note, as applicable, bearing all intervening endorsements, endorsed in blank or endorsed “Pay to the order of FCR 2026-FL1 Issuer LLC, without recourse,” and signed in the name of the last endorsee by an authorized Person or, if the original mortgage note is not included therein, then a lost note affidavit and indemnity with a copy of the mortgage note attached thereto;

(ii) an original blanket assignment of all unrecorded documents with respect to such Collateral Interest to the Issuer or in the name of the Issuer, in each case in form and substance acceptable for recording;

(iii) the original of any guarantee executed in connection with the promissory note, if any;

(iv) with respect to a Mortgage Loan, the original mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer (or the Sellers) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(v) the originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof together with an Officer’s Certificate of the Issuer (or the Sellers) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Collateral Interest otherwise included in the Collateral Interest File;

(vi) the original assignment of mortgage in blank or in the name of the Issuer, in form and substance acceptable for recording and signed in the name of the last endorsee;

(vii) the originals of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the related originator thereof to the last endorsee, or copies thereof together with an Officer’s Certificate of the Issuer certifying that such represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(viii) an original or a copy (which may be in the form of an electronically issued title policy) mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(ix) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Collateral Interest, if any;

(x) with respect to a Mortgage Loan, the original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer certifying that such copy represents a true and correct copy of the original that has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(xi) the original assignment of any assignment of leases and rents in blank or in the name of the Issuer, in form and substance acceptable for recording;

(xii) a filed copy of the UCC-1 financing statements with evidence of filing thereon, and UCC-3 assignments in blank, which UCC-3 assignments shall be in form and substance acceptable for filing;

(xiii) the original of any related loan agreement;

(xiv) the original of any related guarantee;

(xv) the original of the environmental indemnity agreement, if any;

(xvi) the original of any general collateral assignment of all other documents held by the Issuer in connection with the Collateral Interest;

(xvii) an original of any disbursement letter from the collateral obligor to the original mortgagee;

(xviii) an original of the survey of the related Mortgaged Properties;

(xix) a copy of any property management agreements;

(xx) a copy of any ground leases;

(xxi) a copy of any related environmental insurance policy and environmental report with respect to the related Mortgaged Properties;

(xxii) with respect to any Collateral Interest with related mezzanine or other subordinate debt (other than a Companion Participation), a copy of any related co-lender agreement, intercreditor agreement, subordination agreement or other similar agreement;

(xxiii) with respect to any Mortgage Loan secured by a hospitality property, a copy of any related franchise agreement, an original or copy of any comfort letter related thereto, and if, pursuant to the terms of such comfort letter, the general assignment of the Collateral Interest is not sufficient to transfer or assign the benefits of such comfort letter to the Issuer, a copy of the notice by the related Seller to the franchisor of the transfer of such Collateral Interest and/or a copy of the request for the issuance of a new comfort letter in favor of the

Issuer (in each case, as and to the extent required pursuant to the terms of such comfort letter); provided that the Custodian shall have no obligation to determine whether such notice is required;

(xxiv) a copy of any opinion of counsel; and

(2) if such Collateral Interest is a Participation:

(i) each of the documents specified in (1) above with respect to the related Mortgage Loan;

(ii) an original or a copy of the related Participation Agreement;

(iii) an original of any participation certificate or promissory note evidencing such Participation in the name of the Issuer;

(iv) a copy of any other related participation certificate or promissory note; and

(v) an original of an assignment and assumption with respect to such participation and participation certificate, in each case, endorsed in blank by the Issuer.

provided, however, notwithstanding the foregoing, any original mortgage note with respect to the Collateral Interest identified on Schedule A hereto as “7856 Ellis Road”, shall be required to be delivered to the Custodian within five (5) Business Days of the Closing Date.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Sellers) in time to permit their delivery hereunder at the time required, the Issuer (or the Sellers) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the Sellers) from the applicable recording office.

(f) The execution and delivery of this Indenture by the Custodian shall constitute certification that (i) each original note (or a copy of such note, together with a signed lost note affidavit) or any original participation certificate, as applicable, required to be delivered to the Custodian on behalf of the Trustee by the Issuer (or the Sellers) and all allonges thereto, if any, have been received by the Custodian (directly or through a bailee); and (ii) such original note or any original participation certificate, as applicable, has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the related Collateral Interest. The Custodian agrees to review or cause to be reviewed the Collateral Interest Files within sixty (60) days after the Closing Date, and to deliver to the Issuer, the Note Administrator, the Servicer, the Collateral Manager and the Trustee a certification in the form of Exhibit C attached hereto, indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(e) have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the related Collateral Interest. The Custodian shall have no responsibility for reviewing the Collateral Interest File except as expressly set forth in this Section 3.3(f). None of the Trustee, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.

(g) No later than the one hundred twentieth (120th) day after the Closing Date, the Custodian shall (i) deliver to the Issuer, with a copy to the Note Administrator, the Trustee, the Servicer and the Collateral Manager a final exception report as to any remaining documents that are required to be, but are not in the Collateral Interest File and (ii) request that the Issuer cause such document deficiency to be cured.

(h) Without limiting the generality of the foregoing:

(i) from time to time upon the request of the Trustee, Collateral Manager, Servicer or Special Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Loan Document in the possession of the Issuer and not previously delivered hereunder (including originals of Loan Documents not previously required to be delivered as originals) and as to which the Trustee, Collateral Manager, Servicer or Special Servicer, as applicable, shall have reasonably determined, or shall have been advised, to be necessary or appropriate for the administration of such Collateral Interest hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii) in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Custodian shall deliver to the Collateral Manager and the Servicer, on behalf of the Issuer, a Certification in the form of Exhibit C acknowledging the receipt of such documents by the Custodian and that it is holding such documents subject to the terms of this Indenture; and

(iii) from time to time upon request of the Collateral Manager, the Servicer or the Special Servicer, the Custodian shall, upon delivery by the Collateral Manager, Servicer or Special Servicer, as applicable, of a request for release in the form of Exhibit D hereto (a “Request for Release”), release to the Collateral Manager, Servicer or Special Servicer, as applicable, such of the Loan Documents then in its custody as the Collateral Manager, Servicer or Special Servicer, as applicable, reasonably so requests. By submission of any such Request for Release, the Collateral Manager, Servicer or the Special Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Collateral Management Standard or the Servicing Standard, respectively, set forth in the Collateral Management Agreement or the Servicing Agreement, as the case may be, that the requested release is necessary for the administration of such Collateral Interest hereunder or under the Collateral Management

Agreement or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture. The Collateral Manager, Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to this clause (iii) within twenty (20) Business Days of receipt thereof (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Interest that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iii), any note, participation certificate or other instrument evidencing a Pledged Collateral Interest shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Collateral Interest that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Pledged Collateral Interest or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note.

(i) As of the Closing Date (with respect to the Collateral owned or existing as of the Closing Date) and each date on which any Collateral is acquired (only with respect to each Collateral so acquired or arising after the Closing Date), the Issuer represents and warrants as follows:

(i) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person;

(iii) in the case of each Collateral, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section 8‑102(a)(1) of the UCC as in effect on the date hereof;

(iv) other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;

(v) the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi) the Issuer has received all consents and approvals required by the terms of each Collateral and the Transaction Documents to grant to the Trustee its interest and rights in such Collateral hereunder;

(vii) the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii) all of the Collateral constitutes one or more of the following categories: an Instrument, a General Intangible, a Certificated Security or an Uncertificated Security, or a Financial Asset in which a Security Entitlement has been created and that has been or will have been credited to a Securities Account and Proceeds of all the foregoing;

(ix) the Securities Intermediary has agreed to treat all Collateral credited to the Custodial Account as a Financial Asset;

(x) the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Indenture Accounts without further consent of the Issuer; none of the Indenture Accounts is in the name of any Person other than the Issuer, the Note Administrator or the Trustee; the Issuer has not consented to the Securities Intermediary to comply with any Entitlement Orders in respect of the Indenture Accounts and any Security Entitlement credited to any of the Indenture Accounts originated by any Person other than the Trustee or the Note Administrator on behalf of the Trustee;

(xi) (A) all original executed copies of each promissory note or participation certificate, as applicable, or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee and (B) none of the promissory notes, participation certificates or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;

(xii) each of the Indenture Accounts constitutes a Securities Account in respect of which Computershare Trust Company, National Association has accepted to be Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.

(j) The Note Administrator shall cause all Eligible Investments delivered to the Note Administrator on behalf of the Issuer (upon receipt by the Note Administrator thereof) to be promptly credited to the applicable Account.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Note Administrator (in each of its capacities) and the Trustee and the specific obligations set forth below hereunder, (v) the rights, protections, indemnities and immunities of the Custodian, the rights, obligations, indemnities and immunities of the Servicer and Special Servicer set forth hereunder and under the Servicing Agreement, and (vii) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Custodian or Securities Intermediary (on behalf of the Trustee) and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) (i) either:

(1) all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Notes Registrar for cancellation; or

(2) all Notes not theretofore delivered to the Notes Registrar for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Note Administrator for the giving of notice of redemption by the Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Note Administrator, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price) on such Notes not theretofore delivered to the Note Administrator for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Collateral is liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Note Administrator, all proceeds of such liquidation of the Collateral, for payment in accordance with the Priority of Payments;

(ii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Servicing Agreement) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and

(iii) the Issuer has delivered to the Trustee and the Note Administrator Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee and Note Administrator an opinion of Sidley Austin LLP or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(b) (i) the Issuer has delivered to the Trustee and Note Administrator a certificate stating that (1) there is no Collateral (other than (x) the Collateral Management Agreement, the Servicing Agreement and the Servicing Accounts related thereto and the Securities Account Control Agreement and the Indenture Accounts related thereto and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Servicer under the Servicing Agreement for such purpose; and

(ii) the Issuer has delivered to the Note Administrator and the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Note Administrator, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 hereof shall survive.

Section 4.2 Application of Amounts held in Trust.

All amounts deposited with the Note Administrator pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Note Administrator may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent, upon demand of the Issuer, shall be remitted to the Note Administrator to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4 Limitation on Obligation to Incur Company Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer with respect to the Collateral Interests in Cash during the current Due Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person, other than with respect to fees and indemnities of, and other payments, charges and expenses incurred in connection with opinions, reports or services to be provided to or for the benefit of, the Trustee, the Note Administrator, or any of their respective Affiliates. Any failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment of any interest on any Class of Current Pay Notes (or, if no Class of Current Pay Notes is Outstanding, any other Class of Notes (other than the Income Notes) at the time such Class of Notes is the most senior Class of Notes outstanding), when the same becomes due and payable and the continuation of any such default for three (3) Business Days after a Trust Officer of the Note Administrator has actual knowledge or receives notice from any Noteholder of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such failure continues for a period of five (5) or more Business Days after a Trust Officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;

(b) a default in the payment of principal (or the related Redemption Price, if applicable) of any Class of Notes (other than the Income Notes) when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date (unless, in the case of a Redemption Date, the applicable notice of redemption was withdrawn); provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such failure continues for five (5) Business Days after a Trust Officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;

(c) the failure on any Payment Date to disburse amounts in excess of $100,000 available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the holders of the Income Notes object, a failure to disburse any amounts to the holders of the Income Notes), which failure continues for a period of three (3) Business Days; or in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such failure continues for a period of five (5) or more Business Days after a Trust Officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;

(d) the Issuer or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;

(e) a default in the performance, or breach, of any other covenant or other agreement of the Issuer (other than the covenant to make the payments described in clauses (a), (b) or (c) above or to satisfy the Note Protection Tests) or any representation or warranty of the Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of thirty (30) days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, fifteen (15) days) after either the Issuer or the Collateral Manager has actual knowledge thereof or after written notice thereof to the Issuer by the Trustee or to the Issuer, the Collateral Manager and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other similar applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(g) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(h) one or more final judgments being rendered against the Issuer which exceed, in the aggregate, $1,000,000 and which remain unstayed, undischarged and unsatisfied for thirty (30) days after such judgment(s) becomes nonappealable, unless (i) adequate funds have been reserved or set aside for the payment thereof and (ii) the Rating Agency Condition has been satisfied;

(i) the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of FCR SUB-REIT or another REIT for U.S. federal income tax purposes, unless (A) within ninety (90) days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool, or is not, will not be, and has not been, otherwise subject to U.S. federal income tax on a net basis and the Noteholders are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes or (2) receives an amount from the Income Noteholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (3) and (18) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded; or

(j) the Aggregate Principal Balance of (1) all Non-Controlled Collateral Interests owned by the Issuer and (2) all other assets that do not qualify as “qualifying interests” in real estate for purposes of Section 3(c)(5)(C) of the 1940 Act (as described in the related no-action letters and other guidance provided by the SEC) owned by the Issuer is in excess of 35% of the Aggregate Principal Balance of all Collateral Interests and the other assets then owned by the Issuer for a period of sixty (60) consecutive days or more.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee, the Note Administrator, the Servicer and the Special Servicer in writing.

Notwithstanding anything in this Section 5.1 to the contrary, the Trustee shall be under no obligation to make any disbursement of amounts payable on the Notes.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default shall occur and be continuing (other than an Event of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may, and shall at the written direction of a Majority of each Class of Offered Notes voting as a separate Class, or if no Class of Offered Notes is Outstanding, a Majority of the Class F Notes or, if no Class of Offered Notes or Class F Notes are Outstanding, a Majority of the Class G Notes, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable, and any such acceleration shall automatically terminate the Reinvestment Period. If an Event of Default described in Section 5.1(f) or 5.1(g) above occurs, such acceleration shall occur automatically and without any further action and shall automatically terminate the Reinvestment Period. Upon any such acceleration, the principal of and accrued and unpaid interest on all the Notes, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.

(b) At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences (including the termination of the Reinvestment Period) if:

(i) the Issuer has paid or deposited with the Note Administrator a sum sufficient to pay:

(A) all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B) all unpaid taxes of the Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Note Administrator or to the Trustee hereunder;

(C) with respect to the Advancing Agent, the Backup Advancing Agent, and the Trustee any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(D) any Company Administrative Expense due and payable;

(ii) the Trustee has received notice that all Events of Default, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such notice (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Collateral shall be preserved in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Collateral; provided that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee determines that such action will not involve it in liability (unless the Trustee has received security or indemnity satisfactory to it against any such liability); and (iv) any direction to undertake a sale of the Collateral may be made only as described in Section 5.17. The Trustee shall be entitled to refuse to take any action absent such direction.

(d) As security for the payment by the Issuer of the compensation and expenses of the Trustee, the Note Administrator, and any sums the Trustee or Note Administrator shall be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Collateral, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e) A Majority of each Class of Notes may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if a Default shall occur in respect of the payment of any interest and principal on any Class of Notes (but only after any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Note Administrator on behalf of the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Administrator, the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, as Trustee of an express trust, and at the expense of the Issuer, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling Class, as determined by the Trustee acting in good faith; provided, that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Collateral may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Collateral, the preceding sentence, and, in all cases, the applicable provisions of this Indenture. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. Any direction to the Trustee to undertake a sale of Collateral shall be forwarded to the Special Servicer, and the Special Servicer shall conduct any such sale in accordance with the terms of the Servicing Agreement.

In the case where (x) there shall be pending Proceedings relative to the Issuer under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, or its property, or (z) there shall be any other comparable Proceedings relative to the Issuer, or the creditors or property of the Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(iii) to collect and receive (or cause the Note Administrator to collect and receive) any amounts or other property payable to or deliverable on any such claims, and to distribute (or cause the Note Administrator to distribute) all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; the Secured Parties, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee (or the Note Administrator on its behalf), and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee and the Note Administrator such amounts as shall be sufficient to cover reasonable compensation to the Trustee and the Note Administrator, each predecessor trustee and note administrator, and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Backup Advancing Agent and each predecessor backup advancing agent.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met and any sale of Collateral contemplated to be conducted by the Trustee under this Indenture shall be effected by the Special Servicer pursuant to the terms of the Servicing Agreement, and the Trustee shall have no liability or responsibility for or in connection with any such sale.

Section 5.4 Remedies.

(a) If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee, or, with respect to any sale of any Collateral Interests, the Special Servicer, may, after notice to the Note Administrator and the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Collateral any amounts adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof (provided that any such sale shall be conducted by the Special Servicer pursuant to the Servicing Agreement);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided, however, that no sale or liquidation of the Collateral or institution of Proceedings in furtherance thereof pursuant to this Section 5.4 may be effected unless either of the conditions specified in Section 5.5(a) are met.

The Issuer shall, at the Issuer’s expense, upon request of the Trustee or the Special Servicer, obtain and rely upon an opinion of an Independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts expected to be received with respect to the Collateral to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the

Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, the Collateral Manager, the Special Servicer or the Servicer or any of their respective Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment or new Notes shall be delivered to the Holders reflecting the reduced interests thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Note Administrator or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Trustee, the Note Administrator and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee, the Note Administrator or any other Secured Party, the Designated Transaction Representative, any other party to any Transaction Document, the Noteholders and the holders of the Membership Interests in the Issuer or third party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the State of Delaware) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or any Issuer Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee, the Note Administrator, or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the State of Delaware) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, the Note Administrator or any other Secured Party or any other party to any

Transaction Document, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

Section 5.5 Preservation of Collateral.

(a) Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing when any of the Notes are Outstanding, the Trustee and the Note Administrator, as applicable, shall (except as otherwise expressly permitted or required under this Indenture) retain the Collateral securing the Secured Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Collateral, unless either:

(i) the Note Administrator, pursuant to Section 5.5(c), determines (based on information delivered to it in accordance with this Indenture from the Special Servicer) that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Deferred Interest), and, upon receipt of information from Persons to whom fees and expenses are payable, all other amounts payable prior to payment of principal on the Secured Notes due and payable pursuant to Sections 11.1(a)(ii) and 11.1(a)(iii) and the holders of a Majority of the Controlling Class agrees with such determination; or

(ii) a Supermajority of each Class of Notes (each voting as a separate Class) directs, subject to the provisions hereof, the sale and liquidation of all or a portion of the Collateral; or

(iii) an Event of Default as described in Section 5.1(j) occurs and is continuing, in which case the Collateral Manager shall promptly proceed to liquidate the Collateral (or such portion of the Collateral as is necessary to cure such Event of Default).

In the event of a sale of all or a portion of the Collateral pursuant to clause (ii) above, the Special Servicer on behalf of the Trustee shall be required to sell that portion of the Collateral identified by the requisite Noteholders pursuant to a written direction in form and substance satisfactory to the Trustee and all proceeds of such sale shall be remitted to the Note Administrator for distribution in the order set forth in Section 11.1(a). The Note Administrator shall give written notice of the retention of the Collateral by the Custodian to the Issuer, the Trustee, the Servicer, the Special Servicer and each Rating Agency. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require a sale of the Collateral securing the Secured Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Secured Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Collateral Interest from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Collateral Interests that, at that time, engage in the trading, origination or securitization of whole loans or participations similar to the Collateral Interests (or, if only one such dealer can be engaged, then the Collateral Manager shall obtain a bid price from such dealer or, if no such dealer can be engaged, from a pricing service). The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Collateral Interest and provide the Trustee and the Note Administrator with the results thereof. For the purposes of determining issues relating to the market value of any Collateral Interest and the execution of a sale or other liquidation thereof, the Special Servicer may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as a Company Administrative Expense) in connection with a determination as to whether the condition specified in Section 5.5(a)(i) exists.

The Note Administrator shall promptly deliver to the Noteholders and the Servicer, and the Note Administrator shall post to the Note Administrator’s Website, a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i) based solely on the Collateral Manager’s determination made pursuant to this Section 5.5(c).

Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all Noteholders.

Section 5.7 Application of Amounts Collected.

Any amounts collected by the Note Administrator with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Note Administrator with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1(a)(iii) hereof, at the date or dates fixed by the Note Administrator.

Section 5.8 Limitation on Suits.

No Holder of a Note shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to this Indenture or the Notes is subject to any non-petition covenants set forth in this Indenture or the Notes), judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Noteholders of the same Class or to enforce any right under this Indenture or the Notes, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall not be required to take any action until it shall have received the direction of a Majority of the Controlling Class.

Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(d)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10 Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee, the Note Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13 Control by the Controlling Class.

Subject to Sections 5.2(a) and (b), but notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a) such direction shall not conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity satisfactory to it against such liability as set forth below);

(c) the Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Collateral Interests shall be performed by the Special Servicer on behalf of the Trustee, and must satisfy the requirements of Section 5.5 and applicable law.

Section 5.14 Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a) in the payment of principal of any Note;

(b) in the payment of interest in respect of the Controlling Class;

(c) in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d) in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee or the Note Administrator, without the Trustee’s or the Note Administrator’s express written consent thereto, as applicable.

In the case of any such waiver, the Issuer, the Trustee, and the Noteholders shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Any such waiver shall be effectuated upon receipt by the Trustee and the Note Administrator of a written waiver by such Majority of each Class of Notes.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold. The Special Servicer may, upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three (3) Business Days after the date of the determinations made pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until such determinations have been made again as required by Section 5.5(a)(i) hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Special Servicer shall be authorized to deduct the reasonable costs, charges and expenses incurred by it, or by the Trustee or the Note Administrator in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b) The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof, which, in the case of any Collateral Interests, shall be upon request and delivery of any such instruments by the Special Servicer. In addition, the Special Servicer, with respect to Collateral Interests, and the Trustee, with respect to any other Collateral, is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s or Special Servicer’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(d) In the event of any Sale of the Collateral pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

(e) Notwithstanding anything herein to the contrary, any sale by the Trustee of any portion of the Collateral shall be executed by the Special Servicer on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefor.

Section 5.18 Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the Collateral of the Issuer.

ARTICLE 6

THE TRUSTEE AND NOTE ADMINISTRATOR

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) each of the Trustee and the Note Administrator undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Note Administrator; and any permissive right of the Trustee or the Note Administrator contained herein shall not be construed as a duty; and

(ii) in the absence of manifest error, or bad faith on its part, each of the Note Administrator and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Note Administrator, as the case may be, and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Note Administrator, the Trustee and the Note Administrator shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee or the Note Administrator within 15 days after such notice from the Trustee or the Note Administrator, the Trustee or the Note Administrator, as applicable, shall notify the party providing such instrument and requesting the correction thereof.

(b) In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) If, in performing its duties under this Indenture, the Trustee or the Note Administrator is required to decide between alternative courses of action, the Trustee and the Note Administrator may request written instructions from the Collateral Manager as to courses of action desired by it. If the Trustee and the Note Administrator does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee and the Note Administrator shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee and the Note Administrator shall be entitled to request and rely on the advice of legal counsel, Independent accountants and experts in performing its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in accordance with such advice.

(d) No provision of this Indenture shall be construed to relieve the Trustee or the Note Administrator from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that neither the Trustee nor the Note Administrator shall be liable:

(i) for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that it was negligent in ascertaining the pertinent facts; or

(ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Collateral Manager, and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or the Note Administrator in respect of any Note or exercising any trust or power conferred upon the Trustee or the Note Administrator under this Indenture.

(e) No provision of this Indenture shall require the Trustee or the Note Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture.

(f) Neither the Trustee nor the Note Administrator shall be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Controlling Class, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee) and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(g) Neither the Trustee nor the Note Administrator shall have any obligation to confirm the compliance by FCR or FCR Investor with the Credit Risk Retention Rules or the EU/UK Risk Retention Letter.

(h) Neither the Trustee nor the Note Administrator (including in its capacity as Calculation Agent) shall have any (i) responsibility or liability for the selection of an alternative rate as a successor or replacement benchmark to Term SOFR and shall be entitled to rely upon any designation of such a rate by the Designated Transaction Representative and (ii) liability for any failure or delay in performing its duties under this Indenture as a result of the unavailability of a “Term SOFR” rate as described in the definition thereof. The Note Administrator and the Trustee shall be entitled to rely upon the notices provided by the Designated Transaction Representative facilitating or specifying the Benchmark Replacement, Benchmark Replacement Date, Benchmark Replacement Conforming Changes and such other administrative procedures with respect to the calculation of any Benchmark Replacement.

(i) For all purposes under this Indenture, neither the Trustee nor the Note Administrator shall be deemed to have notice or knowledge of any Event of Default or Default, unless a Trust Officer of either the Trustee or the Note Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee or the Note Administrator, as applicable at the respective Corporate Trust Office, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s and Note Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee or Note Administrator, as applicable, is deemed to have notice as described in this Section 6.1.

(j) The Trustee and the Note Administrator shall, upon reasonable prior written notice, permit the Issuer, the Collateral Manager and their designees, during its normal business hours, to review all books of account, records, reports and other papers of the Trustee relating to the Notes and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee or the Note Administrator, as applicable, by such Person).

Section 6.2 Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the 17g‑5 Information Provider and to the Note Administrator (who will post such notice the Note Administrator’s Website) and the Note Administrator shall deliver to the Collateral Manager and to all Holders of Notes as their names and addresses appear on the Notes Register notice of such Default, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee and Note Administrator.

Except as otherwise provided in Section 6.1:

(a) the Trustee and the Note Administrator may request, rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee or the Note Administrator shall deem it desirable that a matter be proved or established prior to taking,

suffering or omitting any action hereunder, the Trustee and the Note Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee and the Note Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee or the Note Administrator of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) neither the Trustee nor the Note Administrator shall be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders unless such Noteholders shall have offered to the Trustee and the Note Administrator, as applicable indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) neither the Trustee nor the Note Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents and shall be entitled to rely conclusively thereon;

(g) each of the Trustee and the Note Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys, and upon any such appointment of an agent or attorney, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Trustee or Note Administrator, as applicable;

(h) neither the Trustee nor the Note Administrator shall be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i) neither the Trustee nor the Note Administrator shall be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Note Administrator itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Note Administrator itself acting in that capacity) or any Paying Agent (other than the Note Administrator itself acting in that capacity) or any Designated Transaction Representative;

(j) neither the Trustee nor the Note Administrator shall be liable for the actions or omissions of the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee); and without limiting the foregoing, neither the Trustee nor the Note Administrator shall be under any obligation to verify compliance by (any party hereto with the terms of this Indenture (other than itself) to verify or independently determine the content, completeness or accuracy of information received by it from the Servicer or Special Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Interests;

(k) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee or Note Administrator hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee and Note Administrator shall be entitled to request and receive (and rely upon) instruction from the Issuer or accountants appointed by the Issuer as to the application of GAAP in such connection, in any instance;

(l) neither the Trustee nor the Note Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on its behalf); provided, however, that the Trustee and Note Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee and Note Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by each of the Trustee and Note Administrator (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or Note Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or Note Administrator determines adversely affects it in its individual capacity;

(m) the Trustee and the Note Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee or as Note Administrator, as applicable, in each capacity for which it serves hereunder, the Future Funding Agreement, the Future Funding Account Control Agreement, the Servicing Agreement and the Securities Account Control Agreement (including, without limitation, as Secured Party, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Backup Advancing Agent, Securities Intermediary, Custodian and Notes Registrar);

(n) in determining any affiliations of Noteholders with any party hereto or otherwise, each of the Trustee and the Note Administrator shall be entitled to request and conclusively rely on a certification provided by a Noteholder;

(o) in no event shall the Trustee or Note Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Note Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(p) neither the Trustee nor the Note Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(q) in no event shall the Trustee or the Note Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond the Trustee’s or the Note Administrator’s control, as applicable, whether or not of the same class or kind as specifically named above;

(r) neither the Trustee nor the Note Administrator shall be under any obligation to take any action in the performance of its duties hereunder that would be in violation of applicable law; and

(s) except as otherwise expressly set forth in this Indenture, knowledge or information acquired by (i) Computershare Trust Company, National Association in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to Computershare Trust Company, National Association or any Affiliate of Computershare Trust Company, National Association in any of its other capacities hereunder or under such other documents, and (ii) any Affiliate of Computershare Trust Company, National Association shall not be imputed to Computershare Trust Company, National Association, in any of its respective capacities hereunder and vice versa.

Section 6.4 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and neither the Trustee nor the Note Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Note Administrator makes any representation as to the validity or sufficiency of this Indenture, the Collateral or the Notes. Neither the Trustee nor the Note Administrator shall be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Notes.

The Trustee, the Note Administrator, the Paying Agent, the Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Note Administrator, Paying Agent, Notes Registrar or such other agent.

Section 6.6 Amounts Held in Trust.

Amounts held by the Note Administrator hereunder shall be held in trust to the extent required herein. The Note Administrator shall be under no liability for interest on any amounts received by it hereunder except to the extent of income or other gain on investments received by the Note Administrator on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee and Note Administrator on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or note administrator of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee, Custodian and Note Administrator in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, Custodian or Note Administrator in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture;

(iii) to indemnify the Trustee, Custodian or Note Administrator (in each of its capacities) and their respective Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and expenses) incurred without negligence, willful misconduct or bad faith on their respective parts, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, including any costs and expenses (including reasonable attorneys’ fees) incurred in connection with the enforcement of any indemnity afforded to them hereunder; and

(iv) to pay the Trustee and Note Administrator reasonable additional compensation together with its expenses (including reasonable legal fees and expenses) for any collection action taken pursuant to Section 6.13 hereof.

(b) The Issuer may remit payment for such fees and expenses to the Trustee and Note Administrator or, in the absence thereof, the Note Administrator may from time to time deduct payment of its and the Trustee’s fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c) The Note Administrator, in its capacity as Note Administrator, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Backup Advancing Agent and Notes Registrar hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any Issuer Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Indenture and resignation or removal of the Trustee and Note Administrator.

(d) The Trustee and Note Administrator agree that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such

Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee or Note Administrator against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee and Note Administrator will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee and Note Administrator shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

The Trustee and Note Administrator shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee and Note Administrator will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee and Note Administrator shall continue to serve under this Indenture notwithstanding the fact that the Trustee and Note Administrator shall not have received amounts due to it hereunder; provided that the Trustee and Note Administrator shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Trustee and Note Administrator to collect amounts owed to it under this Indenture.

If on any Payment Date, an amount payable to the Trustee and Note Administrator pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee and a Note Administrator hereunder which shall (i) be a corporation, national bank, national banking association or trust company, organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$100,000,000, subject to supervision or examination by federal or State authority that (ii)(a) with respect to the Note Administrator, has a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s and a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, at least the equivalent rating by another NRSRO (which may include Moody’s)), (b) with respect to the Trustee and the Backup Advancing Agent, each having (1) a long-term counterparty risk assessment of “A2(cr)” by Moody’s or a long-term senior unsecured debt rating or an issuer credit rating of at least “A2” by Moody’s and (2) a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)); provided that with respect to the Backup Advancing Agent, it may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s for so long as the Trustee is eligible pursuant to this Section 6.8, or (c) with respect to each of (a) and (b) above, any other rating as to which a No Downgrade Confirmation is provided by each Rating Agency. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or the Note Administrator shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee or the Note Administrator, as applicable, shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee, as applicable, pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Note Administrator or Trustee under Section 6.10.

(b) Each of the Trustee, the Note Administrator and the Custodian may resign at any time by giving at least thirty (30) days’ prior written notice thereof to the Issuer, the Servicer, the Special Servicer, the Noteholders, the Note Administrator (in the case of the Trustee), the Trustee (in the case of the Note Administrator), and the Rating Agencies. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees, or a successor Note Administrator, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Note Administrator or the Trustee so resigning and one copy to the successor Note Administrator, Trustee or Trustees, together with a copy to each Noteholder, the Servicer, the parties hereto and each Rating Agency; provided that such successor Note Administrator and Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class (or if there are no Secured Notes Outstanding, a Majority of the Income Notes) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Note Administrator and Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within 30 days after the giving of such notice of resignation, the resigning Trustee or Note Administrator, as the case may be, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee or a successor Note Administrator, as the case may be. No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee will become effective until the acceptance of appointment by the successor Note Administrator or Trustee, as applicable.

(c) The Note Administrator and Trustee may be removed at any time by Act of a Supermajority of the Offered Notes (or if there are no Offered Notes Outstanding, a Majority of the Class F Notes, Class G Notes and the Income Notes) or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon at least thirty (30) days’ prior written notice delivered to the parties hereto. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within thirty (30) days after the giving of such notice of removal, the removed Trustee or Note Administrator, as the case may be, may, at the expense of the issuer, petition a court of competent jurisdiction for the appointment of a successor.

(d) If at any time:

(i) the Trustee or the Note Administrator shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee or the Note Administrator shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or the Note Administrator or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee or the Note Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer, by Issuer Order, may remove the Trustee or the Note Administrator, as applicable, or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Note Administrator, as the case may be, and the appointment of a successor thereto.

(e) If the Trustee or the Note Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee or the Note Administrator for any reason, the Issuer, by Issuer Order, subject to the written consent of the Collateral Manager, shall promptly appoint a successor Trustee or Note Administrator, as applicable, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or the successor Note Administrator, as the case may be. If the Issuer shall fail to appoint a successor Trustee or Note Administrator within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee or Note Administrator may be appointed by Act of a Majority of the Controlling Class delivered to the Collateral Manager and the parties hereto, including the retiring Trustee or the retiring Note Administrator, as the case may be, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Note Administrator, as applicable, and supersede any successor Trustee or Note Administrator proposed by the Issuer. If no successor Trustee or Note Administrator shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Note Administrator.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee or the Note Administrator and each appointment of a successor Trustee or Note Administrator by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Collateral Manager, the Servicer, the Special Servicer, the parties hereto, and to the Noteholders as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee or Note Administrator, as the case may be, and the address of its respective Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Note Administrator, the successor Trustee or Note Administrator shall cause such notice to be given at the expense of the Issuer.

(g) The resignation or removal of the Note Administrator in any capacity in which it is serving hereunder, including Note Administrator, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar, shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves under the Transaction documents.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee or Note Administrator appointed hereunder shall execute, acknowledge and deliver to the Collateral Manager, the Servicer, and the parties hereto including the retiring Trustee or the retiring Note Administrator, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee or the retiring Note Administrator shall become effective and such successor Trustee or Note Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee or Note Administrator, as the case may be; but, on request of the Issuer or a Majority of the Controlling Class, the Collateral Manager or the successor Trustee or Note Administrator, such retiring Trustee or Note Administrator shall, upon payment of its fees, indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Trustee or Note Administrator all the rights, powers and trusts of the retiring Trustee or Note Administrator, as the case may be, and shall duly assign, transfer and deliver to such successor Trustee or Note Administrator all property and amounts held by such retiring Trustee or Note Administrator hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee or Note Administrator, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Note Administrator all such rights, powers and trusts.

No successor Trustee or successor Note Administrator shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have a long-term unsecured debt rating satisfying the requirements set forth in Section 6.8, and (c) the Rating Agency Condition is satisfied.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator.

Any entity into which the Trustee or the Note Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Note Administrator shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee or the Note Administrator, shall be the successor of the Trustee or the Note Administrator, as applicable, hereunder; provided that with respect to the Trustee, such entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Note Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Note Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Administrator had itself authenticated such Notes.

Section 6.12 Co-Trustees and Separate Trustee.

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Noteholders as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall not be liable for the actions of any co-trustee or separate trustee appointed by it with due care and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Issuer pursuant to this Section.

Should any written instrument from the Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of, or remove,

any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder, and any co-trustee hereunder shall be entitled to all the privileges, rights and immunities under this Article 6, as if it were named the Trustee hereunder; and

(e) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13 Direction to enter into the Servicing Agreement.

The Issuer hereby directs the Trustee and the Note Administrator to enter into the Servicing Agreement. Each of the Trustee and the Note Administrator shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Servicing Agreement.

Section 6.14 Representations and Warranties of the Trustee.

The Trustee represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Trustee under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Trustee and each constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture or the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Trustee; and

(d) there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority,

administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Trustee of its obligations under this Indenture or the Servicing Agreement.

Section 6.15 Representations and Warranties of the Note Administrator.

The Note Administrator represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Note Administrator is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Note Administrator under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Note Administrator and each constitutes the valid and binding obligation of the Note Administrator, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture of the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Note Administrator to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Note Administrator or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Note Administrator; and

(d) there are no proceedings pending or, to the best knowledge of the Note Administrator, threatened against the Note Administrator before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Note Administrator of its obligations under this Indenture or the Servicing Agreement.

Section 6.16 Requests for Consents.

In the event that the Trustee and Note Administrator receives written notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Mortgage Loan or any Collateral Interest (before or after any default) or in the event any action is required to be taken in respect to a Loan Document, the Note Administrator shall promptly forward such notice to the Issuer, the Servicer and the Special Servicer. The Servicer or the Special Servicer, as

applicable, shall take such action as required under the Servicing Agreement as described in Section 10.10(f) of this Indenture.

Section 6.17 Withholding.

If any amount is required to be deducted or withheld from any payment to any Noteholder, such amount shall reduce the amount otherwise distributable to such Noteholder. The Note Administrator is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Note Administrator from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder at the time it is deducted or withheld by the Issuer or the Note Administrator, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Note Administrator may in its sole discretion withhold such amounts in accordance with this Section 6.17. The Issuer agrees to timely provide to the Trustee accurate and complete copies of all documentation received from Noteholders pursuant to Sections 2.7(b) and 2.11(c) of this Indenture. Nothing herein shall impose an obligation on the part of the Note Administrator to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Principal and Interest.

The Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer for all purposes of this Indenture.

The Note Administrator shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Noteholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer (or the Collateral Manager on its behalf)) to be withheld, provided that, despite the failure of the Note Administrator to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer, as provided above.

Section 7.2 Maintenance of Office or Agency.

The Issuer hereby appoints the Note Administrator as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer hereby appoints Corporation Service Company in New York, New York, as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture, may be served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Note Administrator, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee and the Note Administrator with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer hereby appoints the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Amounts for Note Payments to be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Note Administrator or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder together with wiring instructions, contact information, and such other information reasonably required by the paying agent.

Whenever the Paying Agent is not also the Note Administrator, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Note Administrator to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Note Administrator) the Issuer shall promptly notify the Note Administrator of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Note Administrator) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Note Administrator for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer or any Issuer Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and at the sole cost and expense (including such Paying Agent’s fee) of the Issuer, with written notice thereof to the Note Administrator; provided, however, that so long as any Class of the Notes are rated by each Rating Agency and with respect to any additional or successor Paying Agent for the Secured Notes, either (i) such Paying Agent has a long-term unsecured debt rating of “Aa3” or higher by Moody’s or a short-term unsecured debt rating of “P-1” by Moody’s or (ii) each Rating Agency confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Secured Notes. In the event that such successor Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s or a short-term unsecured debt rating of “P-1” by Moody’s, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause the Paying Agent other than the Note Administrator to execute and deliver to the Note Administrator an instrument in which such Paying Agent shall agree with the Note Administrator (and if the Note Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(i) allocate all sums received for payment to the Holders of Notes in accordance with the terms of this Indenture;

(ii) hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii) if such Paying Agent is not the Note Administrator, immediately resign as a Paying Agent and forthwith pay to the Note Administrator all sums held by it for the payment of Notes if at any time it ceases to satisfy the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(iv) if such Paying Agent is not the Note Administrator, immediately give the Note Administrator notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(v) if such Paying Agent is not the Note Administrator at any time during the continuance of any such Default, upon the written request of the Note Administrator, forthwith pay to the Note Administrator all sums so held by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Note Administrator all sums held by the Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Note Administrator in trust for the same Noteholders as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Note Administrator, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Note Administrator in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Note Administrator or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Note Administrator or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer.

(a) So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company incorporated under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Noteholders, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Noteholders and each Rating Agency and (iii) on or prior to the fifteenth (15th) Business Day following delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class or a Majority of Income Noteholders objecting to such change. So long as any Notes that are rated by the Rating Agencies are Outstanding, the Issuer will maintain at all times at least one director who is Independent of the Special Servicer and its Affiliates.

(b) So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder.

Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name; (D) not commingle its assets with assets of any other Person; (E) hold title to its assets in its own name; (F) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Issuer’s assets may be included in a consolidated financial statement of an Affiliate provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Issuer from such Affiliate and to indicate that the Issuer’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the Issuer’s own balance sheet; (G) not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others; (H) allocate fairly and reasonably any overhead expenses, including for shared office space; (I) not have its obligations guaranteed by any Affiliate; (J) not pledge its assets to secure the obligations of any other Person; (K) correct any known misunderstanding regarding its separate identity; (L) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (M) not acquire any securities of any Affiliate of the Issuer; and (N) not own any asset or property other than property arising out of the actions permitted to be performed under the Transaction Documents; and (ii) the Issuer shall not (A) have any subsidiaries (other than Issuer Subsidiaries); (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (C) engage in any transaction with any shareholder that is not permitted under the terms of the Servicing Agreement; (D) pay dividends other than in accordance with the terms of this Indenture and its governing documents; (E) conduct business under an assumed name (i.e., no “DBAs”); (F) incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents; (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions or any other agreement contemplated or permitted by the Servicing Agreement or this Indenture; (H) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (I) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents.

Section 7.5 Protection of Collateral.

(a) The Note Administrator, at the expense of the Issuer and pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) cooperate with the Servicer and the Special Servicer with respect to enforcement on any of the Collateral Interests or Mortgage Loans or enforce on any other instruments or property included in the Collateral;

(v) cooperate with the Servicer or the Special Servicer to exercise repurchase claims against the Sellers;

(vi) instruct the Servicer and the Special Servicer to preserve and defend title to the Collateral Interests and the Mortgage Loans and preserve and defend title to the other Collateral and the rights of the Trustee, the Noteholders in the Collateral against the claims of all persons and parties; and

(vii) pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Note Administrator as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Note Administrator agrees that it will from time to time execute and cause such Financing Statements and continuation statements to be filed (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b) Neither the Trustee nor the Note Administrator shall (except in accordance with Section 10.10(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) cause or permit the Custodial Account or the Custodian to be located in a different jurisdiction from the jurisdiction in which the Custodian was located on the Closing Date, unless the Trustee or the Note Administrator, as applicable, shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral that secure the Notes and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments, and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States IRS Form W‑9 (or the applicable IRS Form W‑8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Collateral at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d) For so long as the Secured Notes are Outstanding, on or about March 2031 and every fifty-five (55) months thereafter, the Issuer shall deliver to the Trustee and the Note Administrator, for the benefit of the Trustee, the Note Administrator and each Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Collateral, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(c)).

Section 7.6 Notice of Any Amendments.

The Issuer shall give notice to the 17g‑5 Information Provider of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

Section 7.7 Performance of Obligations.

(a) The Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any Instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Collateral Interest in accordance with the provisions hereof and as otherwise required hereby.

(b) The Issuer may, with the prior written consent of the Majority of the Secured Notes of each Class (or if there are no Secured Notes Outstanding, a Majority of the Income Notes), contract with other Persons, including the Servicer, the Special Servicer, the Note Administrator, or the Trustee, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in this Indenture. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use commercially reasonable efforts to cause the Servicer, the Special Servicer or such other Person to perform, all of their obligations and agreements contained in this Indenture or such other agreement.

(c) Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Collateral Interest except upon the sale or other liquidation of such Collateral Interest in accordance with the terms and conditions of this Indenture.

(d) If the Issuer receives a notice from either Rating Agency stating that it is not in compliance with Rule 17g-5, the Issuer shall take such action as mutually agreed between the Issuer and such Rating Agency in order to comply with Rule 17g-5.

Section 7.8 Negative Covenants.

(a) The Issuer shall not:

(i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture or the Servicing Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; or (B) issue any additional class of securities other than the Notes and the Membership Interests;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;

(v) amend the Servicing Agreement, except pursuant to the terms thereof;

(vi) to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(vii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(viii) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease or hire any employees;

(ix) conduct business under an assumed name, or change its name without first delivering at least thirty (30) days’ prior written notice to the Trustee, the Note Administrator, the Noteholders and each Rating Agency and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(x) take any action that would result in it failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of FCR SUB-REIT for federal income tax purposes (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary,” as defined in Section 856(l) of the Code), unless, based on an Opinion of Counsel of Sidley Austin LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than FCR SUB-REIT;

(xi) except for any agreements involving the purchase and sale of Collateral Interests or Mortgage Loans having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or

(xii) amend its organizational documents without satisfaction of the Rating Agency Condition in connection therewith.

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture or the Servicing Agreement.

(c) The Issuer shall not invest any of its Collateral in “securities” (as such term is defined in the 1940 Act).

(d) The Issuer shall not hereafter enter into any material new agreements other than as contemplated by this Indenture (including, without limitation, in connection with the sale of Collateral by the Issuer) without the prior written consent of the Holders of at least a Majority of the Secured Notes of each Class (or if there are no Secured Notes Outstanding, a Majority of the Income Notes) and shall provide notice of all new agreements (other than any Collateral Interest or Mortgage Loan or other agreement specifically contemplated by this Indenture) to the Noteholders. The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer determines that such new agreements would not, upon becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

(e) As long as any Offered Note is Outstanding, FCR Investor may not transfer (whether by means of an actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any retained or repurchased Notes, Retained Notes or Membership Interests of the Issuer to any other person or entity including by means of a repurchase agreement with one or more lenders (except to (a) FCR SUB-REIT, (b) an affiliate that is directly or indirectly wholly-owned by FCR SUB-REIT and is disregarded for U.S. federal income tax purposes as a separate entity from FCR SUB-REIT or (c) if the Issuer is wholly owned by a REIT other than FCR SUB-REIT under the terms of this Indenture, to an affiliate that is directly or indirectly wholly owned by the other REIT and is disregarded as separate from such other REIT for U.S. federal income tax purposes) unless the Issuer receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation. Similarly, if a wholly-owned subsidiary of the FCR SUB-REIT is the Retained Notes Holder, for so long as any Offered Note is Outstanding, FCR SUB-REIT will not be permitted to transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any interest in the Retained Notes Holder to any other person or entity including by means of a repurchase agreement with one or more lenders (except an affiliate that is directly or indirectly wholly-owned by, and is disregarded for U.S. federal income tax purposes as a separate entity from FCR SUB-REIT) unless the Issuer receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation.

(f) Any financing arrangement pursuant to Section 7.8(e)shall prohibit any further transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes) of any retained or repurchased Notes, the Retained Notes or the Membership Interests, including a transfer in connection with any exercise of remedies under such financing unless the Issuer receives a No Entity-Level Tax Opinion with respect to such further transfer.

Section 7.9 Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2027 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Note Administrator and the 17g-5 Information Provider an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10 Issuer May Consolidate or Merge Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person or otherwise divide its assets, unless permitted by the Governing Documents and Delaware law and unless:

(i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of each and every Class of the Secured Notes (each voting as a separate Class), and a Majority of Income Noteholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Servicer, the Special Servicer, the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Servicing Agreement and the performance and observance of every covenant of this Indenture and the Servicing Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(ii) the Rating Agency Condition shall be satisfied;

(iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;

(iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have delivered to the Trustee, the Note Administrator, the Servicer, the Special Servicer and each Rating Agency an officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Note Administrator, or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have delivered to the Trustee, the Note Administrator and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii) the Issuer has received an opinion from Sidley Austin LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) above will be treated as a Qualified REIT Subsidiary;

(viii) the Issuer has received an opinion from Sidley Austin LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the holders of the Secured Notes as described in the Offering Memorandum under the heading “Certain U.S. federal Income Tax Considerations” to any material extent; and

(ix) after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11 Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the Collateral of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12 No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, and acquiring, owning, holding, disposing of and pledging the Collateral in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13 Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Note Administrator for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Note Administrator shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer; provided, however, that the Note Administrator shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Note Administrator, that the Note Administrator has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14 Calculation Agent.

(a) The Issuer hereby agrees that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms hereof (the “Calculation Agent”). The Issuer initially has appointed the Note Administrator as Calculation Agent for purposes of determining Benchmark for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time upon thirty (30) days’ written notice. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or if the Calculation Agent fails to determine the rate using the Benchmark or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Noteholders and each Rating Agency; provided, however, that the Calculation Agent may not resign its duties without a successor having been duly appointed. If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent or a Majority of the Noteholders, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.

(b) The Calculation Agent shall be required to agree that, as soon as practicable after the Reference Time the Calculation Agent shall calculate Benchmark for the next Interest Accrual Period and will communicate such information to the Note Administrator, who will include such calculation on the next Monthly Report following such Benchmark Determination Date. The Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on each Benchmark Determination Date if it has not determined and is not in the process of determining Benchmark and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Note Interest Rates and the related Interest Distribution Amounts, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all p

Section 7.15 REIT Status.

(a) FCR SUB-REIT shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of FCR SUB-REIT for U.S. federal income tax purposes, unless, based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than FCR SUB-REIT.

(b) [Reserved.]

(c) The Issuer intends to take the position that the Offered Notes constitute indebtedness for U.S. federal, state, and local income and franchise tax purposes and the Holders (other than Holders which are treated as the same person as FCR SUB-REIT for U.S. federal income tax purposes) agree to take the position that the Offered Notes constitute indebtedness for U.S. federal, state and local income and franchise tax purposes. The Issuer’s characterizations of the Secured Notes will be binding on the Holders.

Section 7.16 Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture, the Collateral Manager on behalf of the Issuer shall, following delivery of an Issuer Order to the parties hereto, be permitted to sell or transfer to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned). Such Issuer Order shall certify that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture. The Custodian shall, upon receipt of a Request for Release with respect to a Sensitive Asset, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Request for Release. The following provisions shall apply to all Sensitive Asset and Permitted Subsidiaries:

(a) For all purposes under this Indenture (other than for U.S. federal, state and local income and franchise tax purposes), any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b) Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the Payment Account.

(c) To the extent applicable, the Issuer shall form one or more Securities Accounts with the Securities Intermediary for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Asset to be credited to such Securities Accounts.

(d) Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary and other than for U.S. federal income tax purposes, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e) If the Special Servicer on behalf of the Trustee, the Collateral Manager or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Collateral, the Issuer (or the Collateral Manager on its behalf) shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other Collateral held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related fees, expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

(f) Notwithstanding anything to the contrary in this Section 7.16, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as a transfer of beneficial ownership of the Sensitive Asset for U.S. federal, state and local income and franchise tax purposes. All parties agree to treat the Permitted Subsidiary as the owner of such Sensitive Asset and any related income for U.S. federal, state and local income and franchise tax purposes (including in any and all filings with any U.S. federal, state or local income taxing authority).

Section 7.17 Repurchase Requests.

If the Issuer, the Trustee, the Note Administrator or the Custodian receives any request or demand that a Collateral Interest be repurchased or replaced arising from any Material Defect (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the Servicer or Special Servicer, then the Collateral Manager (on behalf of the Issuer), the Trustee or the Note Administrator, as applicable, shall promptly forward such notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Servicer (if related to a Performing Loan) or Special Servicer (if related to a Specially Serviced Loan), and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.20 of the Servicing Agreement relating to FCR 2026-FL1 Issuer LLC requiring action from you as the “Repurchase Request Recipient” thereunder.” Any Repurchase Request or Repurchase Request Withdrawal to the Note Administrator shall be submitted in writing or by email to #NACCTMMGRepurchases@computershare.com (or such other email address as the Note Administrator shall designate from time to time) with a subject line of “Repurchase Request [Withdrawal] – FCR 2026-FL1”. Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Collateral Manager, the Servicer or Special Servicer pursuant to the prior sentence, the Servicer or the Special Servicer, as applicable, shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.20 of the Servicing Agreement with respect to such Repurchase Request.

Section 7.18 Servicing of Mortgage Loans and Control of Servicing Decisions.

The Mortgage Loans (other than the Non-Serviced Loans) will be serviced by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer, in each case pursuant to the Servicing Agreement, subject to the consultation, consent and direction rights of the Collateral Manager, as set forth in the Servicing Agreement, subject to those conditions, restrictions or termination events expressly provided therein. Nothing in this Indenture shall be interpreted to limit in any respect the rights of the Collateral Manager under the Servicing Agreement and none of the Issuer, Note Administrator and Trustee shall take any action under this Indenture inconsistent with the Collateral Manager’s rights set forth under the Servicing Agreement.

Section 7.19 Designated Transaction Representative.

(a) [Reserved].

(b) [Reserved].

(c) In the discharge of its obligations, the Designated Transaction Representative shall not be liable for actions taken or omitted to be taken unless such actions are taken or omitted to be taken by reason of the Designated Transaction Representative’s gross negligence. The Issuer hereby waives and releases, subject to the foregoing, any and all claims with respect to any action taken or omitted to be taken with respect to a Benchmark Replacement, including, without limitation, determinations as to the occurrence of a Benchmark Transition Event or a Benchmark Replacement Date, the selection of a Benchmark Replacement, the determination of the applicable Benchmark Replacement Adjustment, and the determination and implementation of any Benchmark Replacement Conforming Changes.

(d) The Designated Transaction Representative shall have no direct or indirect liability whatsoever to the holders of any interest in any Note, it being understood that the only remedies available to holders of the Notes in respect of any Benchmark Replacement will be the implementation via court order of a different Benchmark Replacement and the implementation of any court-ordered Benchmark Replacement Date, Benchmark Replacement Adjustment, and the determination and implementation of any Benchmark Replacement Conforming Changes and other potential remedies, but not any remedies against the Designated Transaction Representative.

(e) [Reserved].

(f) The Designated Transaction Representative shall have no responsibility in respect of any failure to select a Benchmark Replacement due to the unavailability of sufficient guidance from the Relevant Governmental Body or ISDA Definitions or from market practice (taking into account guidance from consultants, advisors or experts) or in the event the Designated Transaction Representative determines in its discretion that there is not otherwise an industry-accepted rate of interest, spread adjustment or methods for calculating a Benchmark Replacement. The Designated Transaction Representative shall be fully protected in acting in accordance with its understanding of the recommendations, selections, endorsements or any other guidelines provided by a Relevant Governmental Body or ISDA; provided, however, that the Designated Transaction Representative shall only be liable to the extent that it was grossly negligent. In the event the Designated Transaction Representative has to make determinations giving due consideration to industry-accepted standards or market practice, the Designated Transaction Representative shall, unless it has acted grossly negligent, be fully protected in making such determinations based on its understanding of current industry-accepted standards or market practice (it being understood that such standards or practices may evolve quickly and over time), and the Designated Transaction Representative may, in its sole discretion, refrain from performing its obligations until it determines that such industry-accepted standards or market practice exist to make such determinations. In all cases, the Designated Transaction Representative may consult with and shall be entitled to conclusively rely on the advice of legal counsel and the advice of consultants, advisors and experts with respect to any determination that the Designated Transaction Representative is required to make as Designated Transaction Representative and shall be protected if it acts in reliance upon such advice.

(g) The Designated Transaction Representative shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. The Designated Transaction Representative may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Designated Transaction Representative shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it. The Designated Transaction Representative shall in no event have any liability for the actions or omissions of the Issuer, the Servicer, the Note Administrator or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Servicer, the Note Administrator or another Person.

(h) Under no circumstances shall the Designated Transaction Representative be liable for indirect, punitive, special or consequential damages under or pursuant to this Indenture, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Designated Transaction Representative has been advised of the likelihood of such damages and regardless of the form of such action. Notwithstanding anything herein and without limiting the generality of any terms of Section 2.16 or this Section 7.19, the Designated Transaction Representative shall not have any liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of such party including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts. No provision of this Indenture shall require the Designated Transaction Representative to take any action that it believes to be contrary to applicable law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Designated Transaction Representative shall not be deemed to have notice or knowledge of any provisions or terms of any Transaction Document to which it is not a party.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes, and without satisfaction of the Rating Agency Condition, the Issuer, when authorized by Board Resolutions of the Issuer, the Trustee, the Custodian and the Note Administrator, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the parties thereto, for any of the following purposes:

(i) evidence the succession of any Person to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(ii) add to the covenants of the Issuer, the Advancing Agent, the Note Administrator or the Trustee for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

(iii) convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv) evidence and provide for the acceptance of appointment hereunder of a successor Trustee or a successor Note Administrator and to add to or change any of the provisions of this Indenture as is necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(vi) modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption or exclusion from registration under the Securities Act, the Exchange Act or the 1940 Act (including, without limitation, (A) to prevent any Class of Notes from being considered an “ownership interest” under the Volcker Rule or (B) to prevent the Issuer from being considered a “covered fund” under the Volcker Rule) or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii) (A) take any action commercially reasonably necessary or advisable as required for the Issuer to comply with the requirements of FATCA; (B) prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes, or (C) prevent the Issuer, the Noteholders or the Trustee from being subject to withholding or other taxes, fees or assessments or from otherwise being subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(viii) amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(ix) accommodate the issuance, if any, or settlement of the Notes in global or book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;

(x) authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(xi) reflect changes to applicable laws and regulations;

(xii) reduce the minimum denominations required for transfer of the Notes (except as described in clause (ix) of the preceding paragraph);

(xiii) modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if (a) the Collateral Manager determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of the Issuer for U.S. federal income tax purposes, as evidenced by an Opinion of Counsel;

(xiv) modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Collateral Manager, the Note Administrator, the Trustee, the Paying Agent, the Servicer or the Special Servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder; provided, further, that the Note Administrator must provide a copy of any such amendment to the 17g-5 Information Provider for posting to the Rule 17g-5 Website and will provide notice of any such amendment to each Rating Agency;

(xv) to modify, eliminate or add to any of the provisions of this Indenture in the event the U.S. Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, in order to modify or eliminate the risk retention requirements in the event of such amendment or repeal; provided that the Trustee has received an opinion of counsel to the effect the action is consistent with and will not cause a violation of the U.S. Credit Risk Retention Rules;

(xvi) make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the required action will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel or (B) satisfaction of the Rating Agency Condition;

(xvii) subject to the approval of a Majority of the Income Noteholders and the Collateral Manager, issue replacement securities in connection with a Refinancing in accordance with this Indenture; or

(xviii) effect a Refinancing in accordance with this Indenture;

The Note Administrator, Custodian and Trustee are each hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Note Administrator, Custodian and Trustee shall not be obligated to enter into any such supplemental indenture which affects the Note Administrator’s, Custodian’s or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b) Notwithstanding Section 8.1(a) or any other provision of this Indenture, without prior notice to, and without the consent of the Holders of any Notes or satisfaction of the Rating Agency Condition, the Issuer, when authorized by Board Resolutions of the Issuer, the Trustee, the Custodian and the Note Administrator, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, the Custodian and the Note Administrator, for any of the following purposes:

(1) to conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto);

(2) to correct any defect or ambiguity in this Indenture in order to address any manifest error, omission or mistake in any provision of this Indenture;

(3) to conform this Indenture to any Rating Agency Test Modification;

(4) at the direction of the Designated Transaction Representative, make Benchmark Replacement Conforming Changes and/or provide for the Notes of each Class to bear interest based on the applicable Benchmark Replacement from and after the related Benchmark Replacement Date; or

(5) reflect a change in the principal amount or priority of the components (or classes) of the Income Notes or to otherwise reflect a change in the sub-division of the Income Notes for purposes of excess inclusion income; provided that no such amendment shall affect the principal amount or priority of any more senior Class of Notes in accordance with the Priority of Payments.

Section 8.2 Supplemental Indentures with Consent of Noteholders.

Except as set forth below, the Note Administrator, the Custodian, the Trustee and the Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes under this Indenture only with (a) the written consent of the Holders of at least a Majority of each Class of Notes materially and adversely affected thereby and (b) satisfaction of the Rating Agency Condition. The consent of the Noteholders will be binding on all present and future Noteholders.

Notwithstanding the foregoing, any supplemental indenture to add or modify any of the provisions of the Indenture with respect to (a) the definitions of “Controlling Class,” “Majority,” and “Supermajority” and (b) the Eligibility Criteria, the Acquisition Criteria or the Note Protection

Tests, other than with respect to a Rating Agency Test Modification, will require, in each case, the consent of the Holders of at least a Supermajority of each Class of Notes materially and adversely affected thereby.

Except as otherwise set forth above and in Section 8.1, without the consent of all of the Holders of each Outstanding Class of Notes materially and adversely affected thereby, no supplemental indenture may:

(a) change the Stated Maturity Date of the principal of or the due date of any installment of interest on the Notes, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Collateral to the payment of principal of or interest on Notes or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the Aggregate Outstanding Amount of Noteholders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c) impair or adversely affect the Collateral except as otherwise permitted in this Indenture;

(d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

(e) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind any election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5 hereof;

(f) modify Section 8.1 or this Section 8.2, except to increase any percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) modify the definition of “Reinvestment Period”, “Outstanding”, or the provisions of Section 11.1(a) hereof;

(h) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Notes on any Payment Date (or any other date) or to affect the rights of the Noteholders to the benefit of any provisions for the redemption of such Notes contained herein;

(i) reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the Exchange Act; or

(j) modify any provisions regarding non-recourse or non-petition covenants with respect to the Issuer.

In connection with any supplemental indenture that requires consent of Noteholders, the Note Administrator shall give 15 Business Days’ notice of any such proposed supplemental indenture to the Noteholders and shall request the Noteholders notify the Note Administrator if the Noteholders would be materially and adversely affected by the proposed supplemental indenture. The Note Administrator shall be required to include notice of such consent request in the next Monthly Report and a copy of the proposed supplemental indenture shall be posted on the Note Administrator’s Website. Following such initial 15-Business Day period, the Note Administrator shall provide an additional 15 Business Days’ notice to any Noteholder that did not respond to the initial notice. Unless the Note Administrator is notified (after giving such initial 15 Business Days’ notice and the additional 15 Business Days’ notice, as applicable) by holders of at least 33 1/3% of the Aggregate Outstanding Amount of the Notes of any Class that such Class of Notes (excluding any Notes held by the Collateral Manager or its affiliates or by any accounts managed by them) shall be materially and adversely affected by the proposed supplemental indenture or by the Majority Income Noteholder that it shall be materially and adversely affected by the proposed supplemental indenture, the interests of the related Class shall be deemed not to be materially and adversely affected by such proposed supplemental indenture.

Section 8.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Note Administrator, the Custodian and Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Note Administrator, the Custodian and Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Servicer and Special Servicer will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Servicer or Special Servicer adversely affect the Servicer or Special Servicer, the Servicer or Special Servicer, as applicable, shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Servicer or Special Servicer, as applicable, gives written consent to the Note Administrator, the Custodian, the Trustee and the Issuer to such amendment. The Issuer, the Trustee, the Custodian and the Note Administrator shall give written notice to the Servicer and Special Servicer of any amendment made to this Indenture pursuant to its terms. In addition, the Servicer and Special Servicer’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

The Collateral Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager adversely affect the Collateral Manager, the Collateral Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Collateral Manager gives written consent to the Note Administrator, the Custodian, the Trustee and the Issuer to such amendment. The Issuer, the Trustee, the Custodian and the Note Administrator shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to its terms. In addition, the Collateral Manager’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

At the cost of the Issuer, the Note Administrator shall provide to each Noteholder, and, for so long as any Class of Secured Notes shall remain Outstanding and is rated, the Note Administrator shall provide to the 17g-5 Information Provider and each Rating Agency a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Note Administrator, and following execution shall provide to the 17g-5 Information Provider and each Rating Agency a copy of the executed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture unless (i) such action would not adversely affect the tax treatment of the Holders of the Notes as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent, as evidenced by an Opinion of Counsel from Sidley Austin LLP or other nationally recognized U.S. tax counsel experienced in such matters, and (ii) the Trustee, the Custodian and the Note Administrator has received an Opinion of Counsel from Sidley Austin LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will (i) not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes and (ii) not adversely affect the tax treatment of the Holders of the Secured Notes set forth in Section 7.15(c). The Trustee, the Custodian and the Note Administrator shall be entitled to rely upon (i) the receipt, when required, of notice from the applicable Rating Agency or the Requesting Party, which may be in electronic form, that either Rating Agency Condition has been satisfied and (ii) receipt of an Opinion of Counsel forwarded to the Trustee, the Custodian and Note Administrator certifying that, following provision of notice of such supplemental indenture to the Noteholders, that the Holders of Notes would not be materially and adversely affected by such supplemental indenture. Such determination shall be conclusive and binding on all present and future Holders of Notes. None of the Trustee, the Custodian or the Note Administrator shall be liable for any such determination made in good faith and in reliance upon such Opinion of Counsel, as the case may be.

It shall not be necessary for any Act of Noteholders under this Section 8.3 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Note Administrator, the Custodian and the Trustee of any supplemental indenture pursuant to this Section 8.3, the Note Administrator, at the expense of the Issuer, shall post an executed version of such supplemental indenture on the Note Administrator’s Website, shall provide such executed version to the Servicer, the Special Servicer, and, so long as the Notes are Outstanding and so rated by the Rating Agencies, shall provide such executed version to the 17g-5 Information Provider for posting. Any failure of the Trustee and the Note Administrator to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Noteholder theretofore and thereafter authenticated and delivered hereunder, shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Note Administrator shall, bear a notice in form approved by the Note Administrator as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Note Administrator and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Note Administrator in exchange for Outstanding Notes. Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.

ARTICLE 9

REDEMPTION OF NOTES; REDEMPTION PROCEDURES

Section 9.1 Clean-up Call; Tax Redemption; Optional Redemption; and Auction Call Redemption.

(a) The Notes shall be redeemed by the Issuer at the option of and at the direction of a Majority of the Income Noteholders by written notice to the Issuer, the Note Administrator and the Trustee (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Prices on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Offered Notes (excluding Deferred Interest) has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date; provided that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price. Disposition of Collateral in connection with a Clean-up Call may include sales of Collateral to more than one purchaser, including by means of sales of participation interests in one or more Collateral Interests to more than one purchaser. A Clean-up Call shall be performed upon Issuer Order by the Collateral Manager on behalf of the Issuer.

(b) The Notes shall be redeemable by the Issuer in whole but not in part, at the written direction of a Majority of Income Noteholders delivered to the Issuer and the Note Administrator, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the receipt of such written direction of a Tax Redemption, the Note Administrator shall provide written notice thereof to the Noteholders and the Rating Agencies.

(c) The Notes shall be redeemable by the Issuer, in whole but not in part and without payment of any penalty or premium, at a price equal to the applicable Redemption Prices, on any Payment Date after the end of the Non-Call Period, at the written direction of a Majority of Income Noteholders to the Issuer, the Note Administrator and the Trustee (such redemption, an “Optional Redemption”); provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

Notwithstanding anything herein to the contrary, in the case of an Optional Redemption, after providing for the payment of the Redemption Prices of all Classes of Notes not 100% held by the Income Noteholder or its affiliates and all accrued and unpaid Company Administrative Expenses (and any other amounts owed to the Servicer or Special Servicer under the Servicing Agreement), if the Income Noteholder and/or one or more Affiliates thereof own 100% of one or more of any Class of Notes, such holder(s) may elect to exchange such Notes for all of the remaining Collateral Interests and other assets of the Issuer, in lieu of the Issuer paying such holder(s) the Redemption Price for such Notes and such Notes will be deemed paid in full.

(d) The Notes shall be redeemable by the Issuer, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date occurring in August, November, February and May in each year, beginning on the Payment Date occurring in August 2036, upon the occurrence of a Successful Auction, as defined in, and pursuant to the procedures set forth in, Section 3.19(b) of the Servicing Agreement (such redemption, an “Auction Call Redemption”).

(e) The election by a Majority of Income Noteholders to redeem the Notes pursuant to a Clean-up Call shall be evidenced by Act of the Majority of Income Noteholders directing the Note Administrator to pay to the Paying Agent the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order certifying that such conditions for a Tax Redemption have occurred. The election by a Majority of Income Noteholders to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Act of the Majority of Income Noteholders certifying that the conditions for an Optional Redemption have occurred.

(f) A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least three (3) Business Days before the scheduled Redemption Date, (A) the Majority of Income Noteholders shall have furnished to the Trustee and the Note Administrator an Officer’s Certificate of the Collateral Manager stating that the Collateral Manager, on behalf of the Issuer, has entered into a binding agreement or agreements with (1) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) have a credit rating from Moody’s at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” or higher by Moody’s (as long as the term of such agreement is 90 days or less) or (2) an Affiliate of the Issuer to purchase (directly or by participation or other arrangement) all or part of the Collateral not later than the Business Day immediately preceding the scheduled Redemption Date, or (B) FCR (or an Affiliate or agent thereof) has priced but not yet closed another securitization transaction, and (ii) the related Sale Proceeds pursuant to clause (i)(A) or net proceeds pursuant to clause (i)(B), as applicable, (in immediately available funds), together with all other available funds (including proceeds from the sale of the Collateral, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

(g) In connection with any Optional Redemption of the Notes on or after the end of the Non-Call Period, at the written direction of a Majority of the Income Noteholders to the Issuer (with a copy to the Trustee and the Collateral Manager), the Issuer may enter into a Refinancing and the Refinancing Proceeds will be applied to pay the Redemption Price of the Notes on the Redemption Date; provided, that (i) the agreements related to the Refinancing must contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in this Indenture, (ii) the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to a Majority of the Income Noteholders and the Collateral Manager, (iii) such Refinancing otherwise satisfies the conditions set forth in this Section 9.1 and (iv) the Issuer receives a No Entity-Level Tax Opinion in connection with such Refinancing (unless, at the written direction of a Majority of the Income Noteholders to the Issuer (with a copy to the Trustee and the Collateral Manager), such advice or opinion is not required); provided, further, that any such direction of a Majority of the Income Noteholders will be deemed to be ineffective if the Collateral Manager certifies in writing to the Issuer that, in the commercially reasonable judgment of the Collateral Manager, based on then-current market conditions, it will not be able to negotiate acceptable terms of such Refinancing that permit satisfaction of the conditions required under this Section 9.1.

(h) The Income Noteholders will not have any cause of action against any of the Issuer, the Collateral Manager or the Trustee for any failure to obtain a Refinancing. In the event that a Refinancing is obtained meeting the requirements specified in Section 9.1(g) as certified by the Collateral Manager, the Issuer and the Trustee will amend this Indenture to the extent necessary to reflect the terms of the Refinancing, and no further consent for such amendments will be required from the Holders of Notes other than the Majority of the Income Noteholders directing the redemption.

Section 9.2 Notice of Redemption.

(a) In connection with a Clean-up Call pursuant to Section 9.1(a), a Tax Redemption pursuant to Section 9.1(b), an Optional Redemption pursuant to Section 9.1(c), or an Auction Call Redemption pursuant to Section 9.1(d), the Note Administrator shall set the applicable Record Date ten (10) Business Days prior to the proposed Redemption Date. The Note Administrator shall deliver to each Rating Agency any notice received by it from the Issuer of such proposed

Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.

(b) Any such notice of an Optional Redemption, Clean-up Call, an Auction Call or Tax Redemption may be withdrawn by the Issuer at the direction of a Supermajority of Income Noteholders up to the second Business Day prior to the scheduled Redemption Date by written notice to the Note Administrator, the Trustee, the Servicer, the Special Servicer and each Noteholder to be redeemed. The failure of any Optional Redemption, Clean-up Call or Tax Redemption that is withdrawn in accordance with this Indenture shall not constitute an Event of Default.

Section 9.3 Notice of Redemption or Maturity by the Issuer.

Notice of a redemption or Clean-up Call pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days prior to the applicable Redemption Date or Maturity, to the Trustee, the Collateral Manager, the Servicer, the Special Servicer, the Rating Agencies and each Noteholder to be redeemed, at its address in the Notes Register.

All notices of redemption shall state:

(a) the applicable Redemption Date;

(b) the applicable Redemption Price;

(c) that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(d) the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer, or at its request, by the Note Administrator in their names, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4 Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Note Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Note

Administrator and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on the Notes so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

Subject to applicable law, any funds not distributed to any Noteholder on the Payment Date because of the failure of such Holder to tender their Notes shall, on such date, be set aside and held by the Note Administrator for the benefit of the appropriate non-tendering Noteholder.

Section 9.5 Mandatory Redemption.

On any Payment Date on which a Note Protection Test is not satisfied as of the most recent Measurement Date, the Offered Notes shall be redeemed from Interest Proceeds available for payment to the Class F Notes, Class G Notes and Income Notes as set forth in Section 11.1(a)(i), in an amount necessary, and only to the extent necessary, for such Note Protection Test to be satisfied. On or promptly after such redemption, the Issuer shall certify or cause to be certified to each Rating Agency, the Note Administrator and the Trustee whether such Note Protection Test has been satisfied.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Amounts; Custodial Account.

(a) Except as otherwise expressly provided herein, the Note Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Note Administrator pursuant to this Indenture, including all payments due on the Collateral in accordance with the terms and conditions of such Collateral. The Note Administrator shall segregate and hold all such amounts and property received by it in an Eligible Account in trust for the Secured Parties, and shall apply such amounts as provided in this Indenture. The accounts established by the Note Administrator pursuant to this Article 10 may include any number of subaccounts for the convenience of the Note Administrator or other administrative or ministerial purposes.

(b) The Note Administrator shall, upon receipt, credit all Collateral Interests and Eligible Investments to an account in the name of the Issuer subject to the lien of the Trustee for the benefit of the Secured Parties designated as the “Custodial Account.”

Section 10.2 Payment Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated account which shall be designated as the “Payment Account,” which may include one or more subaccounts, and shall be held in trust in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. All funds received by the Note Administrator from the Servicer on a Remittance Date shall be credited to the Payment Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Note Administrator, on behalf of the Trustee for the benefit of the Secured Parties. Except as provided in Sections 10.3(c), 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) upon Issuer Order, to pay other amounts specified therein and to deposit any Principal Proceeds into the Reinvestment Account or to purchase additional Collateral Interests pursuant to Section 12.3 hereof, and (iii) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments. Funds in the Payment Account shall be held uninvested.

(b) The Note Administrator agrees to give the Issuer prompt notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times an Eligible Account.

Section 10.3 [RESERVED.]

Section 10.4 [RESERVED.]

Section 10.5 [RESERVED.]

Section 10.6 Reinvestment Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated account which shall be designated as the “Reinvestment Account,” which shall be held in trust in the name of in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal; provided, however, that the Note Administrator shall only withdraw such amounts as directed by the Issuer or the Collateral Manager on behalf of the Issuer. All amounts credited to the Reinvestment Account pursuant to Section 11.1(a)(ii) of this Indenture or otherwise shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.

(b) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Reinvestment Account other than in accordance with the Priority of Payments. The Reinvestment Account shall remain at all times an Eligible Account.

(c) The Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall, invest all funds in the Reinvestment Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Reinvestment Account, any gain realized from such investments shall be credited to the Reinvestment Account, and any loss resulting from such investments shall be charged to the Reinvestment Account. The Note Administrator shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Reinvestment Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Note Administrator or any Affiliate thereof. If the Note Administrator does not receive written investment instructions from an Authorized Officer of the Collateral Manager, funds in the Reinvestment Account shall be invested in accordance with Section 11.2.

(d) Amounts in the Reinvestment Account shall remain in the Reinvestment Account (or invested in Eligible Investments) until the earlier of (i) the time the Collateral Manager instructs the Note Administrator in writing to transfer any such amounts (or related Eligible Investments) to the Payment Account, (ii) the time the Collateral Manager notifies the Note Administrator in writing that such amounts (or related Eligible Investments) are to be applied to the acquisition of Reinvestment Collateral Interests in accordance with Section 12.2(a) and (iii) the later of (x) the first Business Day after the last day of the Reinvestment Period and (y) if after the last day of the Reinvestment Period, the last settlement date within 90 days after the last day of the Reinvestment Period with respect to the last Reinvestment Collateral Interest that the Issuer has entered into an irrevocable commitment to purchase. Upon receipt of notice pursuant to clause (i) above, the Note Administrator shall transfer the applicable amounts (or related Eligible Investments) to the Payment Account, in each case for application on the next Payment Date pursuant to Section 11.1(a)(ii) as Principal Proceeds.

(e) During the Reinvestment Period (and up to 30 days thereafter to the extent necessary to acquire Reinvestment Collateral Interests pursuant to binding commitments entered into during the Reinvestment Period using Principal Proceeds received during or after the Reinvestment Period), the Collateral Manager on behalf of the Issuer may by notice to the Note Administrator direct the Note Administrator to, and upon receipt of such notice the Note Administrator shall, reinvest amounts (and related Eligible Investments) credited to the Reinvestment Account in Collateral Interests selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such notice. The Note Administrator shall be entitled to conclusively rely on such notice and shall not be required to make any determination as to whether any loans or participations satisfy the Eligibility Criteria or the Acquisition Criteria.

Section 10.7 Interest Advances.

(a) With respect to each Payment Date for which the sum of Interest Proceeds collected during the related Due Period and remitted to the Note Administrator that are available to pay interest on the Current Pay Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Current Pay Notes on such Payment Date as a result of interest shortfalls on the Collateral Interests (or the application of interest received on the Collateral Interests to pay certain expenses in accordance with the terms of the Servicing Agreement) (the amount of such insufficiency, an “Interest Shortfall”), the Note Administrator shall provide the Advancing Agent with email notice of such Interest Shortfall no later than the close of business on the second Business Day preceding such Payment Date, at [***] and [***], or such other email address as provided by the Advancing Agent to the Note Administrator. The Note Administrator shall provide the Advancing Agent with additional email notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Note Administrator after delivery of such initial notice that reduces such Interest Shortfall. No later than 5:00 p.m. (New York time) on the Business Day preceding the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a customary determination of recoverability by the Advancing Agent as described in Section 10.7(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Current Pay Notes on such Payment Date and (ii) the aggregate of the interest payments payable but not received in respect of Collateral Interests with respect to such Payment Date (including, for such purpose, interest payments received on the Collateral Interests but applied to pay certain expenses in accordance with the terms of the Servicing Agreement).

Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the Aggregate Outstanding Amount of the Current Pay Notes. In addition, in no event will the Advancing Agent be required to advance any payments (i) in respect of interest on any Class of Notes other than the Current Pay Notes or (ii) in respect of principal of any Note. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Note Administrator on the related Payment Date (or, if such Interest Advance is made prior to final determination by the Note Administrator of such Interest Shortfall, on the Business Day of such final determination).

The Advancing Agent shall (i) pay any required Interest Advance to the Note Administrator or (ii) provide the Note Administrator written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance, in each case, no later than 5:00 p.m. (New York time) on the Business Day preceding the related Payment Date. If the Advancing Agent shall fail to make any required Interest Advance on the Payment Date upon which distributions are to be made pursuant to Section 11.1(a)(i), the Note Administrator shall remove the Advancing Agent in its capacity as advancing agent hereunder as permitted in Section 16.5(d) and the Backup Advancing Agent shall be required to make such Interest Advance no later than 11:00 a.m. (New York time) on the Payment Date, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.7(b). If the Backup Advancing Agent fails to make any required Interest Advance by 11:00 a.m. on the Payment Date, then the Backup Advancing Agent shall notify the Trustee, via email at [***] no later than 11:00 a.m. on the Payment Date and shall furnish to the Trustee any information requested by the Trustee to determine recoverability of such Interest Advance. The Trustee shall, based on its determination of recoverability, make such Interest Advance no later than 3:00 p.m. (New York time) on the Payment Date. The Trustee will be entitled to conclusively rely on any notice given by and the Advancing Agent or the Backup Advancing Agent with respect to a Nonrecoverable Interest Advance hereunder. The Backup Advancing Agent and the Advancing Agent, as applicable, will provide 15 days prior notice to each Rating Agency if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date. No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Note Administrator shall provide each Rating Agency notice of such recovery.

(b) Notwithstanding anything herein to the contrary, none of the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Prime Rate, will not be a Nonrecoverable Interest Advance. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, may take into account certain factors, including:

(i) amounts that may be realized on each underlying Mortgaged Property in its “as is” or then-current condition and occupancy;

(ii) the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii) the possibility and effects of future adverse changes with respect to the Mortgaged Properties, and

(iv) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Current Pay Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, determines that future Interest Proceeds and Principal Proceeds will be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Prime Rate. The Backup Advancing Agent will be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would have been a Nonrecoverable Interest Advance. Absent bad faith, the determination by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Noteholders.

(c) Each of the Advancing Agent, the Backup Advancing Agent and the Trustee may recover any Interest Advance (made by it, including Reimbursement Interest thereon, first, from Interest Proceeds and, second, to the extent that Interest Proceeds are insufficient for such reimbursement, from Principal Proceeds, to the extent such reimbursement would not trigger an additional Interest Shortfall. If at any time an Interest Advance made by the Advancing Agent, the

Backup Advancing Agent or the Trustee is determined to be a Nonrecoverable Interest Advance, the party that made such Nonrecoverable Interest Advance shall be entitled to recover all of its outstanding Interest Advances and Reimbursement Interest thereon from the Collection Account following two (2) Business Days’ prior written notice to the Servicer, on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on any Payment Date prior to the payment of interest on or principal of the Notes in accordance with the Priority of Payments), first, from Interest Proceeds and second, to the extent that Interest Proceeds are insufficient for such reimbursement), from Principal Proceeds. The Advancing Agent, the Backup Advancing Agent and the Trustee, as applicable, shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent, the Backup Advancing Agent or the Trustee, as the case may be, determines is in the best interest of the Noteholders, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments with notice to the Servicer of such election.

(d) The Advancing Agent, the Backup Advancing Agent and the Trustee shall each be entitled to interest on the amount of any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Prime Rate.

(e) The obligations of the Advancing Agent, the Backup Advancing Agent and the Trustee to make Interest Advances in respect of the Current Pay Notes will continue through the Stated Maturity Date, unless the Current Pay Notes are previously redeemed or repaid in full.

(f) In no event will the Advancing Agent, in its capacity as such hereunder or the Note Administrator, in its capacity as Backup Advancing Agent hereunder, or the Trustee be required to advance any amounts in respect of payments of principal of any Note, nor payments in respect of interest, other than with respect to the Current Pay Notes. Additionally, in no event will the Advancing Agent, in its capacity as such hereunder, the Note Administrator, in its capacity as Backup Advancing Agent hereunder, or the Trustee be required to advance any amounts in respect of payments of principal or interest, or any other amounts, of any Collateral Interest.

(g) In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, (i) the Advancing Agent Fee and (ii) Reimbursement Interest, accrued at the Prime Rate, on any Interest Advances made. For so long as FCR RE Holdco (or any of its affiliates) (i) is the Advancing Agent and (ii) directly or indirectly owns all of the Income Notes, FCR Holdco hereby agrees, on behalf of itself and its affiliates, to waive its rights to receive the Advancing Agent Fee and any Reimbursement Interest. In the event that the Advancing Agent fails to make an Interest Advance required to be made by the Advancing Agent pursuant to the terms of this Indenture and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Backup Advancing Agent shall be required to make such Interest Advance and shall be entitled to receive, in consideration thereof, the Advancing Agent Fee (plus Reimbursement Interest on any Interest Advance made by the Backup Advancing Agent) in accordance with the Priority of Payments. If the Advancing Agent is terminated for failing to make an Interest Advance hereunder (as provided in Section 16.5(d)) that the Advancing Agent did not determine to be nonrecoverable, the Backup Advancing Agent or any applicable subsequent successor advancing agent will be entitled to receive the Advancing Agent Fee (plus

Reimbursement Interest on any Interest Advance made by the Backup Advancing Agent or the applicable subsequent successor advancing agent).

The determination by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, (i) that it has made a Nonrecoverable Interest Advance (together with Reimbursement Interest thereon) or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an officer’s certificate delivered promptly to the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Issuer and the 17g-5 Information Provider, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent, the Backup Advancing Agent or the Trustee, entitlement to reimbursement with respect to, any Interest Advance.

With respect to any Interest Advance made by the Trustee, the Trustee shall succeed to all of the Backup Advancing Agent’s rights, protections and immunities hereunder, including, without limitation, the Backup Advancing Agent’s rights of reimbursement and interest on each Interest Advance at the reimbursement rate, the Advancing Agent Fee and the right to determine that a proposed Interest Advance is a Nonrecoverable Interest Advance. Without limiting the generality of the foregoing, all references to “Backup Advancing Agent” in Section 11.1 relating to reimbursing the Backup Advancing Agent for any Interest Advance or interest thereon shall include the “Trustee,” so the Note Administrator shall be entitled to withdraw from the Payment Account any amounts available to pay the Trustee, reimburse the Trustee for such Interest Advances and other items and use such amounts instead to reimburse the Trustee for such Interest Advances; provided that the Trustee shall have priority over the Backup Advancing Agent for such reimbursements. The Trustee shall remain eligible to act as Backup Advancing Agent for so long as it maintains its eligibility requirements as Trustee under Section 6.8.

Section 10.8 Reports by Parties.

The Note Administrator shall supply, in a timely fashion, to the Issuer, the Trustee, the Servicer, the Special Servicer and the Collateral Manager any information regularly maintained by the Note Administrator that the Issuer, the Trustee, the Special Servicer, the Servicer or the Collateral Manager may from time to time request in writing with respect to the Collateral or the Indenture Accounts and provide any other information reasonably available to the Note Administrator by reason of its acting as Note Administrator hereunder and required to be provided by Section 10.9. Each of the Issuer, the Servicer, and the Special Servicer shall promptly forward to the Trustee and the Note Administrator any information in their possession or reasonably available to them concerning any of the Collateral that the Trustee or the Note Administrator reasonably may request or that reasonably may be necessary to enable the Note Administrator to prepare any report or to enable the Trustee or the Note Administrator to perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.9 Reports; Accountings.

(a) Based, in part, on the CREFC® Loan Periodic Update File prepared by the Servicer and the CREFC® Special Servicer Loan File prepared by the Special Servicer that are delivered to the Note Administrator no later than 3:00 p.m. (New York time) on the third Business Day before the Payment Date, the Note Administrator shall prepare and make available on its website initially located at www.ctslink.com, on each Payment Date to Privileged Persons, a report substantially in the form of Exhibit I hereto (the “Monthly Report”) setting forth the following information:

(i) the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Notes;

(ii) the aggregate amount of compensation paid to the Note Administrator, the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the related Due Period;

(iii) the Aggregate Outstanding Portfolio Balance outstanding immediately before and immediately after the Payment Date;

(iv) the number, Aggregate Outstanding Portfolio Balance, weighted average remaining term to maturity and weighted average interest rate of the Collateral Interests as of the end of the related Due Period;

(v) the number and aggregate principal balance of Collateral Interests that are (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but Specially Serviced Loans or in foreclosure but not an REO Property;

(vi) the value of any REO Property owned by the Issuer or any Issuer Subsidiary as of the end of the related Due Period, on an individual Collateral Interest basis, based on the most recent appraisal or valuation;

(vii) the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;

(viii) the amount of any Interest Advances made by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable;

(ix) the payments due pursuant to the Priority of Payments with respect to each clause thereof;

(x) the number and related principal balances of any Collateral Interests that have been (or are related to Collateral Interests that have been) extended or modified during the related Due Period on an individual Collateral Interest basis;

(xi) the amount of any remaining unpaid Interest Shortfalls as of the close of business on the Payment Date;

(xii) a listing of each Collateral Interest that was the subject of a principal prepayment during the related Due Period and the amount of principal prepayment occurring;

(xiii) the aggregate unpaid principal balance of the Collateral Interests outstanding as of the close of business on the related Determination Date;

(xiv) with respect to any Collateral Interest as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions of the Notes);

(xv) with respect to any REO Property owned by the Issuer or any Issuer Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related Due Period, (A) the related Collateral Interest and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Notes);

(xvi) the aggregate amount of interest on monthly debt service advances in respect of the Collateral Interests paid to the Advancing Agent since the prior Payment Date;

(xvii) a listing of each modification, extension or waiver made with respect to each Collateral Interest;

(xviii) an itemized listing of any Special Servicing Fees received by the Special Servicer or any of its affiliates during the related Due Period (which report or listing will be sent to the Note Administrator by the Special Servicer);

(xix) the amount of any distributions to the Income Notes on the Payment Date;

(xx) the Net Outstanding Portfolio Balance;

(xxi) [reserved];

(xxii) [reserved]; and

(xxiii) the Monthly Report will reflect one of the following statements depending on circumstances:

Either:

[“Unless notice to the contrary provided by the EU/UK Retention Holder has been posted to the Note Administrator’s Website under the “special notices” section subsequent to the date of this Monthly Report:

(1) the EU/UK Retention Holder continues to retain the EU/UK Ownership Interest and the EU/UK Retained Notes in accordance with the EU/UK Risk Retention Letter; and

(2) neither the EU/UK Retention Holder, FCR Investor nor any Single-Purpose Subsidiary has subjected the EU/UK Ownership Interest or the EU/UK Retained Notes to any credit risk mitigation or hedging, or sold, transferred or otherwise surrendered all or part of the rights, benefits or obligations arising from or associated with the EU/UK Ownership Interest or the EU/UK Retained Notes, except, in each case, to the extent permitted by the EU Securitization Rules and the UK Securitization Rules.

INVESTORS SHOULD REFER TO THE NOTE ADMINISTRATOR’S WEBSITE UNDER THE “SPECIAL NOTICES” SECTION TO VERIFY THAT NO NOTICE OF BREACH OF RISK RETENTION HAS BEEN POSTED SINCE THE TIME THIS MONTHLY REPORT WAS PREPARED.”]

or

[“The Note Administrator has received notice from the EU/UK Retention Holder, a copy of which has been posted to the Note Administrator’s Website under the “special notices” section, that (i) the EU/UK Retention Holder has ceased to retain the EU/UK Ownership Interest and the EU/UK Retained Notes in accordance with the EU/UK Risk Retention Letter and/or (ii) the EU/UK Retention Holder, FCR Investor or a Single-Purpose Subsidiary has subjected the EU/UK Ownership Interest or the EU/UK Retained Notes to credit risk mitigation or hedging, or has sold, transferred or otherwise surrendered all or part of the rights, benefits or obligations arising from or associated with the EU/UK Ownership Interest or the EU/UK Retained Notes, in each case in a manner not permitted by the EU Securitization Rules and the UK Securitization Rules., in breach of the EU/UK Risk Retention Letter.

INVESTORS SHOULD REFER TO THE NOTE ADMINISTRATOR’S WEBSITE UNDER THE “SPECIAL NOTICES” SECTION TO OBTAIN A COPY OF THE RELEVANT NOTICE OF BREACH OF RISK RETENTION.”]

For purposes of reporting with respect to the EU/UK Ownership Interest and the EU/UK Retained Notes as described in this clause (xxiii), unless the Note Administrator has received a Notice of Breach of Risk Retention from the EU/UK Retention Holder at least three (3) Business Days prior to a Payment Date, the Note Administrator shall be entitled to assume (without further inquiry) compliance with the EU/UK Risk Retention Letter; provided, however, that the Note Administrator shall post, within one (1) Business Day of receipt, any Notice of Breach of Risk Retention to the Note Administrator’s Website under the “special notices” section.

With respect to the first Payment Date, the Note Administrator shall only be required to provide the information set forth in clauses (i) – (iii), (vii) - (ix), (xi), (xix) and (xxiii) above; provided that (except in the case of (xxiii) above), such information will only be provided to the extent it has received any information from the Servicer or the Special Servicer needed by the Note Administrator to provide such information.

(b) The Note Administrator will post on the Note Administrator’s Website, any report received from the Servicer or Special Servicer detailing (i) any breach of the representations and warranties with respect to any Collateral Interest by any Seller or any of its affiliates and the steps taken by such Seller or any of its affiliates to cure such breach, (ii) a listing of any breach of the representations and warranties with respect to any Collateral Interest by the Seller or any of its affiliates and (iii) the steps taken by such Seller or any of its affiliates to cure such breach.

(c) All information made available on the Note Administrator’s Website will be restricted and the Note Administrator will only provide access to such reports to Privileged Persons in accordance with this Indenture (or to other persons as otherwise provided pursuant to Section 10.12(a)(vii)). In connection with providing access to its website, the Note Administrator may require registration and the acceptance of a disclaimer.

(d) Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding a Clean-up Call, a Tax Redemption, an Optional Redemption or an Auction Call Redemption as of a proposed Redemption Date, the Note Administrator shall, subject to its timely receipt of the necessary information to the extent not in its possession, compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Income Noteholders and the Collateral Manager:

(i) the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii) the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;

(iii) the Redemption Price;

(iv) the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and

(v) the amounts in the Collection Account, the Participated Loan Collection Account and the Indenture Accounts available for application to the redemption of such Notes.

(f) No later than forty-five (45) days after the end of each calendar quarter, beginning with the calendar quarter ending on December 31, 2026, the Issuer (or the Collateral Manager on its behalf) shall deliver quarterly updates on the status of the business plan for each Collateral Interest and quarterly CREFC® CRE CLO Collateral Manager Data Reports. Any such report shall be provided to the Note Administrator via email to CCTCREBondAdmin@computershare.com and trustadministrationgroup@computershare.com, and upon receipt, the Note Administrator shall post such updates to the Note Administrator’s Website.

(g) Promptly after the Issuer acquires a Collateral Interest (except (i) any Closing Date Collateral Interest or (ii) any Funded Companion Participation related to a Collateral Interest already owned by the Issuer) the Collateral Manager, on behalf of the Issuer, shall provide to the Servicer and the Note Administrator a tape line for such Collateral Interest in the form of Annex A to the Offering Memorandum in Excel format and, upon receipt, the Note Administrator shall post such tape line to the Note Administrator’s Website.

(vi)

Section 10.10 Release of Collateral Interests; Release of Collateral.

(a) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer (or the Collateral Manager on its behalf) may direct the Trustee to release a Pledged Collateral Interest from the lien of this Indenture, by Issuer Order delivered to the Trustee and the Custodian at least two (2) Business Days prior to the settlement date for any sale of a Pledged Collateral Interest certifying that (i) it has sold such Pledged Collateral Interest pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Collateral Interests are sufficient to redeem the Notes pursuant to Section 9.1, and, upon receipt of a Request for Release of such Collateral Interest from the Collateral Manager, the Servicer, the Special Servicer, the Custodian shall deliver any such Pledged Collateral Interest, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Collateral Interest is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Custodian may deliver any such Pledged Collateral Interest in physical form for examination (prior to receipt of any related Sales Proceeds) in accordance with street delivery custom. The Custodian shall (i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Interest and (ii) the Trustee, if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b) The Issuer (or the Collateral Manager on behalf of the Issuer) may deliver to the Trustee, the Servicer and Custodian at least three (3) Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Interest, an Issuer Order certifying that such Pledged Collateral Interest is being paid in full. Thereafter, the Collateral Manger, the Servicer or the Special Servicer, by delivery of a Request for Release, may direct the Custodian to deliver such Pledged Collateral Interest and the related Collateral Interest File therefor on or before the date set for redemption or payment, to the Collateral Manager, the Servicer or the Special Servicer for redemption against receipt of the applicable redemption price or payment in full thereof.

(c) With respect to any Collateral Interest subject to a workout or restructuring, the Issuer (or the Collateral Manager or Special Servicer on behalf of the Issuer) may, by Issuer Order delivered to the Trustee and Custodian at least two (2) Business Days prior to the date set for an exchange, tender or sale, certify that a Collateral Interest is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto. Thereafter, the Collateral Manager, the Servicer or the Special Servicer may, in accordance with the terms of, and subject to any required consent and consultation obligations set forth in the Servicing Agreement, direct the

Custodian, by delivery to the Custodian of a Request for Release, to deliver any Collateral to the Special Servicer in accordance with such Request for Release.

(d) The Collateral Manager or the Special Servicer, as applicable, shall remit to the Servicer for deposit into the Collection Account any proceeds received by it from the disposition of a Pledged Collateral Interest and treat such proceeds as Principal Proceeds, for remittance by the Servicer to the Note Administrator on the first Remittance Date occurring thereafter or as otherwise required under the Servicing Agreement. None of the Trustee, the Note Administrator or the Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e) The Trustee shall, upon receipt of an Issuer Order declaring that there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(f) Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to a Performing Loan (as to the Servicer) or a Specially Serviced Loan (as to the Special Servicer), or in the event any action is required to be taken in respect to a Loan Document, the Servicer or the Special Servicer, as applicable, on behalf of the Issuer will promptly notify the Collateral Manager and the Servicer (in the case of the Special Servicer) or the Special Servicer (in the case of the Servicer) of such request, and the Servicer or the Special Servicer, as applicable, shall grant any waiver or consent, and enter into any amendment or other modification pursuant, to the Servicing Agreement in accordance with the Servicing Standard. In the case of any modification or amendment that results in the release of the related Collateral Interest, notwithstanding anything to the contrary in Section 5.5(a), the Custodian, upon receipt of a Request for Release, shall release the related Collateral Interest File upon the written instruction of the Servicer or the Special Servicer, as applicable.

Section 10.11 [Reserved]

Section 10.12 Information Available Electronically.

(a) The Note Administrator shall make available to any Privileged Person the following items (in each case, as applicable, to the extent received by it) by means of the Note Administrator’s Website the following items (to the extent such items were prepared by or delivered to the Note Administrator in electronic format);

(i) The following documents, which will initially be available under a tab or heading designated “deal documents”:

(A) the Offering Memorandum related to the Offered Notes offered thereunder;

(B) this Indenture, and any schedules, exhibits and supplements thereto;

(C) the CREFC® Loan Setup file;

(D) the Issuer’s Limited Liability Company Agreement;

(E) the Servicing Agreement, and any schedules, exhibits and supplements thereto; and

(F) Annex A to the Offering Memorandum;

(ii) The following documents will initially be available under a tab or heading designated “periodic reports”:

(A) the Monthly Reports prepared by the Note Administrator pursuant to Section 10.9(a); and

(B) certain information and reports specified in the Servicing Agreement (including the collection of reports specified by CRE Finance Council or any successor organization reasonably acceptable to the Note Administrator and the Servicer or the Special Servicer, as applicable) in the “CREFC® Investor Reporting Package” relating to the Collateral Interests to the extent that the Note Administrator receives such information and reports from the Servicer and the Special Servicer from time to time;

(iii) The following documents, which will initially be available under a tab or heading designated “additional documents”:

(A) inspection reports delivered to the Note Administrator under the terms of the Servicing Agreement;

(B) appraisals delivered to the Note Administrator under the terms of the Servicing Agreement;

(C) upon direction of the Issuer, any reports or such other information that, from time to time, the Issuer or the Special Servicer provides to the Note Administrator to be made available on the Note Administrator’s website;

(D) any additional Annex A tape lines delivered by the Collateral Manager to the Note Administrator; and

(E) the Issuer’s quarterly updates on the status of the business plan for each Collateral Interest and any quarterly CREFC® CRE CLO Collateral Manager Data Reports;

(iv) The following documents, which will initially be available under a tab or heading designated “special notices”:

(A) notice of final payment on the Notes delivered to the Note Administrator pursuant to Section 2.7(d);

(B) notice of termination of the Servicer or the Special Servicer;

(C) notice of a Servicer Termination Event or a Special Servicer Termination Event, each as defined in the Servicing Agreement and delivered to the Note Administrator under the terms of the Servicing Agreement;

(D) notice of the resignation of any party to the Indenture and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Note Administrator;

(E) Officer’s Certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Note Administrator pursuant to Section 10.7(b);

(F) any direction received by the Note Administrator from the Collateral Manager for the termination of the Special Servicer during any period when such Person is entitled to make such a direction;

(G) any direction received by the Note Administrator from a Majority of the requisite percentage of the Notes of each Class for the termination of the Note Administrator or the Trustee pursuant to Section 6.9(c);

(H) any notices from the Designated Transaction Representative with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or any supplemental indenture implementing Benchmark Replacement Conforming Changes; and

(I) any notice or documents provided to the Note Administrator by the Issuer, the Collateral Manager or the Servicer directing the Note Administrator to post to the “special notices” tab;

(v) The following notices provided by FCR or the Collateral Manager to the Note Administrator, if any, which will initially be available under a tab or heading designated “U.S. Risk Retention Special Notices”:

(A) any changes to the fair values set forth in the “U.S. Credit Risk Retention” section of the Offering Memorandum between the date of the Offering Memorandum and the Closing Date;

(B) any material differences between the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values prior to the pricing of the Notes and the Closing Date; and

(C) any noncompliance by the Sponsor with the credit risk retention requirements under Section 15G of the Exchange Act;

(vi) all notices required pursuant to the EU/UK Risk Retention Letter and provided by the EU/UK Retention Holder or FCR Investor to the Note Administrator, if any which will initially be available under the “EU/UK Risk Retention” tab;

(vii) all information and documents required to be posted pursuant to the Servicing Agreement pursuant to the EU Transparency Requirements, which will initially be available under a tab or heading designated “EU Article 7 Reporting” (and which will be made available, in addition, to certain persons other than Privileged Persons, as provided by, and in accordance with, the Servicing Agreement);

(viii) the “Investor Q&A Forum” pursuant to Section 10.13; and

(ix) solely to Noteholders, the “Investor Registry” pursuant to Section 10.13.

The Note Administrator shall, in addition to posting the applicable notices on the “U.S. risk retention special notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the Note Administrator’s website that a notice has been posted to the “U.S. risk retention special notices” tab.

Privileged Persons who execute Exhibit F-2 shall only be entitled to access the Monthly Report and any documents, reports and information posted pursuant to the Servicing Agreement in connection with the EU Transparency Requirements to which it has access in accordance with the Servicing Agreement, and shall not have access to any other information on the Note Administrator’s Website.

The Note Administrator’s Website shall initially be located at www.ctslink.com. The foregoing information shall be made available by the Note Administrator on the Note Administrator’s Website promptly following receipt. The Note Administrator may change the titles of the tabs and headings on portions of its website, and may re-arrange the files as it deems proper. The Note Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Note Administrator may remove it from the Note Administrator’s Website. The Note Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Note Administrator’s Website to the extent such information was not produced by the Note Administrator. In connection with providing access to the Note Administrator’s Website, the Note Administrator may require registration and the acceptance of a disclaimer. The Note Administrator shall not be liable for the dissemination of information in accordance with the terms of this Indenture, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. Assistance in using the Note Administrator’s Website can be obtained by calling (866) 846-4526.

Section 10.13 Investor Q&A Forum; Investor Registry.

(a) The Note Administrator shall make the Investor Q&A Forum available to Privileged Persons and prospective purchasers of Notes by means of the Note Administrator’s Website, where Noteholders (including beneficial owners of Notes) may (i) submit inquiries to the Note Administrator relating to the Monthly Reports, and submit inquiries to the Collateral Manager, the Servicer or the Special Servicer (each, a “Q&A Respondent”) relating to any servicing reports prepared by that party, the Collateral Interests, or the properties related thereto (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for a Q&A Respondent, the Note Administrator shall be required to forward the Inquiry to the applicable Q&A Respondent, in each case via email within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Note Administrator and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall be required to reply to the Inquiry, which reply of the applicable Q&A Respondent shall be required to be by email to the Note Administrator. The Note Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Note Administrator‘s Website; provided that such related answer may be amended, modified, deleted or otherwise altered as applicable by the applicable Q&A Respondent as determined in its sole discretion. If the Note Administrator or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the Loan Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Servicer or the Special Servicer, as applicable or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall be required to, if applicable, promptly notify the Note Administrator of such determination. The Note Administrator shall be required to notify the Person who submitted such Inquiry in the event that the Inquiry shall not be required to answer in accordance with the terms of this Indenture. Any notice by the Note Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Indenture and the Servicing Agreement provides that the Note Administrator, Servicer and Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Loan Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Servicer or the Special Servicer, as applicable, or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Trustee, the Servicer or the Special Servicer has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the Q&A Respondent, and shall not be deemed to be answers from any of the Issuer, the Placement Agents or any of their respective Affiliates or any other Q&A Respondent. None of the Placement Agents, the Issuer, the Sellers, the Advancing Agent, the Collateral Manager, the

Servicer, the Special Servicer, the Note Administrator or the Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Note Administrator shall not be required to post to the Note Administrator’s Website any Inquiry or answer thereto that the Note Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Note Administrator’s Website. Additionally, the Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b) The Note Administrator shall make available to any Noteholder and any beneficial owner of a Note, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Note Administrator’s Website, where Noteholders and beneficial owners of Notes can register and thereafter obtain information with respect to any other Noteholder or beneficial owner that has so registered. Any Person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder or a beneficial owner of a Note and (ii) it grants authorization to the Note Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Note Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Note Administrator shall be required to promptly remove it from the Investor Registry. The Note Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c) Certain information concerning the Collateral and the Notes, including the Monthly Reports, CREFC® Reports and supplemental notices and any notice posted to the Note Administrator’s Website pursuant to Section 10.12(a)(iii)(D) and (iii)(E), shall be provided by the Note Administrator to certain market data providers authorized by the Issuer or the Collateral Manager on its behalf upon receipt by the Note Administrator from such persons of a certification in the form of Exhibit G hereto, which certification may be submitted electronically via the Note Administrator’s Website. The Issuer hereby authorizes the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, RealInsight, London Stock Exchange Group plc, PricingDirect Inc, Green Street Advisors, LLC and such other providers of data and analytical software (“Market Data Providers”) as the Issuer may direct. The Issuer may, at any time, direct the Note Administrator to add or remove any Market Data Providers from the list of Market Data Providers permitted to access the Note Administrator’s Website by providing written direction to the Note Administrator, with a copy to the Collateral Manager, the Placement Agents, the Servicer and the Special Servicer. The Issuer may, at any time, provide written direction to the Note Administrator to make available via the Note Administrator’s Website any other information posted to the Note Administrator’s Website to any Market Data Provider.

(d) [Reserved.]

(e) The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Document Request Tool” available to NRSROs via the 17g-5 Information Providers Website, where NRSROs may (i) submit inquiries to the Trustee or the Note Administrator relating to the Monthly Report, (ii) submit inquiries to the Servicer, the Collateral Manager or the Special Servicer relating to servicing reports, or the Collateral, except to the extent already obtained, (iii) submit requests for loan-level reports and information, and (iv) view previously submitted inquiries and related answers or reports, as the case may be. The Trustee, the Note Administrator, the Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (a) answering the inquiry would be in violation of applicable law, the Servicing Standard, this Indenture, the Servicing Agreement or the applicable loan documents, (b) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (c) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under this Indenture or the Servicing Agreement, as applicable. In the event that any of the Trustee, the Note Administrator, the Servicer or the Special Servicer declines to answer an inquiry, it shall promptly email the 17g-5 Information Provider with the basis of such declination. The 17g-5 Information Provider will be required to post the inquiries and the related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Document Request Tool promptly upon receipt, or in the event that an inquiry is unanswered, the inquiry and the basis for which it was unanswered. The Rating Agency Q&A Forum and Document Request Tool may not reflect questions, answers, or other communications which are not submitted through the 17g-5 Website. Answers and information posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other Person. No such other Person will have any responsibility or liability for, and will not be deemed to have knowledge of, the content of any such information.

Section 10.14 Certain Procedures.

For so long as the Notes may be transferred only in accordance with Rule 144A, the Issuer (or the Collateral Manager on its behalf) will ensure that:

(a) any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language and :

(i) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A”;

(ii) the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(b) the indicator will link to the “Additional Security Information” page, which will state that the Secured Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

ARTICLE 11

APPLICATION OF FUNDS

Section 11.1 Disbursements of Amounts from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Note Administrator shall disburse amounts transferred to the Payment Account (except for any amounts applied or retained in the Reinvestment Account to purchase additional Collateral Interests pursuant to Section 12.3 hereof) in accordance with the following priorities (the “Priority of Payments”):

(i) Interest Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds in the Payment Account with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;

(2) (a) first, to the extent not previously reimbursed, to the Trustee, the Backup Advancing Agent or the Advancing Agent, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party; (b) second, to the Advancing Agent (or to the Backup Advancing Agent if the Advancing Agent has failed to make any Interest Advance required to be made by the Advancing Agent pursuant to the terms of this Indenture or to the Trustee if the Backup Advancing Agent fails to make any Interest Advance required to be made by the Backup Advancing Agent pursuant to the terms of this Indenture), the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (with respect to amounts owed to the Advancing Agent, unless waived by the Advancing Agent) (provided that the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture); and (c) third, to the Advancing Agent, the Backup Advancing Agent and the Trustee, to the extent due and payable to such party, Reimbursement Interest and reimbursement of any outstanding Interest Advances not to exceed, in each case, the amount that would result in an Interest Shortfall with respect to such Payment Date;

(3) (a) first, to the Note Administrator the Trustee/Note Administrator Fee (a portion of which is payable to the Trustee by the Note Administrator), (b) second, to the payment of other accrued and unpaid Company Administrative Expenses of the Note Administrator, the Trustee, the Securities Intermediary, the Custodian and the Paying Agent, provided that all payments made pursuant to subclause (b) in this clause (iii), in the aggregate, do not exceed $250,000 per Expense Year, (c) third, to the payment of other accrued and unpaid Company Administrative Expenses then due and payable, other than Company Administrative Expenses payable to the parties listed in clause (b) above, (d) fourth, to the Collateral Manager the Collateral Management Fee and any Collateral Management Fee Shortfall Amount, and (e) fifth, to any party (other than the Collateral Manager) responsible for determining whether a Benchmark Transition Event has occurred and implementing a Benchmark Replacement, an amount not to exceed $15,000 per year;

(4) (a) first, to the payment of the Class A Interest Distribution Amount, and (b) second, to the payment of any Class A Defaulted Interest;

(5) (a) first, to the payment of the Class A-S Interest Distribution Amount, and (b) second, to any Class A-S Defaulted Interest;

(6) (a) first, to the payment of the Class B Interest Distribution Amount, and (b) second, to any Class B Defaulted Interest;

(7) (a) first, to the payment of the Class C Interest Distribution Amount, and (b) second, to any Class C Defaulted Interest;

(8) to the payment of the Class C Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class C Notes);

(9) (a) first, to the payment of the Class D Interest Distribution Amount, and (b) second, to any Class D Defaulted Interest;

(10) to the payment of the Class D Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class D Notes);

(11) (a) first, to the payment of the Class E Interest Distribution Amount, and (b) second, to any Class E Defaulted Interest;

(12) to the payment of the Class E Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class E Notes);

(13) if either Note Protection Test is not satisfied as of the Determination Date relating to such Payment Date, to the payment of, (a) first, principal on the Class A Notes, (b) second, principal on the Class A-S Notes, (c) third, principal on the Class B Notes, (d) fourth, principal on the Class C Notes, (e) fifth, principal on the Class D Notes, and (f) sixth, principal on the Class E Notes, in each case to the extent necessary to cause both Note Protection Tests to be satisfied or, if sooner, until the Offered Notes have been paid in full;

(14) (a) first, to the payment of the Class F Interest Distribution Amount, and (b) second, to the payment of any Class F Defaulted Interest;

(15) to the payment of the Class F Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class F Notes);

(16) (a) first, to the payment of the Class G Interest Distribution Amount, and (b) second, to the payment of any Class G Defaulted Interest;

(17) to the payment of the Class G Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class G Notes);

(18) to the payment of any Company Administrative Expenses not paid pursuant to clause (iii) above in the order specified therein; and

(19) any remaining Interest Proceeds to be paid to the Holders of the Income Notes as provided in Section 2.16 hereof.

(ii) Principal Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Principal Proceeds in the Payment Account with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;

(2) so long as and to the extent the Issuer is permitted under this Indenture to purchase Reinvestment Collateral Interests, at the direction of the Issuer (or the Collateral Manager on its behalf) the amount designated by the Issuer (or the Collateral Manager on its behalf) during the related Interest Accrual Period to be deposited into the Reinvestment Account for reinvestment in Reinvestment Collateral Interests or, pursuant to the written direction of the Issuer (or the Collateral Manager on behalf of the Issuer), to be applied to pay the purchase price of Reinvestment Collateral Interests;

(3) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(4) to the payment of the Class A-S Interest Distribution Amount, plus any Class A-S Defaulted Interest, to the extent not paid in full pursuant to clause (5) of Section 11.1(a)(i) above;

(5) to the payment of principal of the Class A-S Notes, until the Class A-S Notes have been paid in full;

(6) to the payment of the Class B Interest Distribution Amount, plus any Class B Defaulted Interest, to the extent not paid in full pursuant to clause (6) of Section 11.1(a)(i) above;

(7) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(8) to the payment of the Class C Interest Distribution Amount, plus any Class C Defaulted Interest, to the extent not paid in full pursuant to clause (7) of Section 11.1(a)(i) above;

(9) to the payment of principal of the Class C Notes (including any Class C Deferred Interest), until the Class C Notes have been paid in full;

(10) to the payment of the Class D Interest Distribution Amount, plus any Class D Defaulted Interest, to the extent not paid in full pursuant to clause (8) of Section 11.1(a)(i) above;

(11) to the payment of principal on the Class D Notes (including any Class D Deferred Interest), until the Class D Notes have been paid in full;

(12) to the payment of the Class E Interest Distribution Amount, plus any Class E Defaulted Interest, to the extent not paid in full pursuant to clause (9) of Section 11.1(a)(i) above;

(13) to the payment of principal of the Class E Notes (including any Class E Deferred Interest), until the Class E Notes have been paid in full;

(14) to the payment of the Class F Interest Distribution Amount, plus any Class F Defaulted Interest, to the extent not paid in full pursuant to clause (14) of Section 11.1(a)(i);

(15) to the payment of principal of the Class F Notes (including any Class F Deferred Interest), until the Class F Notes have been paid in full;

(16) to the payment of the Class G Interest Distribution Amount, plus any Class G Defaulted Interest, to the extent not paid in full pursuant to clause (16) of Section 11.1(a)(i) above;

(18) to the payment of principal of the Class G Notes (including any Class G Deferred Interest), until the Class G Notes have been paid in full; and

(18) any remaining Principal Proceeds to be paid to the Holders of the Income Notes as provided in Section 2.16 hereof.

(iii) Redemption Dates and Payment Dates During Events of Default. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds and Principal Proceeds in the Payment Account with respect to the related Due Period will be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (3) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2) (a) first, to the payment of the Class A Interest Distribution Amount, and (b) second, to the payment of any Class A Defaulted Interest;

(3) to the payment in full of the principal of the Class A Notes;

(4) (a) first, to the payment of the Class A-S Interest Distribution Amount, and (b) second, to the payment of any Class A-S Defaulted Interest;

(5) to the payment in full of the principal of the Class A-S Notes;

(6) (a) first, to the payment of the Class B Interest Distribution Amount, and (b) second, to the payment of any Class B Defaulted Interest;

(7) to the payment in full of the principal of the Class B Notes;

(8) (a) first, to the payment of the Class C Interest Distribution Amount, and (b) second, to the payment of any Class C Defaulted Interest;

(9) to the payment in full of the principal of the Class C Notes (including any Class C Deferred Interest);

(10) (a) first, to the payment of the Class D Interest Distribution Amount, and (b) second, to the payment of any Class D Defaulted Interest;

(11) to the payment in full of the principal of the Class D Notes (including any Class D Deferred Interest);

(12) (a) first, to the payment of the Class E Interest Distribution Amount, and (b) second, to the payment of any Class E Defaulted Interest;

(13) to the payment in full of the principal of the Class E Notes (including any Class E Deferred Interest);

(14) (a) first, to the payment of the Class F Interest Distribution Amount, and (b) second, to the payment of any Class F Defaulted Interest;

(15) to the payment in full of the principal of the Class F Notes (including any Class F Deferred Interest);

(16) (a) first, to the payment of the Class G Interest Distribution Amount, and (b) second, to the payment of any Class G Defaulted Interest;

(17) to the payment in full of the principal of the Class G Notes (including any Class G Deferred Interest); and

(18) any remaining Interest Proceeds and Principal Proceeds to be paid to the Holders of the Income Notes as provided in Section 2.16 hereof.

(b) On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2, remit or cause to be remitted to the Note Administrator for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any clause of Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such clause, ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(d) In connection with any required payment by the Issuer to the Servicer or the Special Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Interests, the Servicer or the Special Servicer, as applicable, shall be entitled to retain or withdraw such amounts from the Collection Account pursuant to the terms of the Servicing Agreement.

Section 11.2 Securities Accounts.

The Issuer shall direct the Note Administrator, in writing, to invest all amounts held by, or deposited with the Securities Intermediary in the Reinvestment Account pursuant to the provisions of this Indenture shall be invested in Eligible Investments as directed in writing by the Collateral Manager on behalf of the Issuer and credited to the Reinvestment Account. Absent such direction, funds in the foregoing accounts shall be invested in the fund specified in clause (v) of the definition of Eligible Investments. All amounts held by or deposited with the Securities Intermediary in the Payment Account and the Custodial Account shall be held uninvested. Any amounts not invested in Eligible Investments as herein provided, shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement with the Securities Intermediary or another financial institution whose long-term senior unsecured debt rating is at least equal to “A2” by Moody’s (or, in each case, such lower rating as the applicable Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Note Administrator on behalf of the Secured Parties pursuant to account control agreements in form and substance similar to the Securities Account Control Agreement.

ARTICLE 12

SALE OF COLLATERAL INTERESTS; ACQUISITION CRITERIA

Section 12.1 Sales of Collateral Interests.

(a) Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Collateral Interest. The Issuer (or the Collateral Manager on behalf of the Issuer, acting pursuant to the Collateral Management Agreement) may direct the Trustee in writing to sell at any time, subject to satisfaction of the Acquisition Criteria, any Defaulted Collateral Interest and any Credit Risk Collateral Interest.

The Trustee shall sell any Collateral Interest in any sale permitted pursuant to this Section 12.1(a), as directed by the Issuer (or the Collateral Manager on behalf of the Issuer). Promptly after any sale pursuant to this Section 12.1(a), the Issuer (or the Collateral Manager on behalf of the Issuer) shall notify the 17g-5 Information Provider of the Collateral Interest sold and the sale price and shall provide such other information relating to such sale as may be reasonably requested by the Rating Agencies.

(b) In addition, with respect to any Defaulted Collateral Interest or Credit Risk Collateral Interest permitted to be sold pursuant to Section 12.1(a), such Defaulted Collateral Interest or Credit Risk Collateral Interest may be sold by the Issuer at the direction of the Collateral Manager:

(i) to an entity, other than the Collateral Manager or an Affiliate thereof; or

(ii) to the Collateral Manager or an Affiliate thereof that is purchasing such Credit Risk Collateral Interest or Defaulted Collateral Interest from the Issuer for a cash purchase price that is at least equal to the Par Purchase Price (such purchase, a “Credit Risk/Defaulted Collateral Interest Cash Purchase”).

The Issuer shall not sell or otherwise dispose of any Collateral Interest for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

In addition to the above, at all times the Majority of Income Noteholders shall have an assignable right to purchase any Defaulted Collateral Interest or any Credit Risk Collateral Interest in each case for a purchase price at least equal to the Par Purchase Price.

(c) If a Collateral Interest that is a Defaulted Collateral Interest is not sold or otherwise disposed of by the Issuer within three (3) years of such Collateral Interest becoming a Defaulted Collateral Interest, the Collateral Manager shall use commercially reasonable efforts to cause the Issuer to sell or otherwise dispose of such Collateral Interest as soon as commercially practicable thereafter.

(d) A Defaulted Collateral Interest or Credit Risk Collateral Interest may be disposed of at any time, following disclosure to, and approval by, the Advisory Committee, and subject to satisfaction of the Acquisition Criteria, by the Issuer (or the Collateral Manager on behalf of the Issuer) exchanging such Defaulted Collateral Interest or Credit Risk Collateral Interest for (1) one or more Collateral Interests selected by the Collateral Manager that satisfy the Eligibility Criteria (each such Collateral Interest, an “Exchange Collateral Interest”) or (2) a combination of one or more Exchange Collateral Interests and cash (such exchange, a “Credit Risk/Defaulted Collateral Interest Exchange”); provided that:

(i) the sum of (1) the Principal Balance of such Exchange Collateral Interest(s) plus all accrued and unpaid interest thereon plus (2) the Cash amount (if any) to be paid to the Issuer in connection with such exchange, is equal to or greater than the sum of the Principal Balance of the Credit Risk Collateral Interest or Defaulted Collateral Interest sought to be exchanged plus all accrued and unpaid interest thereon; and

(ii) immediately following such exchange, the Aggregate Principal Balance of all Credit Risk Collateral Interests (excluding each such Collateral Interest that would be a Defaulted Collateral Interest but for non-lapse of the 60-day period included in the definition thereof) subject to such exchange cumulatively from the Closing Date may not exceed 10.0% of the Aggregate Collateral Interest Cut-off Date Balance.

In connection with the exchange of a Credit Risk Collateral Interest or a Defaulted Collateral Interest as in accordance with this Section 12.1(d), the Collateral Manager may cause the Issuer to create one or more participation interests in such Defaulted Collateral Interest or Credit Risk Collateral Interest and direct the Trustee to exchange one or more of such participation interests.

(e) After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call, an Auction Call Redemption or a Tax Redemption in accordance with Section 9.3, the Issuer (or the Collateral Manager on behalf of the Issuer and acting pursuant to the Collateral Management Agreement), may at any time direct the Trustee in writing by Issuer Order to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Interest without regard to the foregoing limitations in Section 12.1(a); provided that:

(i) the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release the lien on such Collateral Interest pursuant to Section 10.10, and the Custodian shall upon receipt of a Request for Release, release the related Collateral Interest File;

(ii) the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Interest pursuant to this Section 12.1(b) unless the Issuer (or the Collateral Manager on behalf of the Issuer) certifies, in an Officer’s Certificate, to the Trustee and the Note Administrator that, in the Issuer’s (or the Collateral Manager’s) reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Interests), the Sale Proceeds from the sale of one or more of the Collateral Interests and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price; and

(iii) in connection with an Optional Redemption, an Auction Call Redemption, a Clean-up Call, or a Tax Redemption, all the Collateral Interests to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(f).

(f) In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Collateral Manager will be required to determine whether the proceeds expected to be received on the Collateral Interests prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date. If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes on the Stated Maturity Date of the Notes, the Issuer shall, at the direction of the Collateral Manager, be obligated to liquidate the portion of Collateral Interests sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date. The Collateral Interests to be liquidated by the Issuer will be selected by the Collateral Manager.

(g) Notwithstanding anything herein to the contrary, (i) the Collateral Manager on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned) and (ii) the Special Servicer on behalf of the Issuer shall be permitted to sell to an REO Subsidiary any REO Property for consideration consisting of equity interests in such REO Subsidiary (or an increase in the value of equity interests already owned).

(h) Under no circumstances shall the Trustee in its individual capacity be required to acquire any Collateral Interests or any property related thereto.

(i) Any Collateral Interest sold pursuant to this Section 12.1 shall be released from the lien of this Indenture.

(j) The Issuer may, based on advice from the Collateral Manager that an acquisition of a Collateral Interest that was required at acquisition to satisfy the Acquisition Criteria failed to do so, sell such Collateral Interest to FCR Seller or an Affiliate thereof; which sale is required to occur within ninety (90) days after such acquisition at a price that is equal to the Par Purchase Price of such Collateral Interest.

(k) The Issuer (or the Collateral Manager on behalf of the Issuer, acting pursuant to the Collateral Management Agreement), may direct the Trustee in writing to (A) sell any Collateral Interest, in the event the applicable Seller is required to repurchase such Collateral Interest pursuant to the applicable Collateral Interest Purchase Agreement as a result of a Material Defect related to such Collateral Interest or (B) in the event that (I) the applicable Seller elects to substitute any Collateral Interest pursuant to the Collateral Interest Purchase Agreement as a result of a Material Defect related to such Collateral Interest, (II) the Collateral Manager consents to such substitution and (III) the Acquisition Criteria are satisfied, substitute such Collateral Interest for (1) a Collateral Interest that is owned by the Seller that satisfies the applicable Eligibility Criteria (such Collateral Interest, a “Substitute Collateral Interest”) or (2) a combination of a Substitute Collateral Interest and Cash; provided that with respect to any affected Collateral Interest, the sum of (1) the Principal Balance of such Substitute Collateral Interest plus all accrued and unpaid interest thereon plus (2) the Cash amount (if any) to be paid to the Issuer in connection with such substitution, is equal to or greater than the sum of the Principal Balance of the affected Collateral Interest plus all accrued and unpaid interest thereon.

(l) With respect to any Collateral Interests that are cross-collateralized and cross-defaulted with each other, if one of such Collateral Interests is to be sold or exchanged in any manner described herein, the Issuer shall be obligated to dispose of such Collateral Interest and all of the related cross-collateralized and cross-defaulted Collateral Interests, unless the related borrower satisfies the conditions in the related Loan Documents for the uncrossing of such Collateral Interests.

(m) In the event that a Credit Risk Collateral Interest or Defaulted Collateral Interest (or the underlying Mortgage Loan) is modified pursuant to the Servicing Agreement in a way that creates one or more new participation interests or notes with respect to which the principal amount of one or more of the newly created participation interests or notes was previously part of such Credit Risk Collateral Interest or Defaulted Collateral Interest, the Issuer will be permitted to dispose of any of such newly created participation interests or notes pursuant to this Section 12.1 in the same manner as if such participation interest or note were itself a Credit Risk Collateral Interest or Defaulted Collateral Interest.

(n) In the event that any Collateral Interest is subject to a mezzanine intercreditor agreement, Participation Agreement, subordination agreement or other agreement which grants a third party the option to purchase the Collateral Interest, and such third party exercises its option to purchase such Collateral Interest, the Issuer may sell such Collateral Interest to the holder of such purchase option or its designee, at a price specified to be the outstanding principal balance in the applicable mezzanine intercreditor agreement, Participation Agreement, subordination agreement or other agreement.

(o) The Issuer may, based on advice from the Collateral Manager to the effect that an Event of Default under clause (j) of the definition of “Event of Default” is likely to occur as a result of the amortization, prepayment, repurchase or sale of a Collateral Interest, sell one or more other Collateral Interests to the extent necessary to avoid such an Event of Default.

Section 12.2 Reinvestment Collateral Interests.

(a) Except as provided in Section 12.3(c), during the Reinvestment Period (or within thirty (30) days after the end of the Reinvestment Period with respect to reinvestments made pursuant to binding commitments to purchase entered into during the Reinvestment Period), amounts (or Eligible Investments) credited to the Reinvestment Account may, but are not required to, be reinvested in Reinvestment Collateral Interests (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy the following criteria (the “Acquisition Criteria”), as evidenced by an Officer’s Certificate of the Issuer (or the Collateral Manager on behalf of the Issuer) delivered to the Trustee, delivered as of the date of the commitment to purchase such Reinvestment Collateral Interests:

(i) both Note Protection Tests are satisfied;

(ii) no Event of Default has occurred and is continuing; and

(iii) the Eligibility Criteria are satisfied with respect to such Reinvestment Collateral Interests.

(b) Notwithstanding the foregoing provisions, (i) Cash on deposit in the Reinvestment Account may be invested in Eligible Investments pending investment in Reinvestment Collateral Interests and (ii) if an Event of Default shall have occurred and be continuing, no Reinvestment Collateral Interest may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

(c) [Reserved].

(d) In connection with any such acquisition, the Custodian shall receive the Collateral Interest File at least one Business Day prior to the acquisition or a bailee letter (provided that the bailee under the bailee letter will not be an agent of the Custodian and the Loan Documents held under bailee letter shall be delivered to the Custodian no later than three Business Days following the acquisition), and shall review such Collateral Interest File in accordance with Section 3.3(f).

(e) Notwithstanding the foregoing provisions, at any time when FCR Investor or an affiliate that is directly or indirectly wholly-owned by FCR SUB-REIT and is a disregarded entity for U.S. federal income tax purposes holds 100% of the Income Notes and 100% of the Membership Interests, it may contribute additional Cash, Eligible Investments and/or Collateral Interests that satisfy the Eligibility Criteria to the Issuer, including, but not limited to, for purposes of curing and/or avoiding a failure of a Note Protection Test. Cash or Eligible Investments contributed to the Issuer by FCR SUB-REIT (during the Reinvestment Period) shall be credited to the Reinvestment Account (unless FCR SUB-REIT directs otherwise) and may be reinvested by the Issuer in Reinvestment Collateral Interests so long as no Event of Default has occurred and is continuing.

Section 12.3 Conditions Applicable to all Transactions Involving Sale or Grant.

(a) Any transaction effected after the Closing Date under this Article 12 or Section 10.6 shall be conducted in accordance with the requirements of the Collateral Management Agreement.

(b) Upon any Grant pursuant to this Article 12, all of the Issuer’s right, title and interest to the Collateral Interests shall be Granted to the Trustee pursuant to this Indenture, such Collateral Interests shall be registered in the name of the Trustee, and, if applicable, the Trustee (or the Custodian on its behalf) shall receive such Pledged Collateral Interest (or bailee letter, with delivery to Custodian within three business days after acquisition of such Collateral Interest or Notes). The Trustee also shall receive, not later than the date of delivery of any Collateral Interest delivered after the Closing Date, an Officer’s Certificate of the Collateral Manager (which certification shall be deemed to be made upon delivery of a Trade Confirmation) certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).

(c) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Collateral Interests may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (collectively, a “Trade Confirmation”) (including by email or other electronic communication) from the Collateral Manager on which the Trustee and the Note Administrator may rely.

(d) Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes.

Section 12.4 Future Funding Agreement.

(a) The Note Administrator and the Trustee, on behalf of the Noteholders, are hereby directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which the Future Funding Pledgor will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the holder of the related Future Funding Participations under the Participation Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement. In the event an Access Termination Notice has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator shall, pursuant to the direction of the Issuer or the Special Servicer on its behalf, direct the use of funds on deposit in the Future Funding Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator shall have any obligation to ensure that the Future Funding Pledgor is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b) The 17g-5 Information Provider shall promptly post to the 17g-5 Website pursuant to Section 14.12(d) of this Indenture, any certification with respect to the holder of the related Future Funding Participations that is delivered to it in accordance with the Future Funding Agreement.

Section 12.5 Modifications to Note Protection Tests.

In the event that (1) Moody’s modifies the definitions or calculations relating to any of the Moody’s specific Eligibility Criteria or (2) any Rating Agency modifies the definitions or calculations relating to either of the Note Protection Tests (each, a “Rating Agency Test Modification”), in any case in order to correspond with published changes in the guidelines, methodology or standards established by such Rating Agency, the Issuer may, but is under no obligation solely as a result of this Section 12.5 to, incorporate corresponding changes into this Indenture by an amendment or supplement hereto without the consent of the Noteholders but with written notice to the Noteholders) (x) in the case of a modification of a Moody’s specific Eligibility Criteria, the Rating Agency Condition is satisfied with respect to Moody’s, (y) in the case of a modification of a Note Protection Test, the Rating Agency Condition is satisfied with respect to each Rating Agency then rating any Class of Notes and (z) written notice of such modification is delivered by the Collateral Manager to the Trustee and the Noteholders (which notice may be included in the next regularly scheduled report to Noteholders). Any such Rating Agency Test Modification shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by each of the Issuer and the Collateral Manager and delivered to the Trustee, (ii) accompanied by delivery by the Issuer to the Trustee of an Officer’s Certificate of the Issuer (or the Collateral Manager on behalf of the Issuer) certifying that such amendment has been made pursuant to and in compliance with this Section 12.5 (which certification shall be deemed to be made upon delivery of a Trade Confirmation).

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination.

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class A Notes, that the rights of the Holders of the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class A-S Notes, that the rights of the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes shall be subordinate and junior to the Class A-S Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A-S Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A-S Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class B Notes, that the rights of the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and Income Notes shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class C Notes, that the rights of the Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and Income Notes Income Notes shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class C Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class D Notes, that the rights of the Holders of the Class E Notes, the Class F Notes, the Class G Notes and the Income Notes shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class D Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class E Notes, the Class F Notes, the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class E Notes, that the rights of the Holders of the Class F Notes, the Class G Notes and the Income Notes shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class E Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class F Notes, the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class F Notes that the rights of the Holders of the Class G Notes and the Income Notes shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class F Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class F Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class G Notes or the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(h) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class G Notes that the rights of the Holders of the Income Notes shall be subordinate and junior to the Class G Notes to the extent and in the manner set forth in Article 11 of this Indenture; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class G Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class G Notes consent, other than in Cash, before any further payment or distribution is made on account of the Income Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(i) In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Note Administrator, which shall pay and deliver the same to the Holders of the more senior Classes of Notes in accordance with this Indenture.

(j) Each Holder of any Class of Notes agrees with the Note Administrator on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, each Class of Notes senior to such Class have been paid in full, the Holders of such Class of Notes shall be fully subrogated to the rights of the Holders of each Class of Notes senior thereto. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of such Class of Notes any amounts due and payable hereunder.

(k) The Holders of each Class of Notes agree, for the benefit of all Noteholders, not to institute against, or join any other person in instituting against, the Issuer or any Issuer Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, winding up, insolvency, liquidation or similar proceedings under the laws of any jurisdiction before one year and one day or, if longer, the applicable preference period then in effect, have elapsed since the final payments to the Noteholders.

Section 13.2 Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Noteholder under this Indenture, a Noteholder or Noteholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Noteholder, the Issuer, or any other Person, except for any liability to which such Noteholder may be subject to the extent the same results from such Noteholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to the Trustee and Note Administrator.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, or the Collateral Manager on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Collateral Manager on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee or the Note Administrator at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee or the Note Administrator shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).

Section 14.2 Act of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Note Administrator, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Note Administrator and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Note Administrator deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. Notwithstanding the foregoing, the Trustee and Note Administrator may conclusively rely on an Investor Certification to determine ownership of any Notes.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder shall bind such Noteholder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Note Administrator or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3 Notices, etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee addressed to it at the Corporate Trust Office, Email: cmbstrustee@wilmingtontrust.com, or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Noteholders;

(b) the Note Administrator shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Note Administrator addressed to it at the Corporate Trust Office, e-mail: trustadministrationgroup@computershare.com with a copy to CCTCREBondAdmin@computershare.com , and for purposes of any notices to be posted under the “EU/UK Risk Retention” tab or the “EU Article 7 Reporting” tab, to CCTEURRCompliance@computershare.com, or at any other address previously furnished in writing to the parties hereto and the Servicing Agreement, and to the Noteholders.

(c) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: FCR 2026-FL1 Issuer LLC; with copies to FCR at 1345 Avenue of the Americas, 46th Floor, New York, NY 10105 Attention: C/O Fortress Investment Group LLC, General Counsel – Credit Funds, fax: [***], e-mail: [***] with a copy (which shall not constitute notice) to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Eno M. Usoro, or at any other address previously furnished in writing to the Trustee and the Note Administrator by the Issuer, with a copy to the Special Servicer.

(d) the Advancing Agent shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Advancing Agent addressed to it at FCR CRE Holdco LLC, c/o Fortress Credit Realty Income Trust, c/o Fortress Investment Group, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, or at any other address previously furnished in writing to the Trustee, the Note Administrator, and the Issuer, with a copy to the Special Servicer at its address set forth below.

(e) the Servicer shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Servicer addressed to it at Trimont LLC, Commercial Mortgage Servicing, One South, 101 South Tryon Street, Suite 1400, Charlotte, NC 28202, Attention: FCR 2026-FL1 Asset Manager, Email: [***] with a copy to: Trimont LLC, Two Alliance Center, 3560 Lenox Rd NE, Suite 2200, Atlanta, GA 30326, Attention: Legal Department, Email: [***], with respect to any notice relating to the Rating Agency Q&A Forum and Servicer Document Request tool: [***]; with respect to any notice relating to the Investor Q&A Forum: [***]; with a copy to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, Attention: Stacy G. Ackermann, Email: [***], or at any other address previously furnished in writing to the Issuer, the Note Administrator and the Trustee;

(f) the Special Servicer shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Special Servicer addressed to it at Trimont LLC, Commercial Mortgage Special Servicing, One South, 101 South Tryon Street, Suite 1400, Charlotte, NC 28202, Attention: FCR 2026-FL1 Special Servicing, Email: [***] with a copy to: Trimont LLC, Two Alliance Center, 3560 Lenox Rd NE, Suite 2200, Atlanta, GA 30326, Attention: Legal Department, Email: [***], with respect to any notice relating to the Rating Agency Q&A Forum and Servicer Document Request tool: [***]; with respect to any notice relating to the Investor Q&A Forum: [***]; with a copy to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, Attention: Stacy G. Ackermann, Email: [***], or at any other address previously furnished in writing to the Issuer, the Note Administrator and the Trustee;

(g) Moody’s shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to such Rating Agency addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com), or such other address that such Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with such Rating Agency shall be given in accordance with, and subject to, the provisions of Section 14.12 hereof;

(h) KBRA shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to such Rating Agency addressed to it at 805 Third Avenue, New York, New York 10022, Attention: CMBS Surveillance (or by electronic mail at cmbssurveillance@kbra.com), or such other address that such Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with such Rating Agency shall be given in accordance with, and subject to, the provisions of Section 14.12 hereof;

(i) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at FCR 2026-FL1 CM LLC, c/o Fortress Credit Realty Income Trust, c/o Fortress Investment Group, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, or at any other address furnished in writing to the Issuer, the Note Administrator and the Trustee; and

(j) the Custodian, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid hand delivered, sent by overnight courier service or by facsimile in legible form to the Corporate Trust Office.

Section 14.4 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture or the Servicing Agreement provides for notice to Holders of Notes of any event,

(a) such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

The Note Administrator shall deliver to the Noteholders any information or notice in its possession, requested to be so delivered by at least 25% of the Holders of any Class of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Note Administrator and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee and with the Note Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee and the Note Administrator shall be deemed to be a sufficient giving of such notice.

Notwithstanding any provision to the contrary herein, any information or documents (including, without limitation reports, notices or supplemental indentures) required to be provided by the Note Administrator to Noteholders may be provided by providing access to the Note Administrator’s website located at www.ctslink.com containing such information or document.

Section 14.5 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Servicer, the Special Servicer, the Collateral Manager and the Noteholders (each of whom shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10 Submission to Jurisdiction.

The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s agent set forth in Section 7.2. The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11 Counterparts.

This instrument (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This instrument shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature (including .pdf file, .jpeg file or any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), including Orbit, Adobe Sign, DocuSign or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee and the Note Administrator), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 14.12 17g-5 Information.

(a) The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by its or its agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on its behalf, including the Trustee, the Note Administrator, the Servicer and the Special Servicer, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided that no party other than the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer may provide information to the Rating Agencies on the Issuer’s behalf without the prior written consent of the Special Servicer. At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third party to post 17g-5 Information to the 17g-5 Website. The Issuer hereby engages the Note Administrator (in such capacity, the “17g-5 Information Provider”), to post 17g-5 Information it receives from the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer to the 17g-5 Website in accordance with this Section 14.12, and the Note Administrator hereby accepts such engagement.

(b) Any information required to be delivered to the 17g-5 Information Provider by any party under this Indenture or the Servicing Agreement shall be delivered to it via electronic mail at 17g5informationprovider@computershare.com, specifically with a subject reference of “17g-5 - FCR 2026-FL1 Issuer LLC” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

Upon delivery by the Issuer to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Issuer and the 17g-5 Information Provider) of information designated by the Issuer as having been previously made available to NRSROs by the Issuer (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 information available only to the Issuer and to NRSROs via the 17g-5 Website pursuant this Section 14.13(b). The Issuer shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Website to any designee or other third party.

(c) The 17g-5 Information Provider shall make available, solely to NRSROs, the following items to the extent such items are delivered to it via email at 17g5informationprovider@computershare.com, specifically with a subject reference of “17g-5 - FCR 2026-FL1 Issuer LLC” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i) any statements as to compliance and related Officer’s Certificates delivered under Section 7.9;

(ii) any information requested by the Issuer or a Rating Agency (it being understood the 17g-5 Information Provider shall not disclose on the Note Administrator’s Website which Rating Agency requested such information as provided in Section 14.13);

(iii) any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without satisfaction of the Rating Agency Condition;

(iv) any requests for satisfaction of the Rating Agency Condition that are delivered to the 17g-5 Information Provider pursuant to Section 14.13;

(v) any summary of oral communications with the Rating Agencies that are delivered to the 17g-5 Information Provider pursuant to this Section 14.12(c); provided that the summary of such oral communications shall not disclose which Rating Agencies the communication was with;

(vi) any amendment or proposed supplemental indenture to this Indenture required to be provided to the Rating Agencies pursuant to Section 8.3; and

(vii) the “Rating Agency Q&A Forum and Document Request Tool” pursuant to Section 10.13(e).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Website or such other website as the Issuer may notify the parties hereto in writing.

(d) Information shall be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern Time) or, if received after 12:00 p.m., on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the website. In the event the Issuer (or the Collateral Manager on its behalf) determines that any information posted to the 17g-5 Website should not have been posted, the Issuer (or the Collateral Manager on its behalf) shall direct the 17g-5 Information Provider in writing to remove such information and the 17g-5 Information Provider shall not be liable for the removal of any information upon receipt of such direction. The 17g-5 Information Provider (and the Trustee) has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Website to the extent such information was not produced by it. Access will be provided by the 17g-5 Information Provider to NRSROs upon receipt of an NRSRO Certification in the form of Exhibit E hereto (which certification may be submitted electronically via the 17g-5 Website).

(e) Upon request of the Issuer or a Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Website any additional information requested by the Issuer or such Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 14.12. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Website the Rating Agencies or NRSRO that requested such additional information.

(f) The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Website in respect of the transaction governed by this Indenture each time an additional document is posted to the 17g-5 Website.

(g) The Servicer or the Special Servicer, as applicable, may, but shall not be obligated to send such information, report, notice or document to the Rating Agencies so long as such information report or notice (A) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided to the 17g-5 Information Provider.

(h) Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.12 shall not constitute a Default or Event of Default.

Section 14.13 Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by a Requesting Party pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agencies to process such request. Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the 17g-5 Information Provider in accordance with Section 14.12 hereof and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Condition to the Rating Agencies in accordance with the instructions for notices set forth in Section 14.3 hereof.

Section 14.14 Patriot Act Compliance.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee, Note Administrator, Servicer and Special Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee or Note Administrator, as the case may be. Accordingly, each of the parties agrees to provide to the Trustee and the Note Administrator, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and the Note Administrator , as applicable, to comply with Applicable Law.

ARTICLE 15

ASSIGNMENT OF THE COLLATERAL INTEREST PURCHASE AGREEMENTS

Section 15.1 Assignment of the Collateral Interest Purchase Agreement and the Collateral Management Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders (and to be exercised on behalf of the Issuer by persons responsible therefor pursuant to this Indenture and the Servicing Agreement), all of the Issuer’s estate, right, title and interest in, to and under the Collateral Interest Purchase Agreement (now or hereafter entered into) and the Collateral Management Agreement (each, an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Sellers or the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer reserves for itself a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreements without notice to or the consent of the Trustee or any other party hereto (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations contained in each of the Article 15 Agreements be imposed on the Trustee.

(c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

(e) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sellers and the Collateral Manager, as applicable, in the Collateral Interest Purchase Agreement and the Collateral Management Agreement, as applicable, to the following:

(i) the Sellers and the Collateral Manager each consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to the Sellers or the Collateral Manager, as applicable, pursuant to the applicable Article 15 Agreement;

(ii) the Sellers and the Collateral Manager, as applicable, acknowledge that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Collateral Interest Purchase Agreement and the Collateral Management Agreement, as applicable, to the Trustee for the benefit of the Noteholders, and the Sellers and the Collateral Manager, as applicable, agree that all of the representations, covenants and agreements made by the Sellers and the Collateral Manager, as applicable, in the applicable Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii) the Sellers and the Collateral Manager, as applicable, shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement;

(iv) none of the Issuer, the Sellers or the Collateral Manager shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor Collateral Manager, as applicable, without notifying the Rating Agencies or satisfying the Rating Agency Condition in connection therewith.

(v) except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement, notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten days following such payment; and

(vi) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at 1345 Avenue of the Americas, 46th Floor, New York, NY 10105 Attention: C/O Fortress Investment Group LLC. The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE 16

ADVANCING AGENT

Section 16.1 Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 16.2 Merger or Consolidation of the Advancing Agent.

(a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b) Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Backup Advancing Agent’s obligations under Section 10.7, which obligations shall continue pursuant to the terms of Section 10.7).

Section 16.3 Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its Affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 16.4 Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that:

(a) the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b) the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c) neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Governing Documents and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 16.4(c), either individually or in the aggregate, a material adverse effect on the business, operations, Collateral or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d) no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 16.5 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 16 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 16.6.

(b) The Advancing Agent may, subject to Section 16.5(a), resign at any time by giving at least thirty (30) days’ prior written notice thereof to the Issuer, the Note Administrator, the Trustee, the Collateral Manager, the Servicer, the Special Servicer, the Noteholders and the Rating Agencies.

(c) The Advancing Agent may be removed at any time by Act of Supermajority of the Income Notes upon written notice delivered to the Trustee and to the Issuer.

(d) If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, (i) the Advancing Agent will be in default under this Indenture and (ii) the Note Administrator shall terminate such Advancing Agent and use commercially reasonable efforts for up to 90 days following such termination to replace such Advancing Agent with a successor Advancing Agent, subject to the satisfaction of the Rating Agency Condition. Following the termination of the Advancing Agent the Backup Advancing Agent will be required to make Interest Advances until a successor advancing agent is appointed. If the Backup Advancing Agent fails to make an Interest Advance required by the prior sentence, the Trustee shall be required to make such Interest Advance.

(e) Subject to Section 16.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Collateral Manager, the Trustee, the Note Administrator, the Servicer and the Special Servicer; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of Income Noteholders. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee, the Note Administrator, or any Income Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Trustee, the Note Administrator, and to the Noteholders as their names and addresses appear in the Notes Register.

Section 16.6 Acceptance of Appointment by Successor Advancing Agent.

(a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee,

the Note Administrator, and the retiring Advancing Agent an instrument accepting such appointment under this Indenture and the Servicing Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent under this Indenture and the Servicing Agreement.

(b) No appointment of a successor Advancing Agent shall become effective unless (1) the Rating Agency Condition has been satisfied with respect to the appointment of such successor Advancing Agent and (2) such successor has a long-term unsecured debt rating of at least “A2” by Moody’s, and whose short-term unsecured debt rating is at least “P-1” from Moody’s.

Section 16.7 Removal and Replacement of Successor Advancing Agent.

The Note Administrator shall replace any successor Advancing Agent (excluding the Note Administrator in its capacity as Backup Advancing Agent) upon receiving written notice that such successor Advancing Agent’s long-term unsecured debt rating at any time becomes lower than “A2” by Moody’s, or whose short-term unsecured debt rating becomes lower than “P-1” by Moody’s, with a successor Advancing Agent that has a long-term unsecured debt rating of at least “A2” by Moody’s, and whose short-term unsecured debt rating is at least “P-1” from Moody’s.

ARTICLE 17

CURE RIGHTS; PURCHASE RIGHTS

Section 17.1 Collateral Interest Purchase Agreements.

Following the Closing Date, unless a Collateral Interest Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Collateral Interests in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain from any seller of a Collateral Interest, all Loan Documents with respect to each Collateral Interest that govern, directly or indirectly, the rights and obligations of the owner of the Collateral Interest with respect to the Collateral Interest and any certificate evidencing the Collateral Interest.

Section 17.2 Representations and Warranties Related to Reinvestment Collateral Interests.

(a) Upon the acquisition of a Collateral Interest by the Issuer after the Closing Date, the related seller shall be required to make representations and warranties substantially in the form attached to the Collateral Interest Purchase Agreement with such exceptions as may be relevant.

(b) The representations and warranties in Section 17.2(a) with respect to the acquisition of a Reinvestment Collateral Interest may be subject to any modification, limitation or qualification that the Collateral Manager determines to be reasonably acceptable; provided that the Collateral Manager will provide the Rating Agencies with a report attached to each Monthly Report identifying each such affected representation or warranty and the modification, exception, limitation or qualification received with respect to the acquisition of any Reinvestment Collateral Interest during the period covered by the Monthly Report, which report may contain explanations by the Collateral Manager as to its determinations.

(c) The Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 17.2(a) that such Person shall repurchase the related Collateral Interest if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach). The purchase price for any Collateral Interest repurchased shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding Principal Balance of such Collateral Interest, discounted based on the percentage amount of any discount that was applied when such Collateral Interest was purchased by the Issuer, plus (ii) accrued and unpaid interest on such Collateral Interest, plus (iii) any unreimbursed advances made under this Indenture or the Servicing Agreement on the Collateral Interest, plus (iv) accrued and unpaid interest on advances made under this Indenture or the Servicing Agreement on the Collateral Interest, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such repurchase), plus (vi) any Liquidation Fee (as defined the Servicing Agreement) payable to the Special Servicer in connection with a repurchase of the Collateral Interest by such Person.

Section 17.3 Operating Advisor.

If the Issuer, as holder of a Participation has the right pursuant to the related Loan Documents to appoint the operating advisor, directing holder or Person serving a similar function under the Loan Documents, each of the Issuer, the Trustee and the Collateral Manager shall take such actions as are reasonably necessary to appoint the Collateral Manager to such position.

Section 17.4 Purchase Right.

If the Issuer, as holder of a Participation, has the right pursuant to the related Loan Documents to purchase any other interest in the related Participated Loan (an “Other Tranche”), the Issuer shall, if directed by the Majority Income Noteholder, exercise such right, if the Collateral Manager determines, in accordance with the Collateral Management Standard, that the exercise of the option would be in the best interest of the Noteholders, but shall not exercise such right if the Collateral Manager determines otherwise. The Collateral Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Majority Income Noteholder directing the Issuer to exercise such right. In connection with the purchase of any such Other Tranche(s), the Issuer shall assign to the Majority Income Noteholder or its designee all of its right, title and interest in such Other Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Majority Income Noteholder) of the Other Tranche(s) (or, if the Loan Documents permit, the Issuer may assign the purchase right to the Majority Income Noteholder or its designee; otherwise the Majority Income Noteholder or its designee shall fund the purchase by the Issuer, which shall then assign the Other Tranche(s) to the Majority Income Noteholder or its designee), which amount shall be delivered by such Holder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the Loan Documents related to the acquisition of such Other Tranche(s).

The Issuer shall execute and deliver at the direction of such Holder of a Majority of the Income Notes such instruments of transfer or assignment prepared by such Holder, in each case without recourse, as shall be necessary to transfer title to such Holder of the Majority of Income Notes or its designee of the Other Tranche(s) and the Trustee shall have no responsibility with regard to such Other Tranche(s). Notwithstanding anything to the contrary herein, any Other Tranche purchased hereunder by the Issuer shall not be subject to the Grant to the Trustee under the Granting Clauses.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

FCR 2026-FL1 ISSUER LLC, as Issuer

By: /s/ Vincent Randazzo
Name: Vincent Randazzo
Title: Authorized Signatory

FCR CRE HOLDCO LLC, as Advancing Agent

By: /s/ Vincent Randazzo
Name: Vincent Randazzo
Title: Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By: /s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Note Administrator and Custodian

By: /s/ William Wood
Name: William Wood
Title: Vice President